Prospectus supplement To the prospectus dated April 17, 2026	Registration Statement Nos. 333-293684 and 333-293684-01 Dated April 17, 2026 Rule 424(b)(2)
JPMorgan Chase & Co. Global Medium-Term Notes, Series E Global Warrants, Series E Global Units, Series E

JPMorgan Chase Financial Company LLC

Global Medium-Term Notes, Series A,
fully and unconditionally guaranteed by JPMorgan Chase & Co.

Global Warrants, Series A,
fully and unconditionally guaranteed by JPMorgan Chase & Co.

We, JPMorgan Chase & Co., may from time to time offer and sell global medium-term notes, global warrants and global units.  Our subsidiary, JPMorgan Chase Financial Company LLC, which we refer to as “JPMorgan Financial,” may from time to time offer and sell global medium-term notes and global warrants.  We will fully and unconditionally guarantee all payments of principal, interest and other amounts payable on any debt securities or warrants JPMorgan Financial issues.  We and JPMorgan Financial describe the terms that will generally apply to the securities in this prospectus supplement and the attached prospectus.  We or JPMorgan Financial, as the case may be, will describe the terms that apply to specific issuances of notes, warrants or units that we or JPMorgan Financial, as the case may be, is offering in a separate term sheet, pricing supplement, product supplement, underlying supplement and/or other offering document or supplement, as the case may be.  We refer to such term sheets, pricing supplements, product supplements, underlying supplements and/or other documents or supplements used to sell the securities as pricing supplements.

The terms that apply to particular notes will be specified in the applicable pricing supplement.  Payments on the notes we or JPMorgan Financial issues, as the case may be, may be linked to one or more interest rates, swap rates, securities, commodities, currencies, currency units, composite currencies, options or futures contracts or any other rates, instruments, assets, market measures or other factors (including but not limited to the occurrence, non-occurrence or extent of an occurrence of any event or circumstance or any contingency associated with a financial, commercial or economic consequence) or any other measures of economic, market or financial risk or value, or one or more baskets, indices or other combinations of any of the foregoing.

The terms that apply to particular warrants will be specified in the applicable pricing supplement.  The warrants we issue may be debt warrants, index warrants or universal warrants.  Each warrant we issue will provide for a cash payment determined by reference to, or will entitle or require you to purchase or sell, if applicable, securities issued by us, JPMorgan Financial or by an entity affiliated or not affiliated with us, a basket of those securities, an index or indices of those securities or one or more currencies or currency units or any combination of the above.  Payments on the warrants JPMorgan Financial issues will be made in cash and may be linked to one or more securities, currencies, currency units, composite currencies, or one or more baskets, indices or other combinations of any of the foregoing.

The terms that apply to particular units will be specified in the applicable pricing supplement.  The units we issue may include any combination of our notes or warrants.

The securities will not be listed on any securities exchange unless otherwise specified in the relevant pricing supplement.

Investing in the securities involves a number of risks.  See “Risk Factors” beginning on page S-2 of this prospectus supplement and other risks discussed in the applicable pricing supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities or passed upon the accuracy or the adequacy of any pricing supplement, this prospectus supplement or the accompanying prospectus.  Any representation to the contrary is a criminal offense.

The securities are not bank deposits, are not insured by the Federal Deposit Insurance Corporation or any other governmental agency and are not obligations of, or guaranteed by, a bank.

Our and JPMorgan Financial’s affiliates, including J.P. Morgan Securities LLC, may use this prospectus supplement and the attached prospectus in connection with offers and sales of securities offered hereby in the secondary market.  These affiliates may act as principal or agent in those transactions.  Secondary market sales will be made at prices related to market prices at the time of sale.

J.P. Morgan Securities LLC has agreed to use reasonable efforts to solicit offers to purchase the securities as our selling agent to the extent it is named in the applicable pricing supplement.  Certain other selling agents may also be used to solicit such offers on a reasonable efforts basis.  The agents may also purchase the securities as principal at prices to be agreed upon at the time of sale.  The agents may resell any securities they purchase as principal at prevailing market prices or at other prices, as the agents determine.

April 17, 2026

Table of Contents

Page

Prospectus Supplement

We and JPMorgan Financial have not authorized anyone to provide any information other than that contained or incorporated by reference in any applicable pricing supplement, this prospectus supplement or the prospectus with respect to the securities offered or with respect to us or JPMorgan Financial.  We and JPMorgan Financial take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you.  The information in each of the pricing supplement, this prospectus supplement and the prospectus may be accurate only as of the date of that document.

The securities are not appropriate for all investors and involve a number of risks and important legal and tax consequences that should be discussed with your professional advisers.  We and JPMorgan Financial are offering to sell the securities and seeking offers to buy the securities only in jurisdictions where offers and sales are permitted.

PROHIBITION OF SALES TO EEA RETAIL INVESTORS: The securities offered by this prospectus supplement and the relevant pricing supplement and any accompanying product supplement and underlying supplement are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (the “EEA”).  For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129 (as amended, the “EU Prospectus Regulation”).   Consequently, no key information document required by Regulation (EU) No 1286/2014 (as amended, the “EU PRIIPs Regulation”) for offering or selling the securities or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the securities or otherwise making them available to any retail investor in the EEA may be unlawful under the EU PRIIPs Regulation.

Notwithstanding the above, if we subsequently prepare and publish a key information document under the EU PRIIPs Regulation in respect of the securities, then the prohibition on the offering, sale or otherwise making available the securities to a retail investor in the EEA as described above shall no longer apply.

PROHIBITION OF SALES TO UK RETAIL INVESTORS: The securities offered by this prospectus supplement and the relevant pricing supplement and any accompanying product supplement and underlying supplement are not intended to be offered, sold, distributed or otherwise made available to and should not be offered, sold, distributed or otherwise made available to any retail investor in the United Kingdom (the “UK”).  For these purposes, a retail investor means:

(a)	a person who is neither:

i

(i)	a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of UK domestic law by virtue of the European Union (Withdrawal) Act 2018 (as amended, the “EUWA”); nor

(ii)	a qualified investor as defined in paragraph 15 of Schedule 1 to the Public Offers and Admissions to Trading Regulations 2024 (the “POATRs”); or

(b)	in the case of any securities being offered, sold, distributed or otherwise made available on or after the day on which the revocation of Regulation (EU) No 1286/2014 as it forms part of UK domestic law by virtue of the EUWA (as amended, the “UK PRIIPs Regulation”) comes into force, a person who is either (or both) of the following:

(i)	a retail investor as defined in the product disclosure rules made by the Financial Conduct Authority (“FCA”) under the Consumer Composite Investments (Designated Activities) Regulations 2024 (the “CCI Regulations”); or

(ii)	not a qualified investor as defined in paragraph 15 of Schedule 1 to the POATRs. Consequently, no key information document required by the UK PRIIPs Regulation or product summary as required by the product disclosure rules made by the FCA under the CCI Regulations for offering, selling or distributing the securities or otherwise making them available to retail investors in the United Kingdom has been prepared and therefore offering, selling or distributing the securities or otherwise making them available to any retail investor in the United Kingdom may be unlawful under the UK PRIIPs Regulation or the product disclosure rules made by the FCA under the CCI Regulations.

Notwithstanding the above, if we subsequently prepare and publish either a key information document under the UK PRIIPs Regulation or a product summary as required by the product disclosure rules made by the FCA under the CCI Regulations in respect of the securities, then the prohibition on the offering, sale, distribution or otherwise making available the securities to a retail investor in the United Kingdom as described above shall no longer apply.

In this prospectus supplement, “we,” “us” and “our” refer to JPMorgan Chase & Co. and not to any of its subsidiaries, unless the context requires otherwise or as otherwise indicated.  We use “JPMorgan Financial” to refer to JPMorgan Chase Financial Company LLC, our wholly owned subsidiary.

Unless otherwise specified in the applicable pricing supplement, references in this prospectus supplement to the Depositary are to The Depository Trust Company, New York, which we refer to as DTC, Euroclear Bank SA/NV, as operator of the Euroclear System, which we refer to as Euroclear, or Clearstream Banking, S.A., Luxembourg, which we refer to as Clearstream, as applicable.

References in this prospectus supplement to “U.S. dollar,” or “U.S.$” or “$” are to the currency of the United States of America and all references to “European Union euro” and “€” are to the single currency introduced at the commencement of the third stage of the European Economic and Monetary Union pursuant to the Treaty establishing the European Community, as amended.

ii

About This Prospectus Supplement

We may offer and sell from time to time medium-term notes, warrants and units as described under “Description of Notes of JPMorgan Chase & Co.,” “Description of Warrants of JPMorgan Chase & Co.” and “Description of Units of JPMorgan Chase & Co.” in this prospectus supplement.  We will sell the notes, warrants and units primarily in the United States, but we may also sell them outside the United States, or both in and outside the United States simultaneously.  We refer to our notes, warrants and units offered under this prospectus supplement as our “Series E medium-term notes,” “Series E warrants” and “Series E units,” respectively.  We refer to the offering of the Series E medium-term notes, Series E warrants and Series E units as our “Series E Program.”

JPMorgan Financial may offer and sell from time to time medium-term notes and warrants described under “Description of Notes of JPMorgan Chase Financial Company LLC” and “Description of Warrants of JPMorgan Chase Financial Company LLC” in this prospectus supplement.  We will fully and unconditionally guarantee all payments of principal, interest and other amounts payable on any notes or warrants JPMorgan Financial issues.  JPMorgan Financial will sell the notes and warrants primarily in the United States, but it may also sell them outside the United States, or both in and outside the United States simultaneously.  We refer to JPMorgan Financial’s notes and warrants offered under this prospectus supplement as JPMorgan Financial’s “Series A medium-term notes” and “Series A warrants,” respectively.  We refer to the offering of the Series A medium-term notes and Series A warrants as JPMorgan Financial’s “Series A Program.”

Risk Factors

You should read this prospectus supplement, the accompanying prospectus and the applicable pricing supplement carefully before you invest.  Investing in these securities involves a number of risks.  See the section entitled “Risk Factors” in our most recent Annual Report on Form 10-K and any subsequent Quarterly Report on Form 10-Q, and any risk factors described in the applicable pricing supplement, for a discussion of risks you should consider in connection with an investment in any of the securities offered under this prospectus supplement and the accompanying prospectus.  In addition, the securities offered under this prospectus supplement and the accompanying prospectus are subject to the risks described below.

The information set forth in this prospectus supplement is directed to prospective purchasers who are United States residents.  We and JPMorgan Financial disclaim any responsibility to advise prospective purchasers who are residents of countries other than the United States of any matters arising under non-U.S. law that may affect the purchase or holding of, or the receipt of payments on, the securities.  These persons should consult their own legal and financial advisers concerning these matters.

Holders of securities issued by JPMorgan Chase & Co. will absorb losses if JPMorgan Chase & Co. were to enter into a resolution.

Rules issued by the Board of Governors of the Federal Reserve System (the “Federal Reserve”) require JPMorgan Chase & Co. to maintain minimum levels of unsecured external long-term debt and other loss-absorbing capacity with specific terms (“eligible LTD”) to recapitalize JPMorgan Chase & Co.’s operating subsidiaries if JPMorgan Chase & Co. were to enter into a resolution either:

•	in a bankruptcy proceeding under Chapter 11 of the U.S. Bankruptcy Code, or

•	in a receivership administered by the Federal Deposit Insurance Corporation (“FDIC”) under Title II of the Dodd-Frank Act (“Title II”).

If JPMorgan Chase & Co. were to enter into a resolution, holders of eligible LTD, other unsecured creditors and holders of equity securities of JPMorgan Chase & Co. will absorb the losses of JPMorgan Chase & Co. and its subsidiaries.

The preferred “single point of entry” strategy under JPMorgan Chase & Co.’s resolution plan contemplates that JPMorgan Chase & Co. would enter bankruptcy proceedings and JPMorgan Chase & Co.’s material subsidiaries would be recapitalized, as needed, so that they could continue normal operations or subsequently be divested or wound down in an orderly manner.  As a result, JPMorgan Chase & Co.’s losses and any losses incurred by its subsidiaries would be imposed first on holders of JPMorgan Chase & Co.’s equity securities and thereafter on its unsecured creditors, including holders of our debt securities and guarantee claims of JPMorgan Financial securities offered by use of this prospectus supplement and other debt securities and guarantees of JPMorgan Chase & Co.  Claims of JPMorgan Chase & Co.’s shareholders and unsecured creditors would have a junior position to the claims of creditors of JPMorgan Chase & Co.’s subsidiaries and to the claims of priority (as determined by statute) and secured creditors of JPMorgan Chase & Co.

Accordingly, in a resolution of JPMorgan Chase & Co. in bankruptcy, unsecured creditors of JPMorgan Chase & Co., including holders of our debt securities and guarantee claims of JPMorgan Financial securities offered by use of this prospectus supplement and other debt securities and guarantees of JPMorgan Chase & Co., would realize value only to the extent available to JPMorgan Chase & Co. as a shareholder of JPMorgan Chase Bank, N.A. and its other subsidiaries, and only after any claims of priority and secured creditors of JPMorgan Chase & Co. have been fully repaid.

The FDIC has similarly indicated that a single point of entry recapitalization model would be its expected strategy to resolve a systemically important financial institution, such as JPMorgan Chase & Co., under Title II.  However, the FDIC has not formally adopted or committed to any specific resolution strategy.

If JPMorgan Chase & Co. were to approach, or enter into, a resolution, none of JPMorgan Chase & Co., the Federal Reserve or the FDIC is obligated to follow JPMorgan Chase & Co.’s preferred resolution strategy, and losses to unsecured creditors of JPMorgan Chase & Co., including holders of our debt securities and guarantee claims of JPMorgan Financial securities offered by use of this prospectus supplement and other debt securities and guarantees of JPMorgan Chase & Co., and to holders of equity securities of JPMorgan Chase & Co., under whatever strategy is ultimately followed, could be greater than they might have been under JPMorgan Chase & Co.’s preferred strategy.

Holders of securities issued by JPMorgan Financial may be subject to losses if JPMorgan Chase & Co. were to enter into a resolution.

JPMorgan Financial is a direct subsidiary of JPMorgan Chase & Co. and all obligations owed to JPMorgan Financial by other subsidiaries of JPMorgan Chase & Co. under its intercompany agreements became obligations of JPMorgan Chase & Co.

As a finance subsidiary of JPMorgan Chase & Co., JPMorgan Financial has no independent activities beyond the issuance and administration of its securities and the collection of intercompany obligations.  Aside from the initial capital contribution from JPMorgan Chase & Co., substantially all of JPMorgan Financial’s assets relate to obligations of JPMorgan Chase & Co. to make payments under loans made to JPMorgan Chase & Co. by JPMorgan Financial or under other intercompany agreements.  As a result, JPMorgan Financial is dependent upon payments from JPMorgan Chase & Co. to meet its obligations under its securities.  If JPMorgan Chase & Co. does not make payments to JPMorgan Financial and JPMorgan Financial is unable to make payments on its securities, holders of JPMorgan Financial securities offered by use of this prospectus supplement may have to seek payment under the related guarantee by JPMorgan Chase & Co., and that guarantee will rank pari passu with all other unsecured and unsubordinated obligations of JPMorgan Chase & Co.

Federal Reserve rules require JPMorgan Chase & Co. to maintain minimum levels of eligible LTD to recapitalize JPMorgan Chase & Co.’s operating subsidiaries if JPMorgan Chase & Co. were to enter into a resolution either:

•	in a bankruptcy proceeding under Chapter 11 of the U.S. Bankruptcy Code, or

•	in a receivership administered by the FDIC under Title II

If JPMorgan Chase & Co. were to enter into a resolution, holders of eligible LTD, other unsecured creditors and holders of equity securities of JPMorgan Chase & Co. will absorb the losses of JPMorgan Chase & Co. and its subsidiaries.  JPMorgan Financial is not an operating subsidiary of JPMorgan Chase & Co. and in a bankruptcy or resolution of JPMorgan Chase & Co., it is not expected to have sufficient resources to meet its obligations in respect of its securities as they come due, and claims under JPMorgan Chase & Co.’s guarantee of JPMorgan Financial’s securities offered by use of this prospectus supplement are expected to absorb losses on a pari passu basis with the holders of other unsecured, unsubordinated claims against JPMorgan Chase & Co., including claims in respect of eligible LTD and other unsecured debt securities of JPMorgan Chase & Co.

The preferred “single point of entry” strategy under JPMorgan Chase & Co.’s resolution plan contemplates that JPMorgan Chase & Co. would enter bankruptcy proceedings after fulfilling its obligation to contribute nearly all of its available resources to its intermediate holding company subsidiary, JPMorgan Chase Holdings LLC (the “IHC”).  The IHC would be required to use those resources to support the capital and liquidity needs of JPMorgan Chase & Co.’s key operating subsidiaries, which would be recapitalized, as needed, so that they could continue normal operations or subsequently be divested or wound down in an orderly manner.  The resources contributed by JPMorgan Chase & Co. to the IHC in a resolution scenario would be expected to include inter-affiliate notes issued by J.P. Morgan Securities LLC to JPMorgan Chase & Co., to the extent that those notes had not already been contributed by JPMorgan Chase to the IHC, but would not include the equity of JPMorgan Financial & Co.  After such contributions, JPMorgan Chase would remain liable under any outstanding inter-affiliate notes issued by JPMorgan Chase & Co. to JPMorgan Financial.  JPMorgan Financial is not a key operating subsidiary of JPMorgan Chase & Co., and it would not be recapitalized or receive support from the IHC under JPMorgan Chase & Co.’s resolution plan.  As a result, JPMorgan Chase & Co.’s losses and any losses incurred by its subsidiaries would be imposed first on holders of JPMorgan Chase & Co.’s equity securities and thereafter on its unsecured creditors, including the guarantee claims of holders of JPMorgan Financial securities offered by use of this prospectus supplement.  Claims of holders of JPMorgan Financial securities offered by use of this prospectus supplement would have a junior position to the claims of creditors of JPMorgan Chase & Co.’s subsidiaries and to the claims of priority (as determined by statute) and secured creditors of JPMorgan Chase & Co.

Accordingly, in a resolution of JPMorgan Chase & Co. in bankruptcy, unsecured creditors of JPMorgan Chase & Co., including holders of JPMorgan Financial securities offered by use of this prospectus supplement under the guarantee by JPMorgan Chase & Co., would realize value only to the extent available to JPMorgan Chase & Co. as a shareholder of JPMorgan Chase Bank, N.A. and its other subsidiaries, and only after any claims of priority and secured creditors of JPMorgan Chase & Co. have been fully repaid.

The FDIC has similarly indicated that a single point of entry recapitalization model would be its expected strategy to resolve a systemically important financial institution, such as JPMorgan Chase & Co., under Title II.  However, the FDIC has not formally adopted or committed to any specific resolution strategy.

If JPMorgan Chase & Co. were to approach, or enter into, a resolution, none of JPMorgan Chase & Co., the Federal Reserve or the FDIC is obligated to follow JPMorgan Chase & Co.’s preferred resolution strategy, and losses to holders of JPMorgan Financial securities offered by use of this prospectus supplement, under whatever strategy is ultimately followed, could be greater than they might have been under JPMorgan Chase & Co.’s preferred strategy.

Investments in securities that are denominated or payable in, or the payment of which is linked to the value of, one or more foreign currencies, are subject to foreign currency risks and are not appropriate for investors who are not sophisticated in foreign currency transactions.

You should consult your financial and legal advisers as to any specific risks associated with an investment in securities that are denominated or payable in, or the payment of which is linked to the value of, one or more foreign currencies, including those set forth below.  These securities are not appropriate investments for investors who are not sophisticated in foreign currency transactions.

Exchange rates and exchange controls may affect the securities’ value or return.

General Exchange Rate and Exchange Control Risks.  An investment in a security that is denominated or payable in, or the payment of which is linked to the value of, any currency other than U.S. dollars entails significant risks.  These risks include the possibility of significant changes in rates of exchange between the U.S. dollar and any relevant foreign currency and the possibility of the imposition or modification of exchange controls by either the United States or any foreign government.  These risks generally depend on economic and political events over which we and JPMorgan Financial have no control, as well as the supply and demand for the relevant currencies.

Exchange Rates Will Affect Your Investment.  In recent years, rates of exchange between U.S. dollars and some foreign currencies have been highly volatile and this volatility may continue in the future.  Fluctuations in any particular exchange rate that have occurred in the past are not necessarily indicative, however, of fluctuations that may occur during the term of any security.  Depreciation against the U.S. dollar of the currency in which a security is payable would result in a decrease in the payout of the security and could result in an overall loss to you on a U.S. dollar basis.  In addition, depending on the specific terms of a security with payments linked to the performance of currencies, changes in exchange rates relating to any of the relevant currencies could result in a decrease in the payout of the security and in your loss of all or a substantial portion of the value of that security.

There May Be Specific Exchange Rate Risks Applicable to Warrants.  Fluctuations in the rates of exchange between the U.S. dollar and any other currency (i) in which the exercise price of a warrant is payable, (ii) in which the value of the property underlying a warrant is quoted or (iii) to be purchased or sold by exercise of a warrant or in the rates of exchange among any of these currencies may change the value of a warrant or a unit that includes a warrant.  You could lose money on your investment as a result of these fluctuations, even if the spot price of the property underlying the warrant were such that the warrant appeared to be “in the money.”

We and JPMorgan Financial Have No Control Over Exchange Rates.  A foreign exchange rate can be fixed by the sovereign government, allowed to float within a range of exchange rates set by the government or left to float freely.  Exchange rates of most economically developed nations are permitted to fluctuate in value relative to the U.S. dollar and to each other.  However, from time to time governments may use a variety of techniques, such as intervention by a country’s central bank, the imposition of regulatory controls or taxes or changes in interest rates to influence the exchange rates of their currencies.  In addition, governments around the world, including the United States government and governments of other major world currencies, have recently made, and may be expected to continue to make, very significant interventions in their economies, and sometimes directly in their currencies.  Governments may also issue a new currency to replace an existing currency or alter the exchange rate or relative exchange characteristics by a devaluation or revaluation of a currency.  These governmental actions could change or interfere with currency valuations and may cause currency exchange rates to fluctuate more than would otherwise occur in response to economic forces, as well as in response to the movement of currencies across borders.

As a consequence, these government actions could adversely affect the U.S. dollar-equivalent yields or payouts for (i) securities denominated or payable in currencies other than U.S. dollars, (ii) securities with payments linked to the performance currencies, (iii) warrants where the exercise price is denominated in a foreign currency or where the value of the property underlying the warrants is quoted in a foreign currency and (iv) warrants to purchase or sell foreign currency.

We and JPMorgan Financial will not make any adjustment or change in the terms of the securities in the event that exchange rates should become fixed, or in the event of any devaluation or revaluation or imposition of exchange or other regulatory controls or taxes, or in the event of other developments affecting the U.S. dollar or any applicable foreign currency.  You will bear those risks.

Some Foreign Currencies May Become Unavailable.  Governments have imposed from time to time, and may in the future impose, exchange controls that could also affect the availability of a specified foreign currency.  Even if there are no actual exchange controls, it is possible that the applicable currency for any security that is not denominated in U.S. dollars would not be available when payments on that security are due.

Alternative Payment Method Used if Payment Currency Becomes Unavailable.  Unless otherwise specified in the applicable pricing supplement, if a payment currency is unavailable, we or JPMorgan Financial, as the case may be, would make required payments in U.S. dollars on the basis of the market exchange rate, which might be an extremely unfavorable rate at the time of any such unavailability.  However, if the applicable payment currency for any security is not available because the European Union euro has been substituted for that currency, we or JPMorgan Financial, as the case may be, would, unless otherwise specified in the applicable pricing supplement, make the payments in European Union euro. The mechanisms for making payments in these alternative currencies are explained in “Description of Notes of JPMorgan Chase & Co. — Interest and Principal Payments” and “Description of Notes of JPMorgan Chase Financial Company LLC — Interest and Principal Payments” below.

We or JPMorgan Financial Will Provide Currency Exchange Information in Pricing Supplements.  The applicable pricing supplement will include information regarding historical exchange rate information for any security denominated or payable in a foreign currency or requiring payments that are related to the value of a foreign currency.  That information will be furnished only for informational purposes.  You should not assume that any historical information concerning currency exchange rates will be indicative of the range of, or trends in fluctuations in, currency exchange rates that may occur in the future.

Currency conversions may affect payments on some securities.

The applicable pricing supplement may provide for (i) payments on a non-U.S. dollar denominated security to be made in U.S. dollars or (ii) payments on a U.S. dollar denominated security to be made in a currency other than U.S. dollars.  In these cases, the exchange rate agent identified in the applicable pricing supplement will convert the currencies.  You will bear the costs of such currency conversion through deductions from those payments.

Exchange rates may affect the value of a New York Judgment involving non-U.S. dollar securities.

The securities will be governed by, and construed in accordance with, the laws of the State of New York.  A judgment for money in an action based on securities payable in foreign currencies in a federal or state court in the United States ordinarily would be enforced in the United States only in U.S. dollars.  The date used to determine the rate of conversion of the foreign currency in which a particular security is payable into U.S. dollars will depend upon various factors, including which court renders the judgment.  However, if a judgment for money in an action based on the securities were entered by a New York court applying New York law, the court would render a judgment in that foreign currency, and the judgment would be converted into U.S. dollars at the rate of exchange prevailing on the date of entry of the judgment.

Please read the below risk factors in conjunction with any additional risk factors contained in the applicable pricing supplement and product supplement in connection with your investment in any particular offering of notes, units or warrants offered under this prospectus supplement (each, a “program security”).

The U.S. federal income tax consequences of an investment in certain program securities are uncertain.

There is no direct legal authority regarding the proper U.S. federal income tax treatment of certain program securities, and we do not plan to request a ruling from the Internal Revenue Service (the “IRS”). Consequently, significant aspects of the tax treatment of those program securities are uncertain, and the IRS or a court might not agree with the treatment of them as described in “United States Federal Taxation.”  If the IRS were successful in asserting an alternative treatment for the program securities, the tax consequences (including, for non-U.S. investors, the U.S. federal withholding tax consequences) of ownership and disposition of the program securities might be materially and adversely affected.

If a program security is linked to an underlying asset consisting of, or that includes, an equity interest in a Section 1260 Underlying Equity (as defined below under “United States Federal Taxation”), depending upon the specific terms of the program security it is possible that an investment in the program security will be treated as a “constructive ownership transaction” within the meaning of Section 1260 of the Internal Revenue Code of 1986, as amended (the “Code”).  In that case, all or a portion of any long-term capital gain you would otherwise recognize in respect of your program security would be recharacterized as ordinary income to the extent such gain exceeded the “net underlying long-term capital gain.”  We do not undertake to ascertain whether any specific equity security (including any equity security included in an index) is a Section 1260 Underlying Equity.  You should consult your tax adviser regarding these rules.

As described below under “United States Federal Taxation—Tax Treatment,” the U.S. Treasury Department (“Treasury”) and the IRS have requested comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar financial instruments and have indicated that such transactions may be the subject of future regulations or other guidance. In addition, members of Congress have proposed legislative changes to the tax treatment of derivative contracts.  Any legislation, Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the program securities, possibly with retroactive effect.

In addition, under IRS Notice 2015-74, which is no longer in force, certain transactions that reference a basket of underlying assets were identified as “transactions of interest” subject to reporting requirements pursuant to the “reportable transaction” rules set forth in Section 6011 of the Code.  Proposed Treasury regulations issued in 2024 would, if finalized as drafted, identify substantively the same transactions as reportable “listed transactions.”  Very generally, the IRS notice addressed, and the proposed regulations would apply to, an instrument that makes payments based on the performance of a basket of referenced assets (such as securities, commodities or foreign currencies) provided that the investor or its “designee” exercises discretion to change the assets that comprise the basket, or change the trading algorithm that determines the assets. If we, an underlying index publisher or calculation agent or other person were to exercise discretion under the terms of a program security that is not treated as a “contingent payment debt instrument” or “variable rate debt instrument” for U.S. federal income tax purposes, or with respect to an index underlying such a program security, and were treated as an investor’s designee for these purposes, unless an exception applied,  the investor could be required to report certain information to the IRS, as set forth in the applicable Treasury regulations, or be subject to penalties.  We might also be required to, or decide to, report information regarding the program security to the IRS.  Although the circumstances that require disclosure pursuant to the proposed regulations are not fully clear, if the proposed regulations are finalized as drafted, reporting thereunder may be required even for program securities issued prior to the finalization of the proposed regulations.

Further, there is significant uncertainty about whether certain gain or loss an investor recognizes at maturity (or earlier retirement) of a program security that is linked solely to interest rates (or a similar market measure) and that is not treated as a debt instrument for U.S. federal income tax purposes should be treated as capital gain or loss or as ordinary income or loss.  An ordinary loss recognized by an individual investor might, among other things, be treated as a non-deductible “miscellaneous itemized deduction,” and ordinary income recognized by an individual investor would not be eligible for the lower tax rates applicable to long-term capital gain.  You should review carefully the section below entitled “United States Federal Taxation.”  You should also consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the program securities, as well as tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Non-U.S. investors may be subject to U.S. federal withholding tax under Section 871(m) of the Code in respect of certain program securities.

Section 871(m) of the Code imposes a withholding tax of up to 30% on “dividend equivalents” paid or deemed paid to non-U.S. investors with respect to certain financial instruments linked to equities that could pay U.S.-source dividends for U.S. federal income tax purposes.  This withholding regime generally applies to financial instruments that substantially replicate the economic performance of one or more underlying U.S. equities, as determined based on tests set forth in the applicable Treasury regulations.

The Section 871(m) regime requires complex calculations to be made with respect to financial instruments linked to equities that could pay U.S.-source dividends, and its application to a specific issue of program securities may be uncertain.  Accordingly, even if we determine that certain program securities are not subject to Section 871(m), the IRS could challenge our determination and assert that withholding is required in respect of those program securities.  Moreover, the application of Section 871(m) to a program security may be affected by a non-U.S. investor’s other transactions.  If you are a non-U.S. investor, you should review the discussion under “United States Federal Taxation — Tax Consequences to Non-U.S. Holders — Dividend Equivalents under Section 871(m) of the Code.”  You should also consult your tax adviser regarding the application of Section 871(m) in your particular circumstances.

We will not be required to pay any additional amounts with respect to U.S. federal withholding taxes.

You may be required to recognize taxable income on certain program securities prior to maturity.

If you are a U.S. investor in a program security that is treated, in whole or in part, as a debt instrument for U.S. federal income tax purposes, you may be required to recognize taxable interest income in each year that you hold the program security, even though, in the case of certain program securities, you will not receive any payment in respect of the program security prior to maturity (or earlier sale, exchange or retirement).  In the case of such program securities that provide for payments prior to maturity, the amount of taxable income you are required to recognize in a given taxable year may differ from the amounts of those payments.  In addition, any gain you recognize upon the taxable disposition of such program securities may be treated as ordinary interest income rather than capital gain.  You should review the section entitled “United States Federal Taxation.”

If the term of a program security that is treated, in whole or in part, as a debt instrument for U.S. federal income tax purposes is not more than one year (including either the issue date or the last possible date that the program securities could be outstanding, but not both), we expect to treat the program security as a “short-term obligation” for U.S. federal income tax purposes.  No statutory, judicial or administrative authority directly addresses the treatment of certain of these program securities or similar instruments for U.S. federal income tax purposes, and we do not intend to request a ruling from the IRS with respect to these program securities.  As a result, certain aspects of the U.S. federal income tax consequences of an investment in these program securities are uncertain.  You should review carefully the section entitled “United States Federal Taxation” in this prospectus supplement and consult your tax adviser regarding your particular circumstances.

Possible taxable event for U.S. federal income tax purposes.

Certain changes affecting the program securities could result in a taxable modification (referred to herein as a “significant modification”) of the affected program securities for U.S. federal income tax purposes.  For example, a change in the methodology by which an underlying index or basket is calculated, a change in the components of an underlying index or basket, a change in the timing or amount of payments on a program security due to a market disruption event, the designation of a successor underlying asset or a rate referenced by a program security, or other similar circumstances resulting in a material change to an underlying asset could result in a significant modification of an affected program security.  Additionally, if our obligations under the program securities were assumed by another entity, such assumption could result in a significant modification of the affected program securities.

A significant modification would generally result in the affected program securities being treated as terminated and reissued for U.S. federal income tax purposes.  In that event, a U.S. investor would generally be required to recognize gain or loss (subject to possible treatment as a recapitalization or, in the case of loss, to the possible application of the wash sale rules) with respect to those program securities. Moreover, the treatment of those program securities after such an event could differ from their prior treatment.  A changed treatment could have possible U.S. federal withholding tax consequences to non-U.S. investors in those program securities.  You should consult your tax adviser regarding the risk of such an event.

A 30% U.S. federal withholding tax may be withheld on coupon payments to non-U.S. investors with respect to certain program securities.

Because significant aspects of the tax treatment of program securities that are not treated as debt for U.S. federal income tax purposes and that pay coupons are uncertain, persons having withholding responsibility in respect of the program securities may treat a portion or all of each coupon payment on the program securities to non-U.S. investors as subject to U.S. federal withholding tax.  To the extent that we have withholding responsibility in respect of program securities treated as prepaid financial contracts with associated coupons, we would expect generally to treat the coupon payments as subject to U.S. federal withholding tax.  In light of the uncertain treatment of program securities treated as Put Options and Deposits, withholding could apply to such program securities as well.  In addition, it is possible that in the future we may determine that we should withhold on coupon payments we make on such program securities to non-U.S. investors. You should expect that, if the applicable withholding agent determines that withholding tax should apply, it will be at a rate of 30% (or lower treaty rate). We will not pay any additional amounts in respect of such withholding.  Non-U.S. investors should read carefully the section entitled “United States Federal Taxation — Tax Consequences to Non-U.S. Holders — Program Securities Not Treated as Debt Instruments — Coupon Payments.”  You should consult your tax adviser about your own tax situation.

Additional risks specific to particular securities issued under our Series E Program and JPMorgan Financial’s Series A Program will be detailed in the applicable pricing supplement.

Description of Notes of JPMorgan Chase & Co.

Investors should carefully read the general terms and provisions of our debt securities in “Description of Debt Securities of JPMorgan Chase & Co.” in the prospectus.  This section supplements that description.  The pricing supplement will describe the terms that apply to specific issuances of notes and may modify or replace any of the information in this section and in “Description of Debt Securities of JPMorgan Chase & Co.” in the prospectus.  If a note is offered as part of a unit, investors should also review the information in “Description of Units of JPMorgan Chase & Co.” in the prospectus and in this prospectus supplement.

In this “Description of Notes of JPMorgan Chase & Co.” section, all references to “notes” refer only to Series E medium-term notes issued by JPMorgan Chase & Co. and not to any notes issued by JPMorgan Financial.

General Terms of Notes

We may issue notes under an Indenture dated May 25, 2001, between us and Deutsche Bank Trust Company Americas, formerly Bankers Trust Company, as trustee (as has been and as may be further supplemented from time to time, for purposes of this section, the “Indenture”).  The Series E medium-term notes issued under the Indenture will constitute a single series under the Indenture, together with any medium-term notes we have issued in the past or that we issue in the future under the Indenture that we designate as being part of that series.  We may create and issue additional notes with the same terms as previous issuances of Series E medium-term notes, so that the additional notes will be considered as part of the same issuance as the earlier notes.  We have no obligation to take your interests into account when deciding whether to issue additional notes.  We are under no obligation to issue any additional notes in any series at any time.

Outstanding Indebtedness of the Company.  The Indenture does not limit the amount of additional indebtedness that we may incur.  As of December 31, 2025, we had approximately $9.8 billion aggregate principal amount of Series E medium-term notes outstanding.  Our board of directors has authorized the issuance of securities under the registration statement to which this prospectus supplement relates, including Series E medium-term notes, with an aggregate initial public offering price not to exceed $130 billion, to be issued on or after February 24, 2026.  Those securities with an aggregate initial public offering price of approximately $129.8 billion remain authorized and unissued as of March 31, 2026.  We may increase the amount authorized for issuance, from time to time, by resolutions duly authorized by our Borrowings Committee.

Terms to Be Specified in One or More Pricing Supplements.  A pricing supplement will specify the following terms of any issuance of our Series E medium-term notes to the extent applicable:

•	the specific designation of the notes;

•	the issue price (price to public);

•	the aggregate principal amount;

•	the denominations or minimum denominations;

•	the original issue date;

•	the stated maturity date and any terms related to any extension of the maturity date;

•	whether the notes are fixed rate notes, floating rate notes or notes with original issue discount;

•	for fixed rate notes, the rate per year at which the notes will bear interest, if any, or the method of calculating that rate and the dates on which interest will be payable;

•	for floating rate notes, any or all of the base rate, the index maturity, the spread, the spread multiplier, the initial interest rate, the interest reset periods, the interest payment dates, the maximum interest rate, the minimum interest rate and any other terms relating to the particular method of calculating the interest rate for the note;

•	whether the notes may be redeemed, in whole or in part, at our option or repurchased at your option, prior to the stated maturity date, and the terms of any redemption or repurchase;

•	whether the notes are linked to one or more interest rates, swap rates, securities, commodities, currencies, currency units, composite currencies, options or futures contracts or any other rates, instruments, assets, market measures or other factors (including but not limited to the occurrence, non-occurrence or extent of an occurrence of any event or circumstance or any contingency associated with a financial, commercial or economic consequence) or any other measures of economic, market or financial risk or value, or one or more baskets, indices or other combinations of any of the foregoing;

•	the terms on which holders of the notes may convert or exchange them into, or for, stock or other securities of entities affiliated or not affiliated with us, or for the cash value of any of these securities or for any other property, any specific terms relating to the adjustment of the conversion or exchange feature and the period during which the holders may effect the conversion or exchange;

•	if any note is not denominated and payable in U.S. dollars, the currency or currencies in which the principal, premium, if any, and interest, if any, will be paid, which we refer to as the “specified currency,” along with any other terms relating to the non-U.S. dollar denomination, including exchange rates as against the U.S. dollar at selected times during the last five years and any exchange controls affecting that specified currency;

•	whether and under what circumstances we will pay additional amounts on the notes for any tax, assessment or governmental charge withheld or deducted and, if so, whether we will have the option to redeem those notes rather than pay the additional amounts;

•	whether the notes will be listed on any stock exchange;

•	whether the notes will be issued in book-entry or definitive form;

•	if the notes are denominated in U.S. dollars and issued in book-entry form, whether the notes will be offered on a global basis to investors through Euroclear and Clearstream as well as through DTC (each as defined below); and

•	any other terms on which we will issue the notes.

Definitions.  We have defined some of the terms that we use frequently in this section below:

A “business day” means, unless otherwise specified in the relevant pricing supplement, any day, other than a Saturday or Sunday, (a) that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation to close (i) for notes denominated in U.S. dollars, in the City of New York or (ii) for notes denominated in a specified currency other than U.S. dollars or European Union euros, in the principal financial center of the country of the specified currency, or (b) for notes denominated in European Union euros, that is a day on which the real time gross settlement system operated by the Eurosystem (“T2”) (or any successor thereto) is open.

An “interest payment date” for any note means a date on which, under the terms of that note, regularly scheduled interest is payable.

The “record date” for any interest payment date is the close of the business day prior to that interest payment date, unless another date is specified in the applicable pricing supplement.

Forms of Notes

We will issue notes only in fully registered form, either as book-entry notes or as definitive notes.  We may issue the notes either alone or as part of a unit.  References to “holders” mean those who own notes registered in their own names, on the books that we or the paying agent maintains for this purpose, and not those who own beneficial interests in notes registered in street name or in notes issued in book-entry form through one or more depositaries.

Book-Entry Notes.  For notes in book-entry form, we will issue one or more global certificates representing the entire issue of notes.  Except as set forth in the prospectus under “Forms of Securities — Book-Entry System — Issuance of Definitive Securities,” you may not exchange book-entry notes or interests in book-entry notes for definitive notes.

Each global note certificate representing book-entry notes will be deposited with, or on behalf of, the Depositary and registered in the name of the Depositary or its common depositary or nominee.  These certificates name the Depositary or its common depositary or nominee as the owner of the notes.  The Depositary maintains a computerized system that will reflect the interests held by its participants in the global notes.  An investor’s beneficial interest will be reflected in the records of the Depositary’s direct or indirect participants through an account maintained by the investor with its broker/dealer, bank, trust company or other representative.  A further description of the Depositary’s procedures for global notes representing book-entry notes is set forth in the prospectus under “Forms of Securities — Book-Entry System.”

Definitive Notes.  If we issue notes in definitive form, the certificate will name the investor or the investor’s nominee as the owner of the note.  The person named in the note register will be considered the owner of the note for all purposes under the Indenture.   For example, if we need to ask the holders of the notes to vote on a proposed amendment to the notes, the person named in the note register will be asked to cast any vote regarding that note.  If you have chosen to have some other entity hold the certificates for you, that entity will be considered the owner of your note in our records and will be entitled to cast the vote regarding your note.  You may not exchange definitive notes for book-entry notes or interests in book-entry notes.

Denominations.  We will issue the notes:

•	for U.S. dollar-denominated notes, unless otherwise specified in the applicable pricing supplement, in minimum denominations of $1,000 or any amount greater than $1,000 that is an integral multiple of $1,000; or

•	for notes denominated in a specified currency other than U.S. dollars, unless otherwise specified in the applicable pricing supplement, in minimum denominations of the equivalent of $1,000, rounded to an integral multiple of 1,000 units of the specified currency, or any larger integral multiple of 1,000 units of the specified currency, as determined by reference to the market exchange rate, as defined under “— Interest and Principal Payments — Unavailability of Foreign Currency” below, on the business day immediately preceding the date of issuance.

Interest and Principal Payments

Payments, Exchanges and Transfers.  Holders may present notes for payment of principal, premium, if any, and interest, if any, register the transfer of the notes and exchange the notes at The Bank of New York Mellon, acting through its corporate trust office at 240 Greenwich Street, New York, New York 10286 and, for notes settled by a foreign clearing agency (such as Euroclear or Clearstream), The Bank of New York Mellon, London Branch, acting through its corporate trust office at 160 Queen Victoria Street, London EC4V 4LA, United Kingdom, as our current agent for the payment, transfer and exchange of the notes.  We refer to The Bank of New York Mellon and The Bank of New York Mellon, London Branch, acting in this capacity, as the paying agent.  However, holders of global notes may transfer and exchange global notes only in the manner and to the extent set forth under “Forms of Securities — Book-Entry System — Issuance of Definitive Securities” in the prospectus.

We will not be required to:

•	register the transfer or exchange of any note if the holder has exercised the holder’s right, if any, to require us to repurchase the note, in whole or in part, except the portion of the note not required to be repurchased;

•	register the transfer or exchange of notes to be redeemed for a period of 15 calendar days preceding the mailing of the relevant notice of redemption; or

•	register the transfer or exchange of any registered note selected for redemption in whole or in part, except the unredeemed or unpaid portion of that registered note being redeemed in part.

No service charge will be made for any registration or transfer or exchange of notes, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with the registration of transfer or exchange of notes.

Although we anticipate making payments of principal, premium, if any, and interest, if any, on most notes in U.S. dollars, some notes may be payable in foreign currencies as specified in the applicable pricing supplement.  Currently, few facilities exist in the United States to convert U.S. dollars into foreign currencies and vice versa.  In addition, most U.S. banks do not offer non-U.S. dollar denominated checking or savings account facilities.  Accordingly, unless alternative arrangements are made, we will pay principal, premium, if any, and interest, if any, on notes that are payable in a foreign currency to an account at a bank outside the United States, which, in the case of a note payable in European Union euros, will be made by credit or transfer to a European Union euro account specified by the payee in a country for which the European Union euro is the lawful currency.

Recipients of Payments.  The paying agent will pay interest to the person in whose name the note is registered at the close of business on the applicable record date, except if and to the extent we will default in the payment of the interest due on that interest payment date.  The defaulted interest will be paid to the person in whose name the outstanding note is registered at the close of business on a subsequent record date (which will be not less than ten business days prior to the date of payment of such defaulted interest) established by notice given by mail or on our behalf to the holders of registered securities.  Upon maturity, redemption or repurchase, the paying agent will pay any interest due to the person to whom it pays the principal of the note.  The paying agent will make the payment of interest on the date of maturity, redemption or repurchase, whether or not that date is an interest payment date.  The paying agent will make the initial interest payment on a note on the first interest payment date falling after the date of issuance, unless the date of issuance is not at least one business day before an interest payment date. In that case, the paying agent will pay interest on the next succeeding interest payment date to the holder of record on the record date corresponding to the succeeding interest payment date.

Book-Entry Notes.  The paying agent will make payments of principal, premium, if any, and interest, if any, to the account of the Depositary, as holder of book-entry notes, by wire transfer of immediately available funds.  We expect that the Depositary, upon receipt of any payment, will immediately credit its participants’ accounts in amounts proportionate to their respective beneficial interests in the book-entry notes as shown on the records of the Depositary.  We also expect that payments by the Depositary’s participants to owners of beneficial interests in the book-entry notes will be governed by standing customer instructions and customary practices and will be the responsibility of those participants.

Definitive Notes.  Except as indicated below for payments of interest at maturity, redemption or repurchase, the paying agent will make U.S. dollar payments of interest either:

•	by check mailed to the address of the person entitled to payment as shown on the note register; or

•	for a holder of at least $10,000,000 in aggregate principal amount of definitive notes having the same interest payment date, by wire transfer of immediately available funds, if the holder has given written notice to the paying agent not later than 15 calendar days prior to the applicable interest payment date.

U.S. dollar payments of principal, premium, if any, and interest, if any, upon maturity, redemption or repurchase on a note will be made in immediately available funds against presentation and surrender of the note.

Payment Procedures for Book-Entry Notes Denominated in a Foreign Currency when DTC is the Depositary.  When DTC is the applicable Depositary, book-entry notes payable in a specified currency other than U.S. dollars will provide that a beneficial owner of interests in those notes may elect to receive all or a portion of the payments of principal, premium, if any, or interest, if any, in U.S. dollars.  In those cases, the Depositary will elect to receive all payments with respect to the beneficial owner’s interest in the notes in U.S. dollars, unless the beneficial owner takes the following steps:

•	The beneficial owner must give complete instructions to the direct or indirect participant through which it holds the book-entry notes of its election to receive those payments in the specified currency other than U.S. dollars by wire transfer to an account specified by the beneficial owner with a bank located outside the United States. In the case of a note payable in European Union euros, the account must be a European Union euro account in a country for which the European Union euro is the lawful currency.

•	The participant must notify the Depositary of the beneficial owner’s election on or prior to the twelfth business day prior to the interest payment date, the maturity date or any redemption or repurchase date, for payment of interest, principal or premium.

•	The Depositary will notify the paying agent of the beneficial owner’s election on or prior to the tenth business day prior to the interest payment date, the maturity date or any redemption or repurchase date, for payment of interest, principal or premium.

Beneficial owners should consult their participants in order to ascertain the deadline for giving instructions to participants in order to ensure that timely notice will be delivered to the Depositary.

Payment Procedures for Definitive Notes Denominated in a Foreign Currency.  For definitive notes payable in a specified currency other than U.S. dollars, the notes will provide that the holder may elect to receive all or a portion of the payments on those notes in U.S. dollars.  To do so, the holder must send a written request to the paying agent at least ten business days prior to the interest payment date, the maturity date or any redemption or repurchase date, for payments of interest or principal.

To revoke this election for all or a portion of the payments on the definitive notes, the holder must send written notice to the paying agent at least ten calendar days prior to the interest payment date, the maturity date or any redemption or repurchase date, for payments of interest or principal.

If the holder does not elect to be paid in U.S. dollars, the paying agent will pay the principal, premium, if any, or interest, if any, on the definitive notes:

•	by wire transfer of immediately available funds in the specified currency to the holder’s account at a bank located outside the United States, and in the case of a note payable in European Union euros, in a country for which the European Union euro is the lawful currency, if the paying agent has received the holder’s written wire transfer instructions not less than 15 calendar days prior to the applicable payment date; or

•	by check payable in the specified currency mailed to the address of the person entitled to payment that is specified in the note register, if the holder has not provided wire instructions.

However, the paying agent will pay only the principal of the definitive notes, any premium and interest, if any, due at maturity, or on any redemption or repurchase date, upon surrender of the definitive notes at the office or agency of the paying agent.

Determination of Exchange Rate for Payments in U.S. Dollars for Notes Denominated in a Foreign Currency.  The exchange rate agent identified in the applicable pricing supplement will convert the specified currency into U.S. dollars for holders who elect to receive payments in U.S. dollars and for beneficial owners of book-entry notes that do not follow the procedures we have described immediately above.  The conversion will be based on the highest bid quotation in the City of New York received by the exchange rate agent at approximately 11:00 a.m., New York City time, on the second business day preceding the applicable payment date from three recognized foreign exchange dealers for the purchase by the quoting dealer:

•	of the specified currency for U.S. dollars for settlement on the payment date;

•	in the aggregate amount of the specified currency payable to those holders or beneficial owners of notes; and

•	at which the applicable dealer commits to execute a contract.

One of the dealers providing quotations may be the exchange rate agent unless the exchange rate agent is our affiliate.  If those bid quotations are not available, payments will be made in the specified currency.  The holders or beneficial owners of notes will pay all currency exchange costs by deductions from the amounts payable on the notes.

Unavailability of Foreign Currency.  The relevant specified currency may not be available to us for making payments of principal of, premium, if any, or interest, if any, on any note.  This could occur due to the imposition of exchange controls or other circumstances beyond our control or if the specified currency is no longer used by the government of the country issuing that currency or by public institutions within the international banking community for the settlement of transactions.  If the specified currency is unavailable, we may satisfy our obligations to holders of the notes by making those payments on the date of payment in U.S. dollars on the basis of the “market exchange rate.”  The market exchange rate will be based on the highest bid quotation in the City of New York received by the exchange rate agent at approximately 11:00 a.m., New York City time, on the second business day preceding the applicable payment date (or, for purposes of determining the minimum denominations, on the business day immediately preceding the date of issuance) from three recognized foreign exchange dealers for the purchase by the quoting dealer:

•	of the specified currency for U.S. dollars for settlement on the payment date;

•	in the aggregate amount of the specified currency payable to those holders or beneficial owners of notes; and

•	at which the applicable dealer commits to execute a contract.

One of the dealers providing quotations may be the exchange rate agent unless the exchange rate agent is our affiliate.  If those bid quotations are not available, the exchange rate agent will determine the market exchange rate at its sole discretion.

These provisions do not apply if a specified currency is unavailable because it has been replaced by the European Union euro.  If the European Union euro has been substituted for a specified currency, we may at our option, or will, if required by applicable law, without the consent of the holders of the affected notes, pay the principal of, premium, if any, or interest, if any, on any note denominated in the specified currency in European Union euros instead of the specified currency, in conformity with legally applicable measures taken pursuant to, or by virtue of, the Treaty establishing the European Community, as amended by the treaty on European Union.  Any payment made in U.S. dollars or in European Union euros as described above where the required payment is in an unavailable specified currency will not constitute an event of default.

Limitations on Interest Rate.  In the case of any notes that do not bear interest at a fixed rate, any return on the notes that may be deemed to be interest will in no event be higher than the maximum rate permitted by New York law, as it may be modified by U.S. law of general application.  Under current New York usury law, the maximum permissible rate of interest, subject to some exceptions, for any loan in an amount less than $250,000 is 16% per annum on a simple interest basis and for any loan in the amount of $250,000 or more but less than $2,500,000 is 25% per annum on a simple interest basis.  These limits do not apply to loans of $2,500,000 or more.

Open Market Purchases

We or an affiliate of ours may purchase notes at any price in the open market or otherwise. Notes so purchased by us may, at our discretion, be held or resold or surrendered to the paying agent for cancellation.

Description of Warrants of JPMorgan Chase & Co.

Investors should carefully read the general terms and provisions of our warrants in “Description of Warrants of JPMorgan Chase & Co.” in the prospectus.  This section supplements that description.  The pricing supplement will describe the terms that apply to specific issuances of warrants and may modify or replace any of the information in this section and in “Description of Warrants of JPMorgan Chase & Co.” in the prospectus.  If a warrant is offered as part of a unit, investors should also review the information in “Description of Units of JPMorgan Chase & Co.” in the prospectus and in this prospectus supplement.

In this “Description of Warrants of JPMorgan Chase & Co.” section, all references to “warrants” refer only to Series E warrants issued by JPMorgan Chase & Co. and not to any warrants issued by JPMorgan Financial.

The following terms used in this section are defined or described in the indicated sections of the accompanying prospectus:

•	warrant (“Description of Warrants of JPMorgan Chase & Co. — Offered Warrants”)

•	warrant agent (“Description of Warrants of JPMorgan Chase & Co. — Significant Provisions of the Warrant Agreements”)

•	warrant property (“Description of Warrants of JPMorgan Chase & Co. — Offered Warrants”)

Warrants will provide for a cash payment determined by reference to, or entitle or require you to purchase from us or sell to us, if applicable, securities issued by us or by an entity affiliated or not affiliated with us, a basket of those securities, an index or indices of those securities or one or more currencies or currency units or any combination of the above.

General Terms of Warrants.  The applicable pricing supplement will contain, where applicable, the following terms of and other information relating to the warrants:

•	the specific designation and aggregate number of, and the price at which we will issue, the warrants;

•	the currency with which the warrants may be purchased;

•	the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants;

•	whether the warrants will be issued in definitive or global form, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any debt security included in that unit;

•	the price at which warrants may be exercised;

•	the right to receive the cash settlement value of the warrant upon exercise;

•	any applicable United States federal income tax consequences;

•	the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars, determination agents or other agents;

•	the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;

•	whether the warrants are to be sold separately or with other securities or property as part of units; and

•	any other terms of the warrants.

Additional Terms of Debt Warrants.  The applicable pricing supplement will contain, where applicable, the following terms of, and other terms and information relating to, any debt warrants:

•	the designation, aggregate principal amount, currency and terms of the debt securities that may be purchased upon exercise of the debt warrants;

•	if applicable, the designation and terms of the debt securities with which the debt warrants are issued and the number of the debt warrants issued with each of the debt securities;

•	if applicable, the date on and after which the debt warrants and the related debt securities will be separately transferable; and

•	the principal amount of debt securities purchasable upon exercise of each debt warrant, the price at which and the currency in which the debt securities may be purchased and the method of exercise.

Additional Terms of Index Warrants.  The applicable pricing supplement will contain, where applicable, the following terms of and other terms and information relating to any index and currency warrants:

•	the exercise price, if any;

•	the currency or currency unit in which the exercise price, if any, and the cash settlement value of such warrants is payable;

•	the index or indices for any index warrants, which index or indices may be based on one or more U.S. or foreign stocks, bonds or other securities, one or more currencies or currency units or any combination of the foregoing, and may be a preexisting U.S. or foreign index or an index based on one or more securities or currencies selected by us solely in connection with the issuance of such index warrants, and certain information regarding such index or indices and the underlying securities or currencies (including, to the extent possible, the policies of the publisher of the index with respect to additions, deletions and substitutions of such securities or currencies);

•	the method of providing for a substitute index or indices or otherwise determining the amount payable in connection with the exercise of such index warrants if the index changes or ceases to be made available by the publisher of the index;

•	any provisions permitting a holder to condition any exercise notice on the absence of certain specified changes in the Spot Value or the Base Value or Spot Amount (as defined in the applicable pricing supplement) after the exercise date;

•	whether such warrants shall be put warrants, call warrants or otherwise;

•	the formula for determining the cash settlement value of each warrant;

•	the circumstances, if any, under which a minimum and/or maximum expiration value is applicable upon the expiration of such warrants;

•	the effect or effects, if any, of the occurrence of an Exercise Limitation Event or Extraordinary Event (as defined in the applicable pricing supplement) and the circumstances that constitute such events;

•	any minimum number of warrants that must be exercised at any one time, other than upon automatic exercise;

•	the maximum number, if any, of such warrants that may, subject to our election, be exercised by all holders on any day;

•	any provisions for the automatic exercise of such warrants other than at expiration;

•	whether and under what circumstances such warrants may be canceled by us prior to the expiration date; and

•	any other procedures and conditions relating to the exercise of such warrants.

Additional Terms of Universal Warrants.  The applicable pricing supplement will contain, where applicable, the following terms of and other terms and information relating to any universal warrants:

•	whether the universal warrants are put warrants or call warrants and whether you or we will be entitled to exercise the warrants;

•	the specific warrant property, and the amount or the method for determining the amount of the warrant property, that may be purchased or sold upon exercise of each universal warrant;

•	the price at which the currency with which the underlying securities may be purchased or sold upon the exercise of each universal warrant, or the method of determining that price;

•	whether the exercise price may be paid in cash, by the exchange of any other security offered with the universal warrants or both and the method of exercising the universal warrants; and

•	whether the exercise of the universal warrants is to be settled in cash or by delivery of the underlying securities or commodities or both.

Description of Units of JPMorgan Chase & Co.

Investors should carefully read the general terms and provisions of our units in “Description of Units of JPMorgan Chase & Co.” in the prospectus.  This section supplements that description.  The pricing supplement will describe the terms that apply to specific issuances of units and may modify or replace any of the information in this section and in “Description of Units of JPMorgan Chase & Co.” in the prospectus.  If a Series E medium-term note is offered as part of a unit, investors should also review the information in “Description of Debt Securities of JPMorgan Chase & Co.” in the prospectus and in “Description of Notes of JPMorgan Chase & Co.” in this prospectus supplement.  If a Series E warrant is offered as part of a unit, investors should also review the information in “Description of Warrants of JPMorgan Chase & Co.” in both the prospectus and this prospectus supplement.

The following terms used in this section are defined or described in the indicated sections of the accompanying prospectus:

•	Unit Agreement (“Description of Units of JPMorgan Chase & Co.”)

•	warrant (“Description of Warrants of JPMorgan Chase & Co. — Offered Warrants”)

•	warrant agent (“Description of Warrants of JPMorgan Chase & Co. — Significant Provisions of the Warrant Agreements”)

•	warrant property (“Description of Warrants of JPMorgan Chase & Co. — Offered Warrants”)

Further Information on Units

Terms Specified in Pricing Supplement.  We may issue from time to time units that may include one or more notes or warrants.

The applicable pricing supplement will describe:

•	the designation and the terms of the units and of the notes or warrants or any combination of notes or warrants included in those units, including whether and under what circumstances those notes or warrants may be separately traded;

•	any additional terms of the Unit Agreement; and

•	any additional provisions for the issuance, payment, settlement, transfer or exchange of the units, or of the notes or warrants constituting those units.

Units will be issued only in fully registered form, in denominations of whole units only, with face amounts as indicated in the applicable pricing supplement.

Payments, Exchanges and Transfers on Units and Securities Comprised by Units.  At the office of the unit agent in the Borough of Manhattan, the City of New York, maintained by us for that purpose, the holder may:

•	present the units, accompanied by each of the securities then comprised by that unit, for payment or delivery of warrant property or any other amounts due;

•	register the transfer of the units; and

•	exchange the units, except that book-entry units will be exchangeable only in the manner and to the extent set forth under “Forms of Securities — Book-Entry System — Issuance of Definitive Securities” in the prospectus.

The holder will not pay a service charge for any registration of transfer or exchange of the units or of any security included in a unit or interest in the unit or security included in a unit, except for any tax or other governmental charge that may be imposed.

Although we anticipate making payments of principal, premium, if any, and interest, if any, on most units in U.S. dollars, some units may be payable in foreign currencies as specified in the applicable pricing supplement.  Currently, few facilities exist in the United States to convert U.S. dollars into foreign currencies and vice versa.  In addition, most U.S. banks do not offer non-U.S. dollar denominated checking or savings account facilities.  Accordingly, unless alternative arrangements are made, we will pay principal, premium, if any, and interest, if any, on units that are payable in a foreign currency to an account at a bank outside the United States, which, in the case of a note payable in European Union euros will be made by credit or transfer to a European Union euro account specified by the payee in a country for which the European Union euro is the lawful currency.

Form of Units

The units will be issued in the form corresponding to the form of the notes comprised by the units and each other security comprised by a unit will be in the corresponding form.  Units will be issued in denominations of a single unit and any integral multiple of a single unit, with face amounts as indicated in the applicable pricing supplement, generally corresponding to the principal amount of the notes comprised by the units.  See “Description of Notes of JPMorgan Chase & Co. — Forms of Notes” above.

Exchanging Units.  Registered units will be exchangeable for registered units in other authorized denominations, in an equal aggregate principal amount.  Registered units may be presented for registration of transfer or exchange at the offices of the unit agent or at the offices of any other agent designated by us for that purpose.  No service charge will be made for any registration of transfer or exchange of units, but we may require payment of a sum sufficient to cover any tax or other governmental charge.

Book-Entry System.  For each issuance of units in book-entry form, we will issue a single registered global unit representing the entire issue of units.  Each registered global unit representing book-entry units, and each global security included in that unit, will be deposited with, or on behalf of, the Depositary, and registered in the name of the Depositary or its nominee.  You may not exchange definitive units for book-entry units or interests in book-entry units.  In addition, except as described in the prospectus under “Forms of Securities — Book-Entry System — Issuance of Definitive Securities,” you may not exchange book-entry units or interests in book-entry units for definitive units.

Special Requirements for Exercise of Rights for Global Units.  If a book-entry unit represented by a registered global unit:

•	includes a warrant entitling the holder to exercise the warrant to purchase or sell warrant property;

•	includes any note that entitles the holder to redeem, accelerate or take any other action concerning that note; or

•	otherwise entitles the holder of the unit to take any action under the unit or any security included in that unit,

then, in each of the cases listed above, the Depositary or its nominee will be the only entity that can exercise those rights.

In order to ensure that the Depositary or its nominee will timely exercise a right conferred by a unit or by the securities included in that unit, the beneficial owner of that unit must instruct the broker or other direct or indirect participant through which it holds an interest in that unit to notify the Depositary of its desire to exercise that right in accordance with the then-applicable operating procedures of the Depositary.  Different firms have different deadlines for accepting instructions from their customers.  Each beneficial owner should consult the broker or other direct or indirect participant through which it holds an interest in a unit in order to ascertain the deadline for ensuring that timely notice will be delivered to the Depositary.

A further description of the Depositary’s procedures for registered global securities representing book-entry securities, including registered global units and the other registered global securities included in the registered global units, is set forth in the prospectus under “Forms of Securities — Book-Entry System.”

Description of Notes of JPMorgan Chase Financial Company LLC

Investors should carefully read the general terms and provisions of JPMorgan Financial’s debt securities in “Description of Debt Securities of JPMorgan Chase Financial Company LLC” in the prospectus.  This section supplements that description.  The pricing supplement will describe the terms that apply to specific issuances of notes and may modify or replace any of the information in this section and in “Description of Debt Securities of JPMorgan Chase Financial Company LLC” in the prospectus.

In this “Description of Notes of JPMorgan Chase Financial Company LLC” section, all references to “notes” refer only to Series A medium-term notes issued by JPMorgan Financial and not to any notes issued by JPMorgan Chase & Co.

General Terms of Notes

JPMorgan Financial may issue notes under an Indenture dated February 19, 2016, among JPMorgan Chase Financial Company LLC, as issuer, JPMorgan Chase & Co., as guarantor, and Deutsche Bank Trust Company Americas, as trustee (as may be supplemented from time to time, for purposes of this section, the “Indenture”).  The Series A medium-term notes issued under the Indenture will constitute a single series under the Indenture, together with any medium-term notes that JPMorgan Financial issues in the future under the Indenture that JPMorgan Financial designates as being part of that series.  JPMorgan Financial may create and issue additional notes with the same terms as previous issuances of Series A medium-term notes, so that the additional notes will be considered as part of the same issuance as the earlier notes.  JPMorgan Financial has no obligation to take your interests into account when deciding whether to issue additional notes.  JPMorgan Financial is under no obligation to issue any additional notes in any series at any time.

Payments on the notes are fully and unconditionally guaranteed by JPMorgan Chase & Co.

Outstanding Indebtedness of the Company.  The Indenture does not limit the amount of indebtedness that JPMorgan Financial may incur.  As of December 31, 2025, JPMorgan Financial had approximately $37.7 billion aggregate principal amount of Series A medium-term notes outstanding.  JPMorgan Financial’s board of managers has authorized the issuance of securities under the registration statement to which this prospectus supplement relates, including Series A medium-term notes, with an aggregate initial public offering price not to exceed $130 billion, to be issued on or after February 24, 2026.  Those securities with an aggregate initial public offering price of approximately $126.6 billion remain authorized and unissued as of March 31, 2026.  JPMorgan Financial may increase the amount authorized for issuance, from time to time, by resolutions duly authorized by its Borrowings Committee.

Terms to Be Specified in One or More Pricing Supplements.  A pricing supplement will specify the following terms of any issuance of JPMorgan Financial’s Series A medium-term notes to the extent applicable:

•	the specific designation of the notes;

•	the issue price (price to public);

•	the aggregate principal amount;

•	the denominations or minimum denominations;

•	the original issue date;

•	the stated maturity date and any terms related to any extension of the maturity date;

•	whether the notes are fixed rate notes, floating rate notes or notes with original issue discount;

•	for fixed rate notes, the rate per annum at which the notes will bear interest, if any, or the method of calculating that rate and the dates on which interest will be payable;

•	for floating rate notes, any or all of the base rate, the index maturity, the spread, the spread multiplier, the initial interest rate, the interest reset periods, the interest payment dates, the maximum interest rate, the minimum interest rate and any other terms relating to the particular method of calculating the interest rate for the note;

•	whether the notes may be redeemed, in whole or in part, at JPMorgan Financial’s option or repurchased at your option, prior to the stated maturity date, and the terms of any redemption or repurchase;

•	whether the notes are linked to one or more interest rates, swap rates, securities, commodities, currencies, currency units, composite currencies, options or futures contracts or any other rates, instruments, assets, market measures or other factors (including but not limited to the occurrence, non-occurrence or extent of an occurrence of any event or circumstance or any contingency associated with a financial, commercial or economic consequence) or any other measures of economic, market or financial risk or value, or one or more baskets, indices or other combinations of any of the foregoing;

•	if any note is not denominated and payable in U.S. dollars, the currency or currencies in which the principal, premium, if any, and interest, if any, will be paid, which JPMorgan Financial refers to as the “specified currency,” along with any other terms relating to the non-U.S. dollar denomination, including exchange rates as against the U.S. dollar at selected times during the last five years and any exchange controls affecting that specified currency;

•	whether and under what circumstances JPMorgan Financial will pay additional amounts on the notes for any tax, assessment or governmental charge withheld or deducted and, if so, whether JPMorgan Financial will have the option to redeem those notes rather than pay the additional amounts;

•	whether the notes will be listed on any stock exchange;

•	whether the notes will be issued in book-entry or definitive form;

•	if the notes are denominated in U.S. dollars and issued in book-entry form, whether the notes will be offered on a global basis to investors through Euroclear and Clearstream as well as through DTC (each as defined below); and

•	any other terms on which JPMorgan Financial will issue the notes.

Definitions.  JPMorgan Financial has defined some of the terms that it uses frequently in this section below:

A “business day” means, unless otherwise specified in the relevant pricing supplement, any day, other than a Saturday or Sunday, (a) that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation to close (i) for notes denominated in U.S. dollars, in the City of New York or (ii) for notes denominated in a specified currency other than U.S. dollars or European Union euros, in the principal financial center of the country of the specified currency, or (b) for notes denominated in European Union euros, that is a day on which the real time gross settlement system operated by the Eurosystem (“T2”) (or any successor thereto) is open.

An “interest payment date” for any note means a date on which, under the terms of that note, regularly scheduled interest is payable.

The “record date” for any interest payment date is the close of the business day prior to that interest payment date, unless another date is specified in the applicable pricing supplement.

Forms of Notes

JPMorgan Financial will issue notes only in fully registered form, either as book-entry notes or as definitive notes.  References to “holders” mean those who own notes registered in their own names, on the books that JPMorgan Financial or the paying agent maintains for this purpose, and not those who own beneficial interests in notes registered in street name or in notes issued in book-entry form through one or more depositaries.

Book-Entry Notes.  For notes in book-entry form, JPMorgan Financial will issue one or more global certificates representing the entire issue of notes. Except as set forth in the prospectus under “Forms of Securities — Book-Entry System — Issuance of Definitive Securities,” you may not exchange book-entry notes or interests in book-entry notes for definitive notes.

Each global note certificate representing book-entry notes will be deposited with, or on behalf of, the Depositary and registered in the name of the Depositary or its common depositary or nominee.  These certificates name the Depositary or its common depositary or nominee as the owner of the notes.  The Depositary maintains a computerized system that will reflect the interests held by its participants in the global notes. An investor’s beneficial interest will be reflected in the records of the Depositary’s direct or indirect participants through an account maintained by the investor with its broker/dealer, bank, trust company or other representative.  A further description of the Depositary’s procedures for global notes representing book-entry notes is set forth in the prospectus under “Forms of Securities — Book-Entry System.”

Definitive Notes.  If JPMorgan Financial issues notes in definitive form, the certificate will name the investor or the investor’s nominee as the owner of the note.  The person named in the note register will be considered the owner of the note for all purposes under the Indenture.  For example, if JPMorgan Financial needs to ask the holders of the notes to vote on a proposed amendment to the notes, the person named in the note register will be asked to cast any vote regarding that note.  If you have chosen to have some other entity hold the certificates for you, that entity will be considered the owner of your note in our records and will be entitled to cast the vote regarding your note. You may not exchange definitive notes for book-entry notes or interests in book-entry notes.

Denominations.  JPMorgan Financial will issue the notes:

•	for U.S. dollar-denominated notes, unless otherwise specified in the applicable pricing supplement, in minimum denominations of $1,000 or any amount greater than $1,000 that is an integral multiple of $1,000; or

•	for notes denominated in a specified currency other than U.S. dollars, unless otherwise specified in the applicable pricing supplement, in minimum denominations of the equivalent of $1,000, rounded to an integral multiple of 1,000 units of the specified currency, or any larger integral multiple of 1,000 units of the specified currency, as determined by reference to the market exchange rate, as defined under “— Interest and Principal Payments — Unavailability of Foreign Currency” below, on the business day immediately preceding the date of issuance.

Interest and Principal Payments

Payments, Exchanges and Transfers.  Holders may present notes for payment of principal, premium, if any, and interest, if any, register the transfer of the notes and exchange the notes at The Bank of New York Mellon, acting through its corporate trust office at 240 Greenwich Street, New York, New York 10286 and, for notes settled by a foreign clearing agency (such as Euroclear or Clearstream), The Bank of New York Mellon, London Branch, acting through its corporate trust office at 160 Queen Victoria Street, London EC4V 4LA, United Kingdom, as JPMorgan Financial’s current agent for the payment, transfer and exchange of the notes.  JPMorgan Financial refers to The Bank of New York Mellon and The Bank of New York Mellon, London Branch, acting in this capacity, as the paying agent.  However, holders of global notes may transfer and exchange global notes only in the manner and to the extent set forth under “Forms of Securities — Book-Entry System — Issuance of Definitive Securities” in the prospectus.

JPMorgan Financial will not be required to:

•	register the transfer or exchange of any note if the holder has exercised the holder’s right, if any, to require JPMorgan Financial to repurchase the note, in whole or in part, except the portion of the note not required to be repurchased;

•	register the transfer or exchange of notes to be redeemed for a period of 15 calendar days preceding the mailing of the relevant notice of redemption; or

•	register the transfer or exchange of any registered note selected for redemption in whole or in part, except the unredeemed or unpaid portion of that registered note being redeemed in part.

No service charge will be made for any registration or transfer or exchange of notes, but JPMorgan Financial may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with the registration of transfer or exchange of notes.

Although JPMorgan Financial anticipates making payments of principal, premium, if any, and interest, if any, on most notes in U.S. dollars, some notes may be payable in foreign currencies as specified in the applicable pricing supplement.  Currently, few facilities exist in the United States to convert U.S. dollars into foreign currencies and vice versa.  In addition, most U.S. banks do not offer non-U.S. dollar denominated checking or savings account facilities.  Accordingly, unless alternative arrangements are made, JPMorgan Financial will pay principal, premium, if any, and interest, if any, on notes that are payable in a foreign currency to an account at a bank outside the United States, which, in the case of a note payable in European Union euros, will be made by credit or transfer to a European Union euro account specified by the payee in a country for which the European Union euro is the lawful currency.

Recipients of Payments.  The paying agent will pay interest to the person in whose name the note is registered at the close of business on the applicable record date, except if and to the extent JPMorgan Financial or JPMorgan Chase & Co., as the case may be, will default in the payment of the interest due on that interest payment date.  The defaulted interest will be paid to the person in whose name the outstanding note is registered at the close of business on a subsequent record date (which will be not less than ten business days prior to the date of payment of such defaulted interest) established by notice given by mail or on behalf of JPMorgan Financial to the holders of registered securities.  Upon maturity, redemption or repurchase, the paying agent will pay any interest due to the person to whom it pays the principal of the note.  The paying agent will make the payment of interest on the date of maturity, redemption or repurchase, whether or not that date is an interest payment date.  The paying agent will make the initial interest payment on a note on the first interest payment date falling after the date of issuance, unless the date of issuance is not at least one business day before an interest payment date. In that case, the paying agent will pay interest on the next succeeding interest payment date to the holder of record on the record date corresponding to the succeeding interest payment date.

Book-Entry Notes.  The paying agent will make payments of principal, premium, if any, and interest, if any, to the account of the Depositary, as holder of book-entry notes, by wire transfer of immediately available funds.  JPMorgan Financial expects that the Depositary, upon receipt of any payment, will immediately credit its participants’ accounts in amounts proportionate to their respective beneficial interests in the book-entry notes as shown on the records of the Depositary.  JPMorgan Financial also expects that payments by the Depositary’s participants to owners of beneficial interests in the book-entry notes will be governed by standing customer instructions and customary practices and will be the responsibility of those participants.

Definitive Notes.  Except as indicated below for payments of interest at maturity, redemption or repurchase, the paying agent will make U.S. dollar payments of interest either:

•	by check mailed to the address of the person entitled to payment as shown on the note register; or

•	for a holder of at least $10,000,000 in aggregate principal amount of definitive notes having the same interest payment date, by wire transfer of immediately available funds, if the holder has given written notice to the paying agent not later than 15 calendar days prior to the applicable interest payment date.

U.S. dollar payments of principal, premium, if any, and interest, if any, upon maturity, redemption or repurchase on a note will be made in immediately available funds against presentation and surrender of the note.

Payment Procedures for Book-Entry Notes Denominated in a Foreign Currency when DTC is the Depositary.  When DTC is the applicable Depositary, book-entry notes payable in a specified currency other than U.S. dollars will provide that a beneficial owner of interests in those notes may elect to receive all or a portion of the payments of principal, premium, if any, or interest, if any, in U.S. dollars.  In those cases, the Depositary will elect to receive all payments with respect to the beneficial owner’s interest in the notes in U.S. dollars, unless the beneficial owner takes the following steps:

•	The beneficial owner must give complete instructions to the direct or indirect participant through which it holds the book-entry notes of its election to receive those payments in the specified currency other than U.S. dollars by wire transfer to an account specified by the beneficial owner with a bank located outside the United States. In the case of a note payable in European Union euros, the account must be a European Union euro account in a country for which the European Union euro is the lawful currency.

•	The participant must notify the Depositary of the beneficial owner’s election on or prior to the twelfth business day prior to the interest payment date, the maturity date or any redemption or repurchase date, for payment of interest, principal or premium.

•	The Depositary will notify the paying agent of the beneficial owner’s election on or prior to the tenth business day prior to the interest payment date, the maturity date or any redemption or repurchase date, for payment of interest, principal or premium.

Beneficial owners should consult their participants in order to ascertain the deadline for giving instructions to participants in order to ensure that timely notice will be delivered to the Depositary.

Payment Procedures for Definitive Notes Denominated in a Foreign Currency.  For definitive notes payable in a specified currency other than U.S. dollars, the notes will provide that the holder may elect to receive all or a portion of the payments on those notes in U.S. dollars.  To do so, the holder must send a written request to the paying agent at least ten business days prior to the interest payment date, the maturity date or any redemption or repurchase date, for payments of interest or principal.

To revoke this election for all or a portion of the payments on the definitive notes, the holder must send written notice to the paying agent at least ten calendar days prior to the interest payment date, the maturity date or any redemption or repurchase date, for payments of interest or principal.

If the holder does not elect to be paid in U.S. dollars, the paying agent will pay the principal, premium, if any, or interest, if any, on the definitive notes:

•	by wire transfer of immediately available funds in the specified currency to the holder’s account at a bank located outside the United States, and in the case of a note payable in European Union euros, in a country for which the European Union euro is the lawful currency, if the paying agent has received the holder’s written wire transfer instructions not less than 15 calendar days prior to the applicable payment date; or

•	by check payable in the specified currency mailed to the address of the person entitled to payment that is specified in the note register, if the holder has not provided wire instructions.

However, the paying agent will pay only the principal of the definitive notes, any premium and interest, if any, due at maturity, or on any redemption or repurchase date, upon surrender of the definitive notes at the office or agency of the paying agent.

Determination of Exchange Rate for Payments in U.S. Dollars for Notes Denominated in a Foreign Currency.  The exchange rate agent identified in the applicable pricing supplement will convert the specified currency into U.S. dollars for holders who elect to receive payments in U.S. dollars and for beneficial owners of book-entry notes that do not follow the procedures we have described immediately above.  The conversion will be based on the highest bid quotation in the City of New York received by the exchange rate agent at approximately 11:00 a.m., New York City time, on the second business day preceding the applicable payment date from three recognized foreign exchange dealers for the purchase by the quoting dealer:

•	of the specified currency for U.S. dollars for settlement on the payment date;

•	in the aggregate amount of the specified currency payable to those holders or beneficial owners of notes; and

•	at which the applicable dealer commits to execute a contract.

One of the dealers providing quotations may be the exchange rate agent unless the exchange rate agent is our affiliate.  If those bid quotations are not available, payments will be made in the specified currency.  The holders or beneficial owners of notes will pay all currency exchange costs by deductions from the amounts payable on the notes.

Unavailability of Foreign Currency.  The relevant specified currency may not be available to JPMorgan Financial or JPMorgan Chase & Co., as the case may be, for making payments of principal of, premium, if any, or interest, if any, on any note.  This could occur due to the imposition of exchange controls or other circumstances beyond JPMorgan Financial’s control or JPMorgan Chase & Co.’s control, as the case may be, or if the specified currency is no longer used by the government of the country issuing that currency or by public institutions within the international banking community for the settlement of transactions.  If the specified currency is unavailable, JP Morgan Financial or JPMorgan Chase & Co., as the case may be, may satisfy its obligations to holders of the notes by making those payments on the date of payment in U.S. dollars on the basis of the “market exchange rate.”  The market exchange rate will be based on the highest bid quotation in the City of New York received by the exchange rate agent at approximately 11:00 a.m., New York City time, on the second business day preceding the applicable payment date (or, for purposes of determining the minimum denominations, on the business day immediately preceding the date of issuance) from three recognized foreign exchange dealers for the purchase by the quoting dealer:

•	of the specified currency for U.S. dollars for settlement on the payment date;

•	in the aggregate amount of the specified currency payable to those holders or beneficial owners of notes; and

•	at which the applicable dealer commits to execute a contract.

One of the dealers providing quotations may be the exchange rate agent unless the exchange rate agent is JPMorgan Financial’s affiliate.  If those bid quotations are not available, the exchange rate agent will determine the market exchange rate at its sole discretion.

These provisions do not apply if a specified currency is unavailable because it has been replaced by the European Union euro.  If the European Union euro has been substituted for a specified currency, JPMorgan Financial or JPMorgan Chase & Co., as the case may be, may at its option, or will, if required by applicable law, without the consent of the holders of the affected notes, pay the principal of, premium, if any, or interest, if any, on any note denominated in the specified currency in European Union euros instead of the specified currency, in conformity with legally applicable measures taken pursuant to, or by virtue of, the Treaty establishing the European Community, as amended by the treaty on European Union.  Any payment made in U.S. dollars or in European Union euros as described above where the required payment is in an unavailable specified currency will not constitute an event of default.

Limitations on Interest Rate.  In the case of any notes that do not bear interest at a fixed rate, any return on the notes that may be deemed to be interest will in no event be higher than the maximum rate permitted by New York law, as it may be modified by U.S. law of general application.  Under current New York usury law, the maximum permissible rate of interest, subject to some exceptions, for any loan in an amount less than $250,000 is 16% per annum on a simple interest basis and for any loan in the amount of $250,000 or more but less than $2,500,000 is 25% per annum on a simple interest basis.  These limits do not apply to loans of $2,500,000 or more.

Open Market Purchases

JPMorgan Financial or an affiliate of JPMorgan Financial may purchase notes at any price in the open market or otherwise.  Notes so purchased by JPMorgan Financial may, at its discretion, be held or resold or surrendered to the paying agent for cancellation.

Description of Warrants of JPMorgan Chase Financial Company LLC

Investors should carefully read the general terms and provisions of JPMorgan Financial’s warrants in “Description of Warrants of JPMorgan Chase Financial Company LLC” in the prospectus.  This section supplements that description.  The pricing supplement will describe the terms that apply to specific issuances of warrants and may modify or replace any of the information in this section and in “Description of Warrants of JPMorgan Chase Financial Company LLC” in the prospectus.

In this “Description of Warrants of JPMorgan Chase Financial Company LLC” section, all references to “warrants” refer only to Series A warrants issued by JPMorgan Financial and not to any warrants issued by JPMorgan Chase & Co.

General Terms of Warrants

JPMorgan Financial may issue warrants under a Warrant Indenture, substantially in the form of the Warrant Indenture filed as an exhibit to the registration statement to which this prospectus supplement relates, among JPMorgan Chase Financial Company LLC, as issuer, JPMorgan Chase & Co., as guarantor, and Deutsche Bank Trust Company Americas, as trustee (as may be supplemented from time to time, for purposes of this section, the “Warrant Indenture”).  The Series A warrants issued under the Warrant Indenture will constitute a single series under the Warrant Indenture, together with any warrants that JPMorgan Financial issues in the future under the Warrant Indenture that JPMorgan Financial designates as being part of that series.  JPMorgan Financial may create and issue additional warrants with the same terms as previous issuances of Series A warrants, so that the additional warrants will be considered as part of the same issuance as the earlier warrants.  JPMorgan Financial has no obligation to take your interests into account when deciding whether to issue additional warrants.  JPMorgan Financial is under no obligation to issue any additional warrants in any series at any time.

Payments on the warrants are fully and unconditionally guaranteed by JPMorgan Chase & Co.

Outstanding Indebtedness of the Company.  The Warrant Indenture does not limit the amount of indebtedness that JPMorgan Financial may incur.  As of the date of this prospectus supplement, JPMorgan Financial has not issued any Series A warrants.  JPMorgan Financial’s board of managers has authorized the issuance of securities under the registration statement to which this prospectus supplement relates, including Series A warrants, with an aggregate initial public offering price not to exceed $130 billion, to be issued on or after February 24, 2026.  Those securities with an aggregate initial public offering price of approximately $126.6 billion remain authorized and unissued as of March 31, 2026.  JPMorgan Financial may increase the amount authorized for issuance, from time to time, by resolutions duly authorized by its Borrowings Committee.

Terms to Be Specified in One or More Pricing Supplements.  A pricing supplement will specify the following terms of any issuance of JPMorgan Financial’s Series A warrants to the extent applicable:

•	the specific designation of the warrants;

•	the issue price (price to public);

•	the aggregate number of warrants;

•	the denominations or minimum denominations;

•	the original issue date;

•	the stated expiration date and any terms related to any extension of the expiration date;

•	whether the warrants may be redeemed, in whole or in part, at JPMorgan Financial’s option or repurchased at your option, prior to the stated expiration date, and the terms of any redemption or repurchase;

•	the minimum number, if any, of warrants that you may exercise at any one time;

•	the limit on the number of warrants that you individually and/or all holders may exercise on any one business day;

•	the events or circumstances, if any, that will cause the warrants to be deemed automatically exercised;

•	whether the warrants are linked to one or more securities, currencies, currency units, composite currencies or one or more baskets, indices or other combinations of any of the foregoing;

•	if any warrant is not denominated and payable in U.S. dollars, the currency or currencies in which any payment on the warrant will be paid, which JPMorgan Financial refers to as the “specified currency,” along with any other terms relating to the non-U.S. dollar denomination, including exchange rates as against the U.S. dollar at selected times during the last five years and any exchange controls affecting that specified currency;

•	whether and under what circumstances JPMorgan Financial will pay additional amounts on the warrants for any tax, assessment or governmental charge withheld or deducted and, if so, whether JPMorgan Financial will have the option to redeem those warrants rather than pay the additional amounts;

•	whether the warrants will be listed on any stock exchange;

•	whether the warrants will be issued in book-entry or definitive form;

•	if the warrants are denominated in U.S. dollars and issued in book-entry form, whether the warrants will be offered on a global basis to investors through Euroclear and Clearstream as well as through DTC (each as defined below); and

•	any other terms on which JPMorgan Financial will issue the warrants.

Definitions.  JPMorgan Financial has defined a term that it uses frequently in this section below:

A “business day” means, unless otherwise specified in the relevant pricing supplement, any day, other than a Saturday or Sunday, (a) that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation to close (i) for warrants denominated in U.S. dollars, in the City of New York or (ii) for warrants denominated in a specified currency other than U.S. dollars or European Union euros, in the principal financial center of the country of the specified currency, or (b) for warrants denominated in European Union euros, that is a day on which the real time gross settlement system operated by the Eurosystem (“T2”) (or any successor thereto) is open.

Forms of Warrants

JPMorgan Financial will issue warrants only in fully registered form, either as book-entry warrants or as definitive warrants.  References to “holders” mean those who own warrants registered in their own names, on the books that JPMorgan Financial or the paying agent maintains for this purpose, and not those who own beneficial interests in warrants registered in street name or in warrants issued in book-entry form through one or more depositaries.

Book-Entry Warrants.  For warrants in book-entry form, JPMorgan Financial will issue one or more global certificates representing the entire issue of warrants.  Except as set forth in the prospectus under “Forms of Securities — Book-Entry System — Issuance of Definitive Securities,” you may not exchange book-entry warrants or interests in book-entry notes for definitive warrants.

Each global warrant certificate representing book-entry warrants will be deposited with, or on behalf of, the Depositary and registered in the name of the Depositary or its common depositary or nominee.  These certificates name the Depositary or its common depositary or nominee as the owner of the warrants.  The Depositary maintains a computerized system that will reflect the interests held by its participants in the global warrants.  An investor’s beneficial interest will be reflected in the records of the Depositary’s direct or indirect participants through an account maintained by the investor with its broker/dealer, bank, trust company or other representative.  A further description of the Depositary’s procedures for global warrants representing book-entry warrants is set forth in the prospectus under “Forms of Securities — Book-Entry System.”

Definitive Warrants.  If JPMorgan Financial issues warrants in definitive form, the certificate will name the investor or the investor’s nominee as the owner of the warrant.  The person named in the warrant register will be considered the owner of the warrant for all purposes under the Warrant Indenture.  For example, if JPMorgan Financial needs to ask the holders of the warrants to vote on a proposed amendment to the warrants, the person named in the warrant register will be asked to cast any vote regarding that warrant.  If you have chosen to have some other entity hold the certificates for you, that entity will be considered the owner of your warrant in our records and will be entitled to cast the vote regarding your warrant.  You may not exchange definitive warrants for book-entry warrants or interests in book-entry warrants.

Payments of Money Due and Payable

Payments, Exchanges and Transfers.  Holders may present warrants for payment of money due and payable on the warrants, register the transfer of the warrants and exchange the warrants at The Bank of New York Mellon, acting through its corporate trust office at 240 Greenwich Street, New York, New York 10286 and, for notes settled by a foreign clearing agency (such as Euroclear or Clearstream), The Bank of New York Mellon, London Branch, acting through its corporate trust office at 160 Queen Victoria Street, London EC4V 4LA, London E14 5AB, United Kingdom, as JPMorgan Financial’s current agent for the payment, transfer and exchange of the warrants.  JPMorgan Financial refers to The Bank of New York Mellon and The Bank of New York Mellon, London Branch, acting in this capacity, as the paying agent.  However, holders of global warrants may transfer and exchange global warrants only in the manner and to the extent set forth under “Forms of Securities — Book-Entry System — Issuance of Definitive Securities” in the prospectus.

JPMorgan Financial will not be required to:

•	register the transfer or exchange of any warrant if the holder has exercised the holder’s right, if any, to require JPMorgan Financial to repurchase the warrant, in whole or in part, except the portion of the warrant not required to be repurchased;

•	register the transfer or exchange of warrants to be redeemed for a period of 15 calendar days preceding the mailing of the relevant notice of redemption; or

•	register the transfer or exchange of any registered warrant selected for redemption in whole or in part, except the unredeemed or unpaid portion of that registered warrant being redeemed in part.

No service charge will be made for any registration or transfer or exchange of warrants, but JPMorgan Financial may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with the registration of transfer or exchange of warrants.

Although JPMorgan Financial anticipates making payments of money due and payable on most warrants in U.S. dollars, some warrants may be payable in foreign currencies as specified in the applicable pricing supplement.  Currently, few facilities exist in the United States to convert U.S. dollars into foreign currencies and vice versa.  In addition, most U.S. banks do not offer non-U.S. dollar denominated checking or savings account facilities.  Accordingly, unless alternative arrangements are made, JPMorgan Financial will pay money due and payable on warrants that are payable in a foreign currency to an account at a bank outside the United States, which, in the case of a warrant payable in European Union euros, will be made by credit or transfer to a European Union euro account specified by the payee in a country for which the European Union euro is the lawful currency.

Book-Entry Warrants.  The paying agent will make payments of money due and payable on the warrants to the account of the Depositary, as holder of book-entry warrants, by wire transfer of immediately available funds.  JPMorgan Financial expects that the Depositary, upon receipt of any payment, will immediately credit its participants’ accounts in amounts proportionate to their respective beneficial interests in the book-entry warrants as shown on the records of the Depositary.  JPMorgan

Financial also expects that payments by the Depositary’s participants to owners of beneficial interests in the book-entry warrants will be governed by standing customer instructions and customary practices and will be the responsibility of those participants.

Definitive Warrants.  Payments of money due and payable on warrants upon expiration, redemption or repurchase on a warrant will be made in immediately available funds against presentation and surrender of the warrant.

Payment Procedures for Book-Entry Warrants Denominated in a Foreign Currency when DTC is the Depositary.  When DTC is the applicable Depositary, book-entry warrants payable in a specified currency other than U.S. dollars will provide that a beneficial owner of interests in those warrants may elect to receive all or a portion of the payments of any money due and payable on the warrants in U.S. dollars.  In those cases, the Depositary will elect to receive all payments with respect to the beneficial owner’s interest in the warrants in U.S. dollars, unless the beneficial owner takes the following steps:

•	The beneficial owner must give complete instructions to the direct or indirect participant through which it holds the book-entry warrants of its election to receive those payments in the specified currency other than U.S. dollars by wire transfer to an account specified by the beneficial owner with a bank located outside the United States. In the case of a warrant payable in European Union euros, the account must be a European Union euro account in a country for which the European Union euro is the lawful currency.

•	The participant must notify the Depositary of the beneficial owner’s election on or prior to the twelfth business day prior to the expiration date or any redemption or repurchase date, for payment of any money due and payable on the warrants.

•	The Depositary will notify the paying agent of the beneficial owner’s election on or prior to the tenth business day prior to the expiration date or any redemption or repurchase date, for payment of any money due and payable on the warrants.

Beneficial owners should consult their participants in order to ascertain the deadline for giving instructions to participants in order to ensure that timely notice will be delivered to the Depositary.

Payment Procedures for Definitive Warrants Denominated in a Foreign Currency.  For definitive warrants payable in a specified currency other than U.S. dollars, the warrants will provide that the holder may elect to receive all or a portion of the payments on those warrants in U.S. dollars.  To do so, the holder must send a written request to the paying agent at least ten business days prior to the expiration date or any redemption or repurchase date, for payments of any money due and payable on the warrants.

To revoke this election for all or a portion of the payments on the definitive warrants, the holder must send written notice to the paying agent at least ten calendar days prior to the expiration date or any redemption or repurchase date, for payments of any money due and payable on the warrants.

If the holder does not elect to be paid in U.S. dollars, the paying agent will pay any money due and payable on the definitive warrants:

•	by wire transfer of immediately available funds in the specified currency to the holder’s account at a bank located outside the United States, and in the case of a warrant payable in European Union euros, in a country for which the European Union euro is the lawful currency, if the paying agent has received the holder’s written wire transfer instructions not less than 15 calendar days prior to the applicable payment date; or

•	by check payable in the specified currency mailed to the address of the person entitled to payment that is specified in the warrant register, if the holder has not provided wire instructions.

However, the paying agent will pay only the money due and payable on the warrants due at expiration, or on any redemption or repurchase date, upon surrender of the definitive warrants at the office or agency of the paying agent.

Determination of Exchange Rate for Payments in U.S. Dollars for Warrants Denominated in a Foreign Currency.  The exchange rate agent identified in the applicable pricing supplement will convert the specified currency into U.S. dollars for holders who elect to receive payments in U.S. dollars and for beneficial owners of book-entry warrants that do not follow the procedures we have described immediately above.  The conversion will be based on the highest bid quotation in the City of New York received by the exchange rate agent at approximately 11:00 a.m., New York City time, on the second business day preceding the applicable payment date from three recognized foreign exchange dealers for the purchase by the quoting dealer:

•	of the specified currency for U.S. dollars for settlement on the payment date;

•	in the aggregate amount of the specified currency payable to those holders or beneficial owners of warrants; and

•	at which the applicable dealer commits to execute a contract.

One of the dealers providing quotations may be the exchange rate agent unless the exchange rate agent is our affiliate.  If those bid quotations are not available, payments will be made in the specified currency.  The holders or beneficial owners of warrants will pay all currency exchange costs by deductions from the amounts payable on the warrants.

Unavailability of Foreign Currency.  The relevant specified currency may not be available to JPMorgan Financial or JPMorgan Chase & Co., as the case may be, for making any payment on any warrant.  This could occur due to the imposition of exchange controls or other circumstances beyond JPMorgan Financial’s control or JPMorgan Chase & Co.’s control, as the case may be, or if the specified currency is no longer used by the government of the country issuing that currency or by public institutions within the international banking community for the settlement of transactions.  If the specified currency is unavailable, JP Morgan Financial or JPMorgan Chase & Co., as the case may be, may satisfy its obligations to holders of the warrants by making those payments on the date of payment in U.S. dollars on the basis of the “market exchange rate.”  The market exchange rate will be based on the highest bid quotation in the City of New York received by the exchange rate agent at approximately 11:00 a.m., New York City time, on the second business day preceding the applicable payment date from three recognized foreign exchange dealers for the purchase by the quoting dealer:

•	of the specified currency for U.S. dollars for settlement on the payment date;

•	in the aggregate amount of the specified currency payable to those holders or beneficial owners of warrants; and

•	at which the applicable dealer commits to execute a contract.

One of the dealers providing quotations may be the exchange rate agent unless the exchange rate agent is JPMorgan Financial’s affiliate.  If those bid quotations are not available, the exchange rate agent will determine the market exchange rate at its sole discretion.

These provisions do not apply if a specified currency is unavailable because it has been replaced by the European Union euro.  If the European Union euro has been substituted for a specified currency, JPMorgan Financial or JPMorgan Chase & Co., as the case may be, may at its option, or will, if required by applicable law, without the consent of the holders of the affected warrants, make any payment on any warrant denominated in the specified currency in European Union euros instead of the specified currency, in conformity with legally applicable measures taken pursuant to, or by virtue of, the Treaty establishing the European Community, as amended by the treaty on European Union.  Any payment made in U.S. dollars or in European Union euros as described above where the required payment is in an unavailable specified currency will not constitute an event of default.

Open Market Purchases

JPMorgan Financial or an affiliate of JPMorgan Financial may purchase warrants at any price in the open market or otherwise.  Warrants so purchased by JPMorgan Financial may, at its discretion, be held or resold or surrendered to the paying agent for cancellation.

United States Federal Taxation

The following is a discussion of the material U.S. federal income tax consequences and certain estate tax consequences of the ownership and disposition of the program securities.  Except where stated otherwise, this discussion generally assumes that you purchase a program security for cash in the initial offering at the “issue price,” which is the first price at which a substantial amount of the issue of program securities is sold to the public (not including sales to bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers), and hold it as a capital asset within the meaning of Section 1221 of the Code.  Subject to any additional discussion in the applicable product supplement or pricing supplement (the “applicable supplement”), it is expected, and, except where stated otherwise, the discussion below assumes, that the issue price of a program security will be equal to the stated issue price indicated in the applicable supplement.  Purchasers of program securities at another time or price may have consequences that differ from those described below, and therefore such purchasers should consult their tax advisers regarding the U.S. federal income tax consequences to them of the ownership and disposition of the program securities.

This discussion does not address all of the tax consequences that may be relevant to you in light of your particular circumstances or if you are a holder subject to special rules, such as:

•	a bank or other financial institution;

•	an insurance company;

•	a real estate investment trust or a regulated investment company;

•	a tax-exempt entity, including an “individual retirement account” or “Roth IRA” as defined in Code Section 408 or 408A, respectively;

•	a dealer or trader subject to a mark-to-market method of tax accounting with respect to the program securities;

•	a person holding a program security as part of a straddle or “conversion transaction” or one who enters into a “constructive sale” with respect to a program security;

•	a person subject to special tax accounting rules under Section 451(b) of the Code;

•	a U.S. Holder (as defined below) whose functional currency is not the U.S. dollar; or

•	an entity classified as a partnership for U.S. federal income tax purposes.

If an entity that is classified as a partnership for U.S. federal income tax purposes holds the program securities, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership.  If you are a partnership holding the program securities or a partner in such a partnership, you should consult your tax adviser as to the particular U.S. federal income tax consequences of holding and disposing of the program securities to you.

We will not attempt to ascertain whether any issuer of any underlying stock, any underlying fund, or any component of an underlying index or underlying basket to which the program securities relate (collectively, the “Underlying Issuers”) should be treated as a “U.S. real property holding corporation” (“USRPHC”) within the meaning of Section 897 of the Code or a “passive foreign investment company” (“PFIC”) within the meaning of Section 1297 of the Code.  If any Underlying Issuer were so treated, certain adverse U.S. federal income tax consequences might apply to you, in the case of a USRPHC if you are a Non-U.S. Holder (as defined below), and in the case of a PFIC if you are a U.S. Holder, upon a sale, exchange (including acceleration, early redemption or repurchase or “deemed” taxable exchange, as described below), retirement or other taxable disposition (each, a “taxable disposition”) of the program securities.  If you are a U.S. Holder and you own or are deemed to own an equity interest in a PFIC for any taxable year, you would generally be required to file IRS Form 8621 with your annual U.S. federal income tax return for that year, subject to certain exceptions.  Failure to timely file the form may extend the time for tax assessment by the IRS.  You should refer to information filed with the SEC or another governmental authority by each Underlying Issuer and consult your tax adviser regarding the possible consequences to you if any Underlying Issuer is or becomes treated as a USRPHC or PFIC.

The remainder of this discussion is based on the Code, final, temporary and proposed Treasury regulations, rulings, current administrative interpretations and official pronouncements of the IRS and judicial decisions, all as of the date hereof, changes to any of which subsequent to the date hereof may affect the tax consequences described herein, possibly with retroactive effect.  This discussion does not address the effects of any applicable state, local, non-U.S. or other tax laws, estate or gift tax laws, or the potential application of any minimum tax or the Medicare tax on net investment income.  You should consult your tax adviser about the application of the U.S. federal income and estate tax laws (including the possibility of alternative treatments of the program securities) to your particular situation, as well as any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Unless otherwise indicated specifically below or in the applicable supplement, this discussion assumes that the program securities are denominated in U.S. dollars.

This discussion may be supplemented, modified or superseded by disclosure regarding U.S. federal income tax consequences set out in an applicable supplement, which you should read before making a decision to invest in the relevant program securities.

Tax Treatment

JPMorgan Financial is disregarded as an entity separate from JPMorgan Chase & Co. for U.S. federal income tax purposes.  Therefore, unless otherwise indicated in the applicable supplement, program securities issued by JPMorgan Financial will be treated as if they were issued by JPMorgan Chase & Co. for U.S. federal income tax purposes.

There are no statutory, judicial or administrative authorities that directly address the U.S. federal income tax treatment of certain program securities described herein, and there is substantial uncertainty regarding the U.S. federal income tax consequences of ownership and disposition of those program securities.  We do not plan to request a ruling from the IRS, and the IRS or a court might not agree with the treatment and consequences described below.

Alternative U.S. federal income tax treatments of the program securities are possible that, if applied, could materially and adversely affect the timing and character of income, gain or loss with respect to the program securities.  For example, the IRS could treat program securities that are not intended to be treated (in whole or in part) as debt instruments for U.S. federal income tax purposes as debt instruments issued by us, with the consequences to U.S. Holders generally as described under “Tax Consequences to U.S. Holders — Program Securities Treated as Debt Instruments.”  Under this treatment, as well as other potential alternative characterizations of the program securities, you might be required to recognize taxable income at a time earlier than that described herein and/or recognize ordinary income or short-term capital gain rather than long-term capital gain.  For program securities that are treated as debt instruments for U.S. federal income tax purposes, there may be uncertainty regarding specific aspects of the timing and character of income you are required to recognize on the program securities.

For Non-U.S. Holders, an alternative treatment of a program security could cause payments on the program security to be subject to U.S. federal withholding tax as well as different information reporting requirements.

Treasury and the IRS have requested comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar financial instruments and have indicated that such transactions may be the subject of future regulations or other guidance. In addition, members of Congress have proposed legislative changes to the tax treatment of derivative contracts.  Any legislation, Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the program securities, possibly with retroactive effect.

Moreover, certain changes affecting the program securities could result in the program securities being treated as retired and reissued for U.S. federal income tax purposes, as discussed below under “Possible Taxable Event.”  The treatment of the program securities after such an event could differ from their prior treatment.

Except where stated otherwise, the following discussions of specific types of program securities generally assume that the stated treatment of each type of program security is respected and that no deemed retirement and reissuance of the program securities has occurred.  You should consult your tax adviser regarding the risk that an alternative U.S. federal income tax treatment could apply to the program securities.

Tax Consequences to U.S. Holders

This section applies only to U.S. Holders.  You are a “U.S. Holder” if, for U.S. federal income tax purposes, you are a beneficial owner of a program security that is:

•	a citizen or individual resident of the United States;

•	a corporation created or organized in or under the laws of the United States, any state thereof or the District of Columbia; or

•	an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

Program Securities Treated as Debt Instruments

The following discussion applies to program securities treated as debt instruments for U.S. federal income tax purposes.

General

The discussion below applies generally to all program securities treated as debt instruments for U.S. federal income tax purposes, but is subject to special rules applicable to certain categories of debt instruments described below under “— Program Securities Treated as Short-Term Notes,” “— Program Securities Treated as Variable Rate Debt Instruments,” “— Program Securities Treated as Foreign Currency Notes,” “— Program Securities Treated as Foreign Currency Contingent Payment Debt Instruments” and “— Program Securities Treated as Contingent Payment Debt Instruments.”

Payments of Interest.  “Qualified stated interest” (as described below under “— Original Issue Discount”) on a program security generally will be taxable to you as ordinary interest income at the time it accrues or is received in accordance with your method of tax accounting.

Original Issue Discount.  A program security that has an “issue price” that is less than its “stated redemption price at maturity” will be treated as issued with original issue discount (“OID”) for U.S. federal income tax purposes (an “OID note”) unless the discount is less than a de minimis amount as described below.  Special rules governing the tax treatment of short-term notes, CPDIs and foreign currency CPDIs (each as defined below) are described below under “— Program Securities Treated as Short-Term Notes,” “— Program Securities Treated as Contingent Payment Debt Instruments” and “— Program Securities Treated as Foreign Currency Contingent Payment Debt Instruments,” respectively.  The amount of OID will be equal to the excess of the stated redemption price at maturity over the issue price.  The “stated redemption price at maturity” of a program security generally will equal the sum of all payments required under the program security other than payments of “qualified stated interest.”  Qualified stated interest (“QSI”) generally includes stated interest unconditionally payable (other than in debt instruments of the issuer) at least annually at a single fixed rate, and also includes stated interest on certain floating-rate notes (as described under “— Program Securities Treated as Variable Rate Debt Instruments” below).  If a program security provides for more than one fixed rate of stated interest, interest payable at the lowest stated rate generally is QSI, with any excess included in the stated redemption price at maturity for purposes of determining whether the program security is issued with OID.

If the difference between a program security’s stated redemption price at maturity and its issue price is less than a de minimis amount as determined under applicable Treasury regulations, the program security will not be treated as issued with OID and therefore will not be subject to the rules described below.  In this case, all stated interest on the program securities will generally be treated as QSI, and you generally will include the discount in income, as capital gain, on a pro rata basis as principal payments are made on the program security.

If you hold OID notes, you will be required to include any QSI in income when received or accrued in accordance with your method of tax accounting.  In addition, you will be required to include OID in income as it accrues in accordance with a constant-yield method based on the compounding of interest, regardless of your method of tax accounting.

Under this method, you will be required to include as ordinary income the sum of the “daily portions” of OID for all days during the taxable year that you own the OID note.  The daily portions of OID are determined by allocating to each day in any accrual period a pro rata portion of the OID allocable to that accrual period.  Accrual periods may be any length and may vary in length over the term of an OID note, so long as no accrual period is longer than one year and each scheduled payment of principal or interest occurs on the first or last day of an accrual period.  The amount of OID allocable to each accrual period is determined by (i) multiplying the “adjusted issue price” (as defined below) of the OID note at the beginning of the accrual period by the yield to maturity (as defined below) of the OID note, adjusted to take account of the length of the accrual period, and (ii) subtracting from that product the amount of QSI, if any, allocable to that accrual period. The “adjusted issue price” of an OID note at the beginning of any accrual period will generally be the sum of its issue price and the amount of OID allocable to all prior accrual periods, reduced by the amount of payments in all prior accrual periods other than QSI.  The “yield to maturity” of an OID note is the discount rate that causes the present value on the issue date of all payments on the OID note to equal the issue price.

You may make an election to include in gross income all interest that accrues on any program security (including, among other things, QSI, OID and de minimis OID) in accordance with the constant-yield method based on the compounding of interest (a “constant-yield election”). This election may be revoked only with the consent of the IRS.

Additional rules applicable to OID notes that are denominated in a specified currency other than the U.S. dollar (a “foreign currency”),or have payments of interest or principal determined by reference to the value of one or more currencies other than the U.S. dollar, are described under “— Program Securities Treated as Foreign Currency Notes” below.

Program Securities Subject to Early Redemption.  A program security subject to redemption prior to maturity may be subject to rules that differ from the general rules described above for purposes of determining the yield and maturity of the program security (which may affect whether the program security is treated as issued with OID and, if so, the timing of accrual of the OID).  Under applicable Treasury regulations, we will generally be presumed to exercise an unconditional option to redeem a program security if the exercise of the option would lower the yield on the program security.  Conversely, you will generally be presumed to exercise an unconditional option to require us to repurchase a program security if the exercise of the option would increase the yield on the program security.  In either case, if such an option is not in fact exercised, the program security will be treated, solely for purposes of calculating QSI and OID, as if it were redeemed and a new program security were issued on the presumed exercise date for an amount equal to the program security’s adjusted issue price on that date.

Under these rules, if a program security provides for a fixed rate of interest that increases over the term of the program security, the program security’s issue price is not below its stated principal amount and we have an unconditional option to redeem the program security for an amount equal to the stated principal amount plus accrued interest, if any, on or prior to the first date on which an increased rate of interest is in effect, the yield on the program security will be lowered if we redeem the program security before the initial increase in the interest rate, and therefore our redemption option will be treated as exercised. Since the program security will therefore be treated as if it were redeemed and reissued prior to the initial increase in the interest rate, the program security will not be treated as issued with OID.  If a program security is not treated as issued with OID and if, contrary to the presumption in the applicable

Treasury regulations, we do not redeem the program security before the initial increase in the interest rate, the same analysis will apply to all subsequent increases in the interest rate.  This means that the program security that is deemed reissued will be treated as redeemed prior to any subsequent increase in the interest rate, and therefore as issued without OID. If the actual remaining term of a program security is one year or less at the time of a deemed reissuance, it is possible that the deemed reissued program security would be treated as a short-term debt instrument.  See “— Program Securities Treated as Short-Term Notes” below.  While a program security with a deemed remaining term of one year or less based on the presumed exercise of an option should not be treated as a short-term debt instrument, the IRS or a court might treat the stated interest payable on the program security as OID instead of QSI during that deemed remaining term. You should consult with your tax adviser regarding this uncertainty.

Acquisition Premium.  If you purchase an OID note for an amount greater than its adjusted issue price at the purchase date and less than or equal to the sum of all amounts, other than QSI, payable on the OID note after the purchase date, the excess is “acquisition premium.” Under the rules applicable to acquisition premium, in general, the amount of OID that must be included in income for the OID note for any taxable year (or any portion of a taxable year in which the OID note is held) will be reduced (but not below zero) by the portion of the acquisition premium allocated to the period.  The amount of acquisition premium allocated to each period is determined by multiplying the OID that otherwise would have been included in income by a fraction, the numerator of which is the excess of the cost to purchase the program security over the adjusted issue price of the OID note and the denominator of which is the excess of the OID note’s stated redemption price at maturity over its adjusted issue price.

Amortizable Bond Premium.  If you purchase a program security (other than a CPDI or foreign currency CPDI) for an amount that is greater than the sum of all amounts payable on the program security after the purchase date, other than payments of QSI, you generally will be considered to have purchased the program security with amortizable bond premium equal to such excess. If the program security is not optionally redeemable prior to its maturity date, you generally may elect to amortize this premium over the remaining term of the program security using a constant-yield method.  Special rules may apply in the case of program securities that are optionally redeemable.  You may generally use the amortizable bond premium allocable to an accrual period to offset QSI required to be included in your income with respect to the program security in that accrual period.  In addition, if you have purchased an OID note with amortizable bond premium, you will not be required to accrue any OID on such OID note. If you elect to amortize bond premium, you must reduce your tax basis in the program security by the amount of the premium amortized in any year.  An election to amortize bond premium applies to all taxable debt instruments then owned or thereafter acquired and may be revoked only with the consent of the IRS.

If you make a constant-yield election (as described under “— Original Issue Discount” above) for a program security with amortizable bond premium, that election will result in a deemed election to amortize bond premium for all of your debt instruments with amortizable bond premium and may be revoked only with the permission of the IRS with respect to debt instruments acquired after revocation.

Market Discount.  If you purchase a program security (other than a short-term note, CPDI or foreign currency CPDI) for an amount that is less than its stated redemption price at maturity or, in the case of an OID note, its adjusted issue price, the amount of the difference generally will be treated as market discount for U.S. federal income tax purposes, unless this difference is less than a specified de minimis amount. Any payment, other than QSI, or any gain upon a taxable disposition of a program security with market discount generally will be treated as ordinary income to the extent of the accrued market discount not previously included in income. Market discount accrues on a straight-line basis, unless you elect a constant-yield method of accrual based on daily compounding (as described above under “— Original Issue Discount”).

If a program security is disposed of in one of certain nontaxable transactions, accrued market discount will be included as ordinary income as if you had sold the program security in a taxable transaction at its then fair market value.  Unless you elect to include market discount in income as it accrues, you generally will be required to defer deductions for any interest on indebtedness you incur to purchase or carry the program security in an amount not exceeding the accrued market discount that you have not included in income.

If you make an election to include market discount in income as it accrues (a “market discount accrual election”), that election will apply to all market discount bonds acquired on or after the first day of the first taxable year to which that election applies. If you make a constant-yield election (as described above under “— Original Issue Discount”) with respect to a program security purchased with market discount, that election will result in a deemed market discount accrual election for the taxable year in which the program security was acquired.

Taxable Disposition.  Upon a taxable disposition of a program security, you will recognize gain or loss equal to the difference between the amount realized and your tax basis in the program security.  For this purpose, the amount realized does not include any amount attributable to accrued but unpaid QSI, which will be treated as a payment of interest and taxed as described above under “— Payments of Interest.” Your tax basis in a program security will equal its cost, increased by the amounts of any OID or market discount you have previously accrued with respect to the program security, if any, and decreased by any amortized bond premium and any principal payments you received prior to the taxable disposition of a program security and by the amount of any other payments on the program security that did not constitute QSI.

Subject to the discussion regarding market discount above, gain or loss realized upon the taxable disposition of a program security generally will be capital gain or loss and will be long-term capital gain or loss if you have held the program security for more than one year. The deductibility of capital losses is subject to limitations.

Program Securities Treated as Short-Term Notes

The following discussion applies to program securities that are treated as a debt instruments with a term of one year or less (from but excluding the issue date to and including the last possible date that the program securities could be outstanding pursuant to their terms) (“short-term notes”).

The treatment of program securities with scheduled payments that may be postponed under certain circumstances is not entirely clear.  As a result, the IRS or a court may not respect our treatment of a particular issuance of program securities as short-term notes, or conversely may determine that an issuance of program securities should have been treated as short-term notes. In either case, the consequences of ownership and disposition of the affected program securities could be significantly different from those resulting from our intended treatment.

Generally, a short-term note is treated as issued at a discount equal to the sum of all payments required to be made on the short-term note minus its issue price.  If you are a U.S. Holder who uses a cash method of accounting for U.S. federal income tax purposes (a “cash-method holder”), you generally will not be required to recognize income with respect to a short-term note prior to maturity, other than with respect to the receipt of interest payments, if any (which should be treated as ordinary income upon receipt), or pursuant to a taxable disposition of the short-term note.  If you are a U.S. Holder who uses an accrual method of accounting for U.S. federal income tax purposes (an “accrual-method holder”), or a cash-method holder who elects to accrue income on the short-term note currently, you will be subject to rules that generally require accrual of discount on short-term notes over the term of the short-term notes, which would be calculated on a straight-line basis unless you elect a constant-yield method of accrual based on daily compounding.  In the case of short-term notes that provide for one or more contingent payments, it is not clear whether or how any accrual should be determined prior to the time at which the relevant payment is calculated.  You should consult your tax adviser regarding the amount and timing of any accruals on such short-term notes.

Tax Treatment on a Sale, Exchange or Other Taxable Disposition.  Upon a taxable disposition of a short-term note, you will generally recognize gain or loss equal to the difference between the amount realized on the taxable disposition and your tax basis in the short-term note.  Your tax basis in the short-term note should equal its cost, increased, if you accrue income on the short-term note currently, by any previously accrued but unpaid discount.  The amount of any resulting loss generally will be treated as a short-term capital loss, the deductibility of which is subject to limitations.  Additionally, if you recognize a loss above certain thresholds, you may be required to file a disclosure statement with the IRS, as described below under “Reportable Transactions.”  You should consult your tax adviser regarding this reporting obligation.  The excess of the amount received at maturity over your tax basis in the short-term note generally should be treated as ordinary income.  Any gain recognized on the taxable disposition prior to maturity of a short-term note that does not include any contingent payments should generally be ordinary income to the extent of accrued and unpaid discount on the short-term note, which is calculated on a straight-line basis unless you elect to calculate such accrual on a constant-yield basis.  However, if you sell a short-term note providing for one or more contingent payments, it is not clear whether any gain you recognize should be treated as ordinary income, short-term capital gain, or a combination of ordinary income and short-term capital gain.  You should consult your tax adviser regarding the treatment of a taxable disposition of short-term notes providing for contingent payments.

If you are a cash-method holder, unless you make the election to accrue income currently on a short-term note, you will generally be required to defer deductions for interest paid on indebtedness incurred to purchase or carry the short-term note in an amount not exceeding the accrued discount that you have not included in income.  As discussed above, in the case of a short-term note providing for a contingent payment, it is unclear whether or how accrual of discount should be determined prior to the time at which the relevant payment is calculated.

If you make the election to accrue income on a short-term note currently, that election will apply to all short-term debt instruments acquired by you on or after the first day of the first taxable year to which that election applies.  You should consult your tax adviser regarding these rules.

Program Securities Treated as Variable Rate Debt Instruments

The following discussion applies to program securities that are treated as variable rate debt instruments for U.S. federal income tax purposes (“VRDIs”).

Interest on a VRDI That Provides for a Single Variable Rate.  Stated interest on a VRDI that provides for a single variable rate (a “Single Rate VRDI”) will be treated as QSI and will be taxable to you as ordinary interest income at the time it accrues or is received, in accordance with your method of tax accounting. If the stated principal amount of a Single Rate VRDI exceeds its issue price by an amount equal to or greater than a specified de minimis amount, this excess will be treated as OID that you must include in income as it accrues, generally in accordance with the constant-yield method as described above under “—General—Original Issue Discount.”  The constant-yield accrual of OID on a VRDI is determined by substituting a fixed rate that reflects the value of the variable rate on the issue date (or, in certain cases, a fixed rate that reflects the yield that is reasonably expected for the VRDI) for each scheduled payment of the variable rate.  A fixed rate payable for an initial period of one year or less followed by a variable rate where the variable rate on the issue date is intended to approximate the fixed rate (which will be presumed if the value of the variable rate on the issue date does not differ from the value of the fixed rate by more than 0.25%) will be treated as a single variable rate for the purposes of this and the next paragraph.

Interest on a VRDI That Provides for Multiple Rates.  This discussion refers to VRDIs that provide for (i) multiple variable rates or (ii) one or more variable rates and a single fixed rate (other than a fixed rate payable for an initial period described in the preceding paragraph) (a “Multiple Rate VRDI”).  Under applicable Treasury regulations, in order to determine the amount of QSI and OID, if any, in respect of Multiple Rate VRDIs, an equivalent fixed-rate debt instrument must be constructed.  The equivalent fixed-rate debt instrument is constructed in the following manner: (i) first, if the Multiple Rate VRDI contains a fixed rate, that fixed rate is converted to a variable rate that preserves the fair market value of the Multiple Rate VRDI and (ii) second, each variable rate (including a variable rate determined under (i) above) is converted to a fixed rate substitute (which will generally be the value of that variable rate as of the issue date of the Multiple Rate VRDI) (the “equivalent fixed-rate debt instrument”).  The rules discussed in “—General — Original Issue Discount” are then applied to the equivalent fixed-rate debt instrument to determine the amount, if any, of OID and the amount of QSI.  You will be required to include any such OID in income for U.S. federal income tax purposes as it accrues, in accordance with a constant-yield method based on a compounding of interest, as described above under “— General — Original Issue Discount.”  QSI on a Multiple Rate VRDI will generally be taxable to you as ordinary interest income at the time it accrues or is received, in accordance with your method of tax accounting.  If a Multiple Rate VRDI is not issued with OID, all stated interest on the Multiple Rate VRDI will be treated as QSI.

If the amount of interest you receive in a calendar year is greater than the interest assumed to be paid or accrued under the equivalent fixed-rate debt instrument, the excess is generally treated as additional QSI taxable to you as ordinary income.  If the amount of interest you receive in a calendar year is less than the amount of interest assumed to be paid or accrued under the equivalent fixed-rate debt instrument, the difference will reduce the amount of QSI you are treated as receiving and will therefore reduce the amount of ordinary income you are required to take into income.

Taxable Disposition.  Subject to the discussion above under “— General — Market Discount,” upon a taxable disposition of a VRDI, you generally will recognize capital gain or loss equal to the difference between the amount realized (other than amounts attributable to accrued but unpaid QSI, which will be treated as a payment of interest) and your tax basis in the VRDI. Your tax basis in a VRDI will equal its cost, increased by the amounts of OID or market discount, if any, you previously included in income with respect to the VRDI, and reduced by any payments you received other than QSI and any amortized bond premium.  Such gain or loss generally will be long-term capital gain or loss if you held the VRDI for more than one year at the time of disposition, and short-term capital gain or loss otherwise.

Program Securities Treated as Contingent Payment Debt Instruments

The following discussion applies to program securities treated as contingent payment debt instruments for U.S. federal income tax purposes (“CPDIs”).  These program securities will be subject to special rules that govern the tax treatment of CPDIs under applicable Treasury regulations (the “contingent debt regulations”).

Pursuant to the contingent debt regulations, you will be required to accrue interest income on the CPDIs on a constant yield basis, based on a comparable yield, as described below, regardless of your method of tax accounting.  Accordingly, depending on the terms of the CPDIs, you may be required to include interest in income each year in excess of any stated interest payments actually received in that year.

The contingent debt regulations provide that you must accrue into income OID for U.S. federal income tax purposes for each accrual period prior to and including the maturity date of a CPDI that equals the product of:

•	the adjusted issue price (as defined below) of the CPDI as of the beginning of the accrual period;

•	the comparable yield (as defined below) of the CPDI, adjusted for the length of the accrual period; and

•	a fraction, the numerator of which is the number of days during the accrual period that you held the CPDI and the denominator of which is the number of days in the accrual period.

The “adjusted issue price” of a CPDI is its issue price, increased by any interest income previously accrued, determined without regard to any adjustments to interest accruals described below, and decreased by the projected amount of any payments previously made pursuant to the projected payment schedule described below (without regard to the actual amount paid).

The term “comparable yield” as used in the contingent debt regulations is the greater of (i) the annual yield we would pay, as of the issue date, on a fixed-rate, nonconvertible debt instrument with no contingent payments, but with terms and conditions otherwise comparable to those of the CPDIs, and (ii) the applicable federal rate (as defined in Section 1274 of the Code).

The contingent debt regulations require that we provide, solely for U.S. federal income tax purposes, a schedule of the projected amounts of payments (the “projected payment schedule”) on a CPDI.  This schedule must produce a yield to maturity that equals the comparable yield.  We will determine the comparable yield and related projected payment schedule for each issuance of CPDIs and will provide them, or information on how to obtain them, in the applicable supplement.  Although it is not clear how the comparable yield should be determined for CPDIs that may be redeemed before maturity, we intend to determine the comparable yield for such CPDIs based on the stated maturity date.

For U.S. federal income tax purposes, you are required under the contingent debt regulations to use the comparable yield and the projected payment schedule established by us in determining interest accruals and adjustments thereto in respect of a CPDI, unless you timely discloses and justifies the use of a different comparable yield and projected payment schedule to the IRS.

The comparable yield and the projected payment schedule will not be provided for any purpose other than to determine your interest accruals and adjustments thereto in respect of the CPDIs for U.S. federal income tax purposes.  The comparable yield and the projected payment schedule will not constitute a projection or representation by us regarding the actual amounts that will be paid on the CPDIs.

Adjustments to Interest Accruals.  If, during any taxable year, you receive actual payments with respect to a CPDI that, in the aggregate, exceed the total amount of projected payments for that taxable year, you will incur a “net positive adjustment” under the contingent debt regulations equal to the amount of such excess.  You will treat a net positive adjustment as additional interest income in that taxable year.

If you receive in a taxable year actual payments with respect to a CPDI that, in the aggregate, are less than the amount of projected payments for that taxable year, you will incur a “net negative adjustment” under the contingent debt regulations equal to the amount of such deficit.  This net negative adjustment:

(i)	will first reduce your interest income on the CPDI for that taxable year;

(ii)	to the extent of any excess after applying (i), will give rise to an ordinary loss to the extent of your accrued but unpaid interest on the CPDI in prior taxable years, reduced to the extent such interest was offset by prior net negative adjustments; and

(iii)	to the extent of any excess after applying (i) and (ii), will be treated as a net negative adjustment carryforward that will be applied to reduce interest accruals in subsequent years and the amount realized in the year of a taxable disposition of the CPDI (in the denomination currency).

With respect to non-corporate U.S. Holders, a net negative adjustment is not treated as a miscellaneous itemized deduction under Section 67 of the Code (which for non-corporate U.S. Holders would be non-deductible), and therefore can be deducted against other income such as employment income and interest income.

Taxable Disposition.  Upon a taxable disposition of a CPDI, you generally will recognize taxable income or loss equal to the difference between the amount received and your tax basis in the CPDI.  As discussed above, to the extent that you have any net negative adjustment carryforward, you may use such net negative adjustment from a previous year to reduce the amount realized upon a taxable disposition of the CPDI.

For purposes of determining the amount realized on the scheduled retirement of a CPDI, you will be treated as receiving the projected amount of any contingent payment due at maturity.  As previously discussed, to the extent that actual payments with respect to the CPDIs during the year of the scheduled retirement are greater or less than the projected payments for such year, you will incur a net positive or negative adjustment, resulting in additional ordinary income or loss, as the case may be.

Your tax basis in a CPDI on any date generally will be equal to your original purchase price for the CPDI, increased by your total interest accruals as of such date (determined without regard to any adjustments to interest accruals as described above) and decreased by the amount of any projected payments that previously have been scheduled to be made as of such date in respect of the CPDI (without regard to the actual amount paid).

Gain recognized by you upon a taxable disposition of a CPDI generally will be treated as ordinary interest income.  Any loss will be ordinary loss to the extent of the excess of your total interest accruals over the total net negative adjustments previously taken into account as ordinary losses in respect of the CPDI, and thereafter as capital loss (which will be long-term capital loss if the CPDI has been held for more than one year).  The deductibility of capital losses is subject to limitations.  If you recognize an ordinary loss upon a taxable disposition of a CPDI and such loss is above certain thresholds, you may be required to file a disclosure statement with the IRS, as described below under “Reportable Transactions.”

Special Rules for Contingent Payments That Fix Early.  Special rules will apply if one or more contingent payments on a CPDI become fixed.  If one or more (but not all) contingent payments on a CPDI become fixed more than six months prior to the date each such payment is due, you will be required to make a positive or negative adjustment, as appropriate, equal to the difference between the present value of the amounts that are fixed and the present value of the projected amounts of the contingent payments as provided in the projected payment schedule, using the comparable yield as the discount rate in each case.  If all remaining scheduled contingent payments on a CPDI become fixed substantially contemporaneously, you will be required to make adjustments to account for the difference between the amounts treated as fixed and the projected payments in a reasonable manner over the remaining term of the CPDI.  For purposes of the preceding sentence, a payment (including an amount payable at maturity) will be treated as fixed if (and when) all remaining contingencies with respect to it are remote or incidental within the meaning of the applicable Treasury regulations.  Your tax basis in the CPDI and the character of any gain or loss on the sale of the CPDI will also be affected.  Furthermore, if all the payments on a CPDI become fixed prior to the original issue date, the CPDI might be treated as a debt instrument that is not a contingent payment debt instrument for U.S. federal income tax purposes.  You should consult your tax adviser concerning the application of these special rules.

CPDIs Purchased for Amounts Different from Their Adjusted Issue Price.  If you purchase a CPDI for an amount that is different from its adjusted issue price, you will be required to account for this difference, generally by allocating it reasonably among projected payments on the CPDI or daily portions of interest that you are required to accrue with respect to the CPDI and treating these allocations as adjustments to your income when the payment is made or the interest accrues. You should consult your tax adviser regarding these rules.

Program Securities Treated as Foreign Currency Notes

The following discussion applies to program securities (i) that are denominated in a foreign currency or (ii) the payments of interest and principal on which are payable in, or determined by reference to, a foreign currency (“foreign currency notes”).  For a description of the treatment of foreign currency notes that provide for contingent payments or for payments made in or determined by reference to multiple currencies, see the discussion under “— Program Securities Treated as Foreign Currency Contingent Payment Debt Instruments” below.

The rules applicable to program securities that are denominated in a foreign currency could require gain or loss realized upon a taxable disposition of the program securities that is attributable to fluctuations in currency exchange rates (“foreign currency gain or loss”) to be recharacterized as ordinary income or loss.  The rules applicable to foreign currency notes are complex, and their application may depend on your particular U.S. federal income tax situation.  For example, various elections are available under these rules, and whether you should make any of these elections may depend on your particular U.S. federal income tax situation.  You should consult your tax adviser regarding the U.S. federal income tax consequences of the ownership and disposition of foreign currency notes.

Payments of Interest.  If you are a cash-method holder and receive a payment of QSI (or receive proceeds from a taxable disposition attributable to accrued QSI) in a foreign currency with respect to a foreign currency note, you will be required to include in income the U.S. dollar value of the foreign currency payment, regardless of whether the payment is in fact converted to U.S. dollars at that time, and this U.S. dollar value will be your tax basis in the foreign currency.  If you receive a payment of QSI in U.S. dollars, you should include the amount of this payment in income upon receipt.  Certain rules that are applicable if you are required to accrue OID on a foreign currency note are described below under “— Original Issue Discount.”

If you are an accrual-method holder, you will be required to include in income the U.S. dollar value of the amount of interest income (including OID, but reduced by amortizable bond premium to the extent applicable) that has accrued and is otherwise required to be taken into account with respect to a foreign currency note during an accrual period.  The U.S. dollar value of the accrued income will be determined by translating the income at an average rate of exchange for the accrual period or, with respect to an accrual period that spans two taxable years, at the average rate for the partial period within the taxable year. Alternatively, you may elect to translate interest income (including OID) for an interest accrual period into U.S. dollars at the spot rate on the last day of the interest accrual period (or, in the case of a partial accrual period, the spot rate on the last day of the taxable year) or, if the date of receipt is within five business days of the last day of the interest accrual period, the spot rate on the date of receipt.  If you make this election, you must apply it consistently to all debt instruments from year to year and cannot change the election without the consent of the IRS.  In addition to the interest income accrued as described above, you will recognize foreign currency gain or loss as ordinary income or loss (which will not be treated as interest income or expense) with respect to accrued interest income on the date the interest payment or proceeds from a taxable disposition attributable to accrued interest are actually received.  The amount of ordinary income or loss recognized will equal the difference between the U.S. dollar value of the foreign currency payment received (determined based on a spot rate on the date the payment is received) in respect of the accrual period (or, where you receive U.S. dollars, the amount of the payment in respect of the accrual period) and the U.S. dollar value of interest income that has accrued during the accrual period (as determined above).

Original Issue Discount.  OID on a foreign currency note will be determined for any accrual period in the applicable foreign currency and then translated into U.S. dollars, in the same manner as interest income accrued by you on the accrual basis, as described above, regardless of your method of tax accounting.  You will recognize foreign currency exchange gain or loss when original issue discount is paid (including, upon the sale of such foreign currency note, the receipt of proceeds which include amounts attributable to original issue discount previously included in income) to the extent of the difference between the U.S. dollar value of such payment (determined by translating the foreign currency received at the spot rate for such foreign currency on the date such payment is received) and the U.S. dollar value of the accrued original issue discount (determined in the same manner as for accrued interest).  For these purposes, all receipts on a foreign currency note will be viewed: (i) first, as the receipt of any stated interest payment called for under the terms of the foreign currency note, (ii) second, as the receipt of previously accrued original issue discount (to the extent thereof), with payments considered made for the earliest accrual periods first, and (iii) third, as the receipt of principal.

Market Discount.  The amount of market discount on a foreign currency note includible in income generally will be determined by translating the market discount determined in the foreign currency into U.S. dollars at the spot rate on the date the foreign currency note is retired or otherwise disposed of.  If you elect to accrue market discount currently, then the amount that accrues is determined in the foreign currency and then translated into U.S. dollars on the basis of the average exchange rate in effect during such accrual period.  You will recognize foreign currency exchange gain or loss with respect to market discount which is accrued currently using the approach applicable to the accrual of interest income as described above.

Amortizable Bond Premium.  Amortizable bond premium on a foreign currency note will be computed in the applicable foreign currency.  If a U.S. Holder elects to amortize the premium, the amortizable bond premium will reduce interest income in the applicable foreign currency.  At the time bond premium is amortized, foreign currency exchange gain or loss will be realized based on the difference between spot rates at such time and the time of acquisition of the foreign currency note.  If a U.S. Holder does not elect to amortize bond premium, the bond premium computed in the foreign currency must be translated into U.S. dollars at the spot rate on the maturity date, and such bond premium will constitute a capital loss which may be offset or eliminated by foreign currency exchange gain.

Tax Basis.  Your tax basis in a foreign currency note, and the amount of any subsequent adjustment to the your tax basis, will be the U.S. dollar value of the foreign currency amount paid for such foreign currency note, or of the foreign currency amount of the adjustment, determined on the date of the purchase or adjustment.  If you purchase a foreign currency note with previously owned foreign currency, you will recognize ordinary income or loss in an amount equal to the difference, if any, between your tax basis in the foreign currency and the U.S. dollar fair market value of the foreign currency note on the date of purchase.

Taxable Disposition.  Foreign currency gain or loss recognized upon the sale, exchange or retirement of a foreign currency note will be ordinary income or loss that will not be treated as interest income or expense.  The amount of foreign currency gain or loss generally will equal the difference between (i) the U.S. dollar value of your purchase price (excluding any amortizable bond premium previously accrued) in the foreign currency of the foreign currency note, determined on the date the payment is received in exchange for the foreign currency note or the foreign currency note is disposed of, and (ii) the U.S. dollar value of your purchase price (excluding any amortizable bond premium previously accrued) in the foreign currency of the foreign currency note, determined on the date you acquired the foreign currency note.  Payments received attributable to accrued interest will be treated in accordance with the rules applicable to payments of interest on foreign currency notes described above.  Foreign currency gain or loss realized upon a taxable disposition of any foreign currency note will be recognized only to the extent of the total gain or loss realized by you upon such taxable disposition.  Any gain or loss realized by you in excess of the foreign currency gain or loss will be capital gain or loss (except in the case of a short-term note, to the extent of any discount not previously included in your income).  If you recognize an ordinary loss upon a taxable disposition of a foreign currency note and such loss is above certain thresholds, you may be required to file a disclosure statement with the IRS, as described below under “Reportable Transactions.”

You will have a tax basis in any foreign currency received upon a taxable disposition of a foreign currency note equal to the U.S. dollar value of the foreign currency, determined at the time of such taxable disposition.  If you are a cash-method holder who buys or sells a foreign currency note that is traded on an established market, you are required to translate units of foreign currency paid or received into U.S. dollars at the spot rate on the settlement date of the purchase or sale.  Accordingly, no exchange gain or loss will result with respect to such foreign currency from currency fluctuations between the trade date and the settlement of the purchase or sale.  If you are an accrual-method holder, you may elect the same treatment for all purchases and sales of foreign currency obligations if such obligations are traded on an established securities market.  This election cannot be changed without the consent of the IRS.  Any gain or loss realized by you upon a taxable disposition of foreign currency (including its exchange for U.S. dollars or its use to purchase foreign currency notes) will be ordinary income or loss.

Program Securities Treated as Foreign Currency Contingent Payment Debt Instruments

The following discussion applies to program securities treated as foreign currency contingent payment debt instruments for U.S. federal income tax purposes (“foreign currency CPDIs”).  These program securities will be subject to special rules that govern the tax treatment of foreign currency CPDIs under applicable Treasury regulations (the “foreign currency contingent debt regulations”).

Pursuant to the foreign currency contingent debt regulations, you will be required to accrue interest income on the foreign currency CPDIs on a constant yield basis, based on a comparable yield, as described below, regardless of your method of tax accounting.  All determinations and computations required under the foreign currency contingent debt regulations (including our determination of the “comparable yield” and “projected payment schedule” for the foreign currency CPDIs) will be made in the denomination currency of the foreign currency CPDIs.  The foreign currency contingent debt regulations provide that the denomination currency of foreign currency CPDIs that have principal or interest payments denominated in, or determined by reference to, more than one currency is the currency with the greatest value, determined by comparing the value of the noncontingent and projected payments denominated in, or determined by reference to, each currency on the issue date, discounted to present value and, if necessary, translated into U.S. dollars at the spot rate on the issue date.

The foreign currency contingent debt regulations provide that you must accrue into income OID for U.S. federal income tax purposes for each accrual period prior to and including the maturity date of a foreign currency CPDI.  The amount of OID that you must accrue for each accrual period is determined in the denomination currency by applying the “noncontingent bond method” to the foreign currency CPDI in the denomination currency and equals the product of:

•	the adjusted issue price (as defined below) of the foreign currency CPDI in the denomination currency as of the beginning of the accrual period;

•	the comparable yield (as defined below) of the foreign currency CPDI, adjusted for the length of the accrual period; and

•	a fraction, the numerator of which is the number of days during the accrual period that you held the foreign currency CPDI and the denominator of which is the number of days in the accrual period.

The “adjusted issue price” of a foreign currency CPDI is its issue price, increased by any interest income previously accrued, determined without regard to any adjustments to interest accruals described below, and decreased by the projected amount of any payments previously made pursuant to the projected payment schedule described below (without regard to the actual amount paid), each determined in the denomination currency.

The term “comparable yield” as used in the foreign currency contingent debt regulations is determined in the denomination currency and is equal to the greater of (i) the annual yield we would pay, as of the issue date, on a fixed-rate, nonconvertible debt instrument in the denomination currency with no contingent payments, but with terms and conditions otherwise comparable to those of the foreign currency CPDIs, and (ii) a rate of interest that is analogous to the applicable federal rate that would be used if the U.S. dollar were the denomination currency.

The foreign currency contingent debt regulations require that we provide, solely for U.S. federal income tax purposes, a schedule of the projected amounts of payments in the denomination currency (the “projected payment schedule”) on a foreign currency CPDI.  This schedule must produce a yield to maturity that equals the comparable yield.  We will determine the comparable yield and related projected payment schedule for each issuance of foreign currency CPDIs and will provide them, or information on how to obtain them, in the applicable supplement. Although it is not clear how the comparable yield should be determined for foreign currency CPDIs that may be redeemed before maturity, we intend to determine the comparable yield for such foreign currency CPDIs based on the stated maturity date.

For U.S. federal income tax purposes, you are required under the foreign currency contingent debt regulations to use the comparable yield and the projected payment schedule established by us in determining interest accruals and adjustments thereto in respect of a foreign currency CPDI, unless you timely disclose and justify the use of a different comparable yield and projected payment schedule to the IRS.

The comparable yield and the projected payment schedule will not be provided for any purpose other than to determine your interest accruals and adjustments thereto in respect of the foreign currency CPDIs for U.S. federal income tax purposes.  The comparable yield and the projected payment schedule will not constitute a projection or representation by us regarding the actual amounts that will be paid on the foreign currency CPDIs.

Translation of Amounts Determined Under Noncontingent Bond Method.  The accruals of interest computed with respect to a foreign currency CPDI in the denomination currency (adjusted by certain net positive or negative adjustments as described below) must be translated into U.S. dollars.  The U.S. dollar value of the accrued income will be determined by translating the income at an average rate of exchange for the accrual period or, with respect to an accrual period that spans two taxable years, at an average rate for the partial period within the taxable year.  You may elect to translate interest income for an interest accrual period into U.S. dollars at the spot rate on the last day of the interest accrual period (or, in the case of a partial accrual period, the spot rate on the last day of the taxable year).  If you make this election, you must apply it consistently to all debt instruments from year to year and cannot change the election without the consent of the IRS.

Adjustments to Interest Accruals.  If, during any taxable year, you receive actual payments with respect to a foreign currency CPDI that, in the aggregate, exceed the total amount of projected payments for that taxable year, as determined in the denomination currency, you will incur a “net positive adjustment” under the foreign currency contingent debt regulations equal to the amount of such excess.  You will treat a net positive adjustment as additional interest income in that taxable year, translated into

U.S. dollars at the spot rate on the last day of the taxable year in which the adjustment is taken into account or, if earlier, the date of a sale, exchange or retirement of the foreign currency CPDI.

If you receive in a taxable year actual payments with respect to a foreign currency CPDI that, in the aggregate, are less than the amount of projected payments for that taxable year, as determined in the denomination currency, you will incur a “net negative adjustment” under the foreign currency contingent debt regulations equal to the amount of such deficit.  This net negative adjustment:

(i)	will first reduce your interest income on the foreign currency CPDI that otherwise would accrue in the denomination currency for that taxable year;

(ii)	to the extent of any excess after applying (i), will give rise to an ordinary loss to the extent of your accrued but unpaid interest on the foreign currency CPDI in prior taxable years (translated into U.S. dollars at the spot rate used to translate interest in the relevant prior taxable year); and

(iii)	to the extent of any excess after applying (i) and (ii), will be treated as a net negative adjustment carryforward that will be applied to reduce interest accruals in subsequent years and the amount realized in the year of a taxable disposition of the foreign currency CPDI (in the denomination currency).

With respect to non-corporate U.S. Holders, a net negative adjustment is not treated as a miscellaneous itemized deduction under Section 67 of the Code (which for non-corporate U.S. Holders would be non-deductible), and therefore can be deducted against other income, such as employment income and interest income.

Taxable Disposition.  Upon a taxable disposition of a foreign currency CPDI, you generally will recognize taxable income or loss equal to the difference between the amount received and your tax basis in the CPDI.  As discussed above, to the extent that you have any net negative adjustment carryforward, you may use such net negative adjustment from a previous year to reduce the amount realized in the denomination currency upon a taxable disposition of the foreign currency CPDI.

Your tax basis in a foreign currency CPDI generally will be equal to the U.S. dollar cost as of the day you purchased the foreign currency CPDI, increased by the U.S. dollar value of your total interest accruals with respect to the foreign currency CPDI (determined without regard to any adjustments to interest accruals as described above), translated as described above, and decreased by the amount of any projected payments that previously have been scheduled to be made in respect of the foreign currency CPDI (translated into U.S. dollars).

The amount realized upon a taxable disposition of a foreign currency CPDI is generally equal to the U.S. dollar value of cash and the fair market value of any other property received by you, reduced by the amount of any net negative adjustment carryforward (translated into U.S. dollars).  Any gain, other than foreign currency gain (as discussed below), will be treated as ordinary interest income.  Any loss, other than foreign currency loss (as discussed below), will be treated as an ordinary loss to the extent of the excess of your total interest accruals over the total net negative adjustments previously taken into account as ordinary losses in respect of the foreign currency CPDI, and thereafter as a capital loss (which will be long-term capital loss if the foreign currency CPDI has been held for more than one year).  The deductibility of capital losses is subject to limitations.  If you recognize an ordinary loss upon a taxable disposition of a foreign currency CPDI and such loss is above certain thresholds, you may be required to file a disclosure statement with the IRS, as described below under “Reportable Transactions.”

For purposes of determining the amount realized at maturity of a foreign currency CPDI, you will be deemed to receive the projected amount of any contingent payment due on that date, reduced by the amount of any net negative adjustment carryforward.  The projected amount is translated into U.S. dollars by translating the portion attributable to principal into U.S. dollars at the spot rate on the issue date and translating the portion attributable to accrued interest into U.S. dollars at the rates at which such amounts of interest were translated when accrued.  To the extent that the actual amount you receive at the maturity of a foreign currency CPDI is greater or less than the projected amount, you will incur a net positive adjustment or a net negative adjustment, which will be treated as described above under “—

Adjustments to Interest Accruals.”  To the extent that there is any net negative adjustment carryforward as described above under “— Adjustments to Interest Accruals,” it will reduce the amount realized on the foreign currency CPDI (translated into U.S. dollars at the spot rate on the issue date of the foreign currency CPDI).

Foreign Currency Gain or Loss.  You may recognize foreign currency gain or loss with respect to a foreign currency CPDI when you receive payments on a foreign currency CPDI.  The amount of foreign currency gain or loss attributable to payments of interest previously accrued on the foreign currency CPDI is determined by translating the amount of interest received into U.S. dollars at the spot rate on the date of receipt and subtracting from such amount the amount determined by translating the interest received into U.S. dollars at the rate at which such interest was accrued as described above.  The amount of foreign currency gain or loss attributable to payments of principal is determined by translating the amount of principal received into U.S. dollars at the spot rate on the date of receipt and subtracting from such amount the amount determined by translating the principal received into U.S. dollars at the spot rate on the date the foreign currency CPDI was issued or, if later, acquired.  For purposes of determining the amount of foreign currency gain or loss, the amount received (i) shall first be attributed to any net positive adjustment on the foreign currency CPDI that has not previously been taken into account and (ii) then to accrued but unpaid interest remaining after reduction by any net negative adjustment and (iii) any remaining amount shall be attributed to the principal.

Upon a taxable disposition of a foreign currency CPDI, you would also recognize foreign currency gain or loss.  Payments received upon such taxable disposition shall first be applied against the principal of the foreign currency CPDI and then against accrued but unpaid interest (and treated, in each case, as described in the preceding paragraph).

The total amount of foreign currency gain or loss on a foreign currency CPDI is equal to the sum of the foreign currency gains or losses on principal and interest, calculated as described above.  Any such foreign currency gain or loss will be treated as ordinary income or loss.  You should consult your tax adviser regarding these rules.  If you recognize an ordinary loss upon a sale or other disposition of a foreign currency CPDI and such loss is above certain thresholds, you may be required to file a disclosure statement with the IRS, as described below under “Reportable Transactions.”

Special Rules for Contingent Payments That Fix Early.  Special rules will apply if one or more contingent payments on a foreign currency CPDI become fixed.  If one or more (but not all) contingent payments on a foreign currency CPDI (determined in the denomination currency) become fixed more than six months prior to the date each such payment is due, you will be required to make a positive or negative adjustment, as appropriate, equal to the difference between the present value of the amounts that are fixed and the present value of the projected amounts of the contingent payments as provided in the projected payment schedule (determined in the denomination currency), using the comparable yield as the discount rate in each case.  If all remaining scheduled contingent payments on a foreign currency CPDI become fixed substantially contemporaneously, you will be required to make adjustments to account for the difference between the amounts treated as fixed and the projected payments in a reasonable manner over the remaining term of the foreign currency CPDI.  For purposes of the preceding sentence, a payment (including an amount payable at maturity) will be treated as fixed if (and when) all remaining contingencies with respect to it are remote or incidental within the meaning of the applicable Treasury regulations.  Your tax basis in the foreign currency CPDI and the character of any gain or loss on the sale of the foreign currency CPDI will also be affected.  Furthermore, if all the payments on a foreign currency CPDI become fixed prior to the original issue date, the foreign currency CPDI might be treated as a debt instrument that is not a foreign currency contingent payment debt instrument for U.S. federal income tax purposes.  You should consult your tax adviser concerning the application of these special rules.

Foreign Currency CPDIs Purchased for Amounts Different from Their Adjusted Issue Price.  If you purchase a foreign currency CPDI for an amount that is different from its adjusted issue price, you will be required to account for this difference, generally by allocating it reasonably among projected payments on the foreign currency CPDI or daily portions of interest that you are required to accrue with respect to the foreign currency CPDI and treating these allocations as adjustments to your income when the payment is made or the interest accrues.  You should consult your tax adviser regarding these rules.

Program Securities Treated as Prepaid Financial Contracts That are Open Transactions

The following discussion applies to program securities treated as prepaid financial contracts that are “open transactions” for U.S. federal income tax purposes.

Tax Treatment Prior to Taxable Disposition

Subject to the discussion below regarding the possible application of Section 1256 of the Code, a U.S. Holder should not be required to recognize income over the term of the program securities prior to maturity, other than pursuant to an earlier taxable disposition of the program securities.

However, if the payment at maturity becomes fixed (or subject to a fixed minimum amount that is approximately equal to or greater than the issue price) prior to maturity (an “early fixing event”), the tax consequences are not entirely clear.  A program security might be treated as terminated and reissued for U.S. federal income tax purposes at such time, in which case you might be required to recognize gain, if any, in respect of the program security.  In addition, the timing and character of income you recognize in respect of the reissued program security after that time could also be affected.  You should consult your tax adviser regarding the treatment of the program securities in such an event.

Taxable Disposition

Upon a taxable disposition of a program security, you should recognize gain or loss equal to the difference between the amount realized and your tax basis in the program security.  Your tax basis in a program security should generally equal the amount you paid to acquire it. Subject to the discussions below under “— Possible Application of Section 1260 of the Code,”  “— Possible Higher Tax on Program Securities Linked to Collectibles,” “— Possible Application of Section 1258 of the Code” and “— Possible Application of Section 1256 of the Code,” this gain or loss should generally be long-term capital gain or loss if at the time of the taxable disposition you have held the program security for more than one year, and short-term capital gain or loss otherwise.  Long-term capital gains recognized by non-corporate U.S. Holders are generally subject to taxation at reduced rates.  The deductibility of capital losses is subject to limitations.

If a program security provides for physical settlement and you receive shares of underlying equity at maturity, you should not recognize gain, subject to the potential application of Section 1260, or loss with respect to the shares of underlying equity you receive.  Consistent with this position, you should have an aggregate tax basis in the shares you receive (including, if applicable, any fractional share deemed received) equal to your adjusted tax basis in the program security.  Your holding period for the shares you receive should begin on the day after receipt.  With respect to any cash received in lieu of a fractional share, you should recognize gain or loss in an amount equal to the difference between the amount of that cash and the tax basis allocable to the fractional share.

Program Securities with a Buffer and Digital Upside.  Notwithstanding the foregoing, if the program securities provide for both (i) contractual downside protection that includes a minimum amount payable at maturity (i.e., a “buffer value”) and (ii) contingent digital upside exposure to the underlying asset(s) where the upside amount is at least equal to the buffer value, it is possible that a portion of the proceeds you receive on the taxable disposition of a program security equal to the buffer value could be treated as a separate item of ordinary income rather than as part of the amount realized on the disposition of the program security.  You should consult your tax adviser regarding the treatment of the program securities under such circumstances.

Interest Rate-Linked Program Securities.  Because of the lack of authority addressing the tax treatment of non-debt financial instruments linked solely to interest rates (or a similar market measure), there is significant uncertainty regarding whether gain or loss recognized upon the maturity (or earlier retirement) of any such program securities should be treated as capital gain or loss or as ordinary income or loss.  This determination could have a significant effect on the tax consequences to you of owning a program security.  In particular, an ordinary loss recognized by an individual might be treated as a non-deductible miscellaneous itemized deduction, and ordinary income recognized by an individual would not be eligible for the lower tax rates applicable to long-term capital gain.  While it would be reasonable to treat any such gain or loss as capital gain or loss, in light of the significant uncertainty regarding this issue, you should consult your tax adviser regarding the character of this gain or loss.

Foreign Currency-Linked Program Securities.  If a program security is linked solely to one or more foreign currency-based underlying assets (including, for example, forward or futures contracts on one or more foreign currencies, foreign currency exchange rates, debt instruments denominated in foreign currency), whether or not denominated in a foreign currency, your gain or loss on the program security should be treated as ordinary income or loss under Section 988 of the Code unless, before the close of the day on which you acquire the program security, you make a valid election pursuant to the applicable Treasury regulations to treat such gain or loss as capital gain or loss (a “capital gain election”).  Similarly, if a program security is linked to one or more (but not all) foreign currency-based underlying assets, although the treatment is unclear, part or all of your gain or loss on the program security may be treated as ordinary income or loss under Section 988 of the Code unless, before the close of the day on which you acquire the program security, you make a valid capital gain election with respect to it.  In either case, it is expected to be unclear whether a capital gain election will be available.  Assuming that you are permitted to, and do, make the election, your gain or loss on the program security should be long-term capital gain or loss if at the time of the taxable disposition you have held the program security for more than one year, and short-term capital gain or loss otherwise (subject to the discussion below under “—Possible Application of Section 1256 of the Code”).  The deductibility of capital losses is subject to limitations.  If you do not make a valid capital gain election, special reporting rules could apply if your ordinary losses under Section 988 of the Code exceed a specified threshold.  A capital gain election with respect to a program security is made by (a) clearly identifying the security on your books and records, on the date you acquire it, as being subject to this election and filing the relevant statement verifying this election with your U.S. federal income tax return or (b) obtaining independent verification under procedures set forth in the Treasury regulations under Section 988 of the Code.  You should consult your tax adviser regarding the advisability, availability, mechanics and consequences of a capital gain election, as well as the special reporting requirements that apply to foreign currency losses in excess of specified thresholds.

In 2007, the IRS issued a revenue ruling holding that a financial instrument issued and redeemed for U.S. dollars, but providing a return determined by reference to a foreign currency and related market interest rates, is a debt instrument denominated in the foreign currency.  If the IRS were to treat a foreign currency-linked program security as a debt instrument under the reasoning of the revenue ruling, such treatment could materially and adversely affect the tax consequences of an investment in the program security.  You should consult your tax adviser regarding this risk.

Program Securities Denominated in a Foreign Currency.  For the purpose of determining the amount realized upon a taxable disposition of a program security that is denominated in a foreign currency (whether or not linked to an underlying that is a foreign currency), the amount realized and your tax basis in the program security should be translated into U.S. dollars at the relevant spot rate.

If you acquire program securities that are denominated in a foreign currency with units of foreign currency that you held before the date you acquire such program securities, you generally should be treated as disposing of your foreign currency for its U.S. dollar value at the time you acquire the program securities and should recognize ordinary foreign currency gain or loss as a consequence.  Your basis in foreign currency received in connection with the taxable disposition of your program securities generally should equal the U.S. dollar value of the foreign currency at the time of receipt.  If you do not dispose of the foreign currency at the time of receipt, a subsequent disposition should give rise to ordinary foreign currency gain or loss as described above.  You should consult your tax adviser about reporting requirements that may apply to you if you recognize a foreign currency loss above a specified threshold.

Possible Application of Section 1260 of the Code

If a program security is linked to an underlying asset consisting of, or that includes, an equity interest in one of a specified list of entities, including an underlying fund or other regulated investment company, a real estate investment trust, partnership or PFIC (each, a “Section 1260 Underlying Equity”), depending upon the specific terms of the program security it is possible that an investment in the program security will be treated as a constructive ownership transaction within the meaning of Section 1260 of the Code. In that case, all or a portion of any long-term capital gain you would otherwise recognize (or in the case of physical settlement of a program security, are deemed to recognize, as described below) in respect of your program security would be recharacterized as ordinary income to the extent such gain exceeded the “net underlying long-term capital gain.”  In the case of program securities with certain features, such as a payment at maturity based on a leverage factor, the amount of net underlying long-term capital gain may be unclear.  Unless otherwise established by clear and convincing evidence, the amount of net underlying long-term capital gain is treated as zero. Any long-term capital gain recharacterized as ordinary income under Section 1260 would be treated as accruing at a constant rate over the period you held your program securities, and you would be subject to an interest charge in respect of the deemed tax liability on the income treated as accruing in prior tax years.  In addition, as discussed below under “— Possible Higher Tax on Program Securities Linked to Collectibles,” if the program securities are linked to an ownership interest in collectibles or an entity that holds collectibles, long-term capital gain that you would otherwise recognize in respect of your program securities up to the amount of the net underlying long-term capital gain could, if you are an individual or other non-corporate investor, be subject to tax at the higher rates applicable to collectibles instead of the general rates that apply to long-term capital gain. Unless otherwise indicated in the applicable supplement, due to the lack of governing authority under Section 1260, we do not expect that our counsel will be able to opine as to whether or how these rules will apply to the program securities.

If a program security that is treated as a constructive ownership transaction provides for physical settlement and you receive shares of underlying equity at the maturity of the program security, you will be treated as disposing of the program security at maturity for its fair market value in a taxable transaction for purposes of applying the constructive ownership rules to any gain that would be recognized on such deemed taxable disposition.  The amount recognized and treated as ordinary income under this rule should generally give rise to an adjustment to any gain or loss subsequently recognized on a disposition of such shares.

Because the determination of whether an underlying asset is or includes an interest in a Section 1260 Underlying Equity generally depends on the Underlying Issuer’s status for U.S. federal income tax purposes (e.g., as a PFIC), it may not be readily apparent whether an underlying asset is or includes an interest in a Section 1260 Underlying Equity.  Moreover, an underlying asset that is an index may include equities of a category that is subject to Section 1260 as well as other equity securities, in which case the potential application of Section 1260 to the relevant program security may be unclear.  We do not undertake to ascertain whether any specific equity security (including an equity security in an index) is a Section 1260 Underlying Equity.  Accordingly, you should consult your tax adviser about the risk that Section 1260 will apply to the program securities.

Possible Higher Tax on Program Securities Linked to Collectibles

Under current law, long-term capital gain recognized on a sale of collectibles or an ownership interest in certain entities that hold collectibles is generally taxed at the maximum 28% rate applicable to collectibles.  It is possible that long-term capital gain from a taxable disposition of certain program securities linked to an underlying asset that is or includes an interest in a collectible or is one of certain entities holding collectibles would be subject to the rate applicable to collectibles instead of the lower long-term capital gain rate that might otherwise be available to a non-corporate investor.  You should consult your tax adviser regarding an investment in a program security linked to a collectible or to an entity holding collectibles.

Possible Application of Section 1258 of the Code

It is possible that an investment in certain program securities, particularly those that provide for a digital upside payment, could be treated as a conversion transaction under Section 1258 of the Code.  A conversion transaction is a transaction marketed or sold as producing capital gains and from which substantially all of the taxpayer’s expected return is attributable to the time value of the taxpayer’s net investment.  If an investment in the program securities were treated as a conversion transaction, the gain from the disposition of the program securities would be treated as ordinary income to the extent of the “applicable imputed income amount.”  The applicable imputed income amount is an amount equal to the amount of interest that would have accrued on the taxpayer’s net investment in the conversion transaction (i.e., the amount paid by you to acquire the program securities) for the period ending on the date of disposition (including a deemed sale described below under “Possible Taxable Event”) at a rate equal to 120% of the applicable federal rate.  You should consult your tax adviser regarding the possible application of Section 1258 of the Code to the program securities.

Possible Application of Section 1256 of the Code

Special rules will apply if a program security, in whole or in part, constitutes a “Section 1256 Contract” under Section 1256 of the Code.  Section 1256 Contracts include, among others, “regulated futures contracts” and “foreign currency contracts.”  In order for a program security to be treated as a “regulated futures contract,” it generally is required to be traded on, or subject to the rules of, a qualified board or exchange, and in order for a program security to be treated as a “foreign currency contract,” it generally is required to be traded in the interbank market.  If Section 1256 of the Code were to apply to a program security (and in case of a program security that constitutes a foreign currency contract, a valid capital gain election is made), you generally would be required to mark to market your investment (that is, recognize gain or loss in each taxable year as if your program securities were sold at the end of such year for their fair market value) and treat gain or loss as 40% short-term capital gain or loss and 60% long-term capital gain or loss.

Program Securities Treated as Prepaid Financial Contracts with Associated Coupons

The following discussion applies to program securities treated as prepaid financial contracts with one or more associated coupons for U.S. federal income tax purposes.

The discussions under “— Program Securities Treated as Prepaid Financial Contracts That are Open Transactions,” other than the first paragraph in “— Tax Treatment Prior to Taxable Disposition,” apply to the program securities addressed in this section.  Accordingly, you should review those discussions regarding the U.S. federal income tax consequences of the ownership and disposition of such program securities.

For the purpose of determining the amount realized upon a taxable disposition of a program security prior to retirement, as discussed under “— Program Securities Treated as Prepaid Financial Contracts That are Open Transactions — Taxable Disposition,” the amount realized does not include any coupon payment paid upon the taxable disposition, and may not include disposition proceeds attributable to an accrued coupon, which may be treated in the same manner as a coupon payment.

Coupon Payments.  The U.S. federal income tax treatment of coupon payments on the program securities is unclear.  The discussion herein generally assumes that the coupon payments are taxable as ordinary income to you at the time received or accrued in accordance with your regular method of tax accounting, with payments, if any, denominated in a foreign currency translated into U.S. dollars when so included. However, if a different treatment applied, the timing and character of income arising from the coupon payments could differ.  A different treatment could also affect your tax basis in the program securities, and therefore the amount of gain or loss you recognize on a disposition of the program securities.

Program Securities Treated as Units Each Comprising a Put Option and a Deposit

The following discussion applies to program securities treated for U.S. federal income tax purposes as a unit consisting of (i) a put option (the “Put Option”) written by you with respect to the underlying asset(s), secured by (ii) a deposit that is treated as a debt instrument for U.S. federal income tax purposes in an amount equal to the issue price of the program security (the “Deposit”).  This discussion generally assumes that the amount due at maturity or early retirement of the program security (excluding the final coupon payment on the program security) is equal to the issue price of the program security unless the final value of one or more underlying assets is below a specified value.

Under this treatment:

•	a portion of each coupon payment made with respect to the program securities will be attributable to interest on the Deposit; and

•	the remainder will represent premium attributable to your grant of the Put Option (“Put Premium”).

We will provide the amount of each coupon payment that we will allocate to interest on the Deposit and to Put Premium in the applicable supplement. This allocation is binding on you unless you disclose otherwise on your U.S. federal income tax return; however, it is not binding on the IRS, and the IRS might disagree with it.

If you purchase a program security at a price other than its issue price (or at a time other than its issue date), you should consult your tax adviser about the allocation of your tax basis between the Put Option and the Deposit, as well as the potential application of the amortizable bond premium and market discount rules to your investment in the program security. See “— Program Securities Treated as Debt Instruments — General — Amortizable Bond Premium” and “— Market Discount.”

Coupon Payments

Subject to any discussion in the applicable supplement, interest on the Deposit should generally be treated as ordinary interest income that is taxable to you at the time it accrues or is received in accordance with your method of tax accounting.

If the term of the program securities is not more than a year, taking into account the latest possible date on which the program securities could be repaid according to their terms (each, a “short-term bifurcated note”), the special rules under “— Program Securities Treated as Debt Instruments — Program Securities Treated as Short-Term Notes” should apply to interest on the Deposit.

The Put Premium should not be taken into account until retirement (including an early redemption) or an earlier taxable disposition of the program securities.

Taxable Disposition Prior to Retirement

Upon a taxable disposition of a program security prior to retirement, you should apportion the amount realized between the Deposit and the Put Option based on their respective values on the date of the disposition.  If the value of the Deposit on the date of the taxable disposition exceeds the amount realized on the taxable disposition of the program security, you should be treated as having (i) sold or exchanged the Deposit for an amount equal to its value on that date and (ii) made a payment to the purchaser of the program security equal to the amount of this excess in exchange for the purchaser’s assumption of the Put Option.  You should recognize gain or loss with respect to the Deposit in an amount equal to the difference between (i) the amount realized that is apportioned to the Deposit (other than any amount attributable to accrued interest on the Deposit, which should be treated as a payment of interest) and (ii) your tax basis in the Deposit (i.e., the price you paid to acquire the program security). Such gain or loss generally should be long-term capital gain or loss if you have held the program security for more than one year, and short-term capital gain or loss otherwise.  However, in the case of a short-term program security, any gain should be treated as ordinary income to the extent of any accrued but unpaid discount on the Deposit not yet taken into income and any remaining gain should be treated as short-term capital gain.

You should recognize gain or loss in respect of the Put Option in an amount equal to the total Put Premium you previously received, decreased by the amount deemed to be paid by you, or increased by the amount deemed to be paid to you, in exchange for the purchaser’s assumption of the Put Option. This gain or loss should be short-term capital gain or loss.

Tax Treatment at Retirement

The coupon payment received upon retirement should be treated as described above under “Coupon Payments.”

If a program security is retired for its stated principal amount (without taking into account any coupon payment), the Put Option should be deemed to have expired unexercised, in which case you should recognize short-term capital gain in an amount equal to the sum of all payments of Put Premium received, including the Put Premium received upon retirement.

If a program security is retired for an amount of cash, not counting the final coupon payment, that is different from its stated principal amount, the Put Option should be deemed to have been exercised and you should be deemed to have applied the Deposit toward the cash settlement of the Put Option. In that case, you should recognize short-term capital gain or loss with respect to the Put Option in an amount equal to the difference between (i) the sum of the total Put Premium received (including the Put Premium received at maturity) plus the cash you receive at maturity, excluding the final coupon payment, and (ii) the Deposit.

If a program security provides for physical settlement and you receive shares of an underlying equity at maturity (without taking into account any coupon payment), you should be deemed to have applied the Deposit toward the physical settlement of the Put Option.  You should not recognize gain or loss with respect to the Put Premium or the shares received.  Instead, you should have an aggregate basis in the shares you receive (including, if applicable, any fractional share deemed received) equal to the Deposit minus the total Put Premium received, and that basis should be allocated proportionately among the shares. Your holding period for any shares you receive should begin on the day after receipt.  With respect to any cash received in lieu of a fractional share, you should recognize short-term capital gain or loss in an amount equal to the difference between the amount of the cash received and the tax basis allocable to the fractional share.

Certain Program Securities

Notwithstanding the foregoing, if a program security is linked solely to interest rates (or a similar market measure), there is significant uncertainty regarding whether gain or loss recognized with respect to the Put Option at maturity (or earlier retirement) should be treated as capital gain or loss or as ordinary income or loss.  See the discussion above under “— Program Securities Treated as Prepaid Financial Contracts That are Open Transactions — Taxable Disposition — Interest Rate-Linked Program Securities.”

If a program security is linked to one or more foreign currency-based underlying assets, the discussion above under “— Program Securities Treated as Prepaid Financial Contracts That are Open Transactions — Taxable Disposition — Foreign Currency-Linked Program Securities” applies to your gain or loss with respect to the Put Option.  Additionally, if a program security is denominated in a foreign currency or the payments on the Deposit are determined by reference to a foreign currency, the Deposit should generally be subject to the rules applicable to foreign currency notes. See “— Program Securities Treated as Debt Instruments — Program Securities Treated as Foreign Currency Notes.” You should consult your tax adviser regarding these rules.

If the Underlying Issuer of any underlying asset to which a program security is linked is treated as a partnership for U.S. federal income tax purposes, it is not entirely clear whether gain or loss with respect to the Put Option should be treated as short-term capital gain or loss or as long-term capital gain or loss in the event you hold the program security for more than one year.

Other Program Securities

Under current U.S. federal income tax law, the U.S. federal income tax treatment of program securities not described above is uncertain and will depend on the terms of the program securities.  You should review the applicable supplement and consult your tax adviser.

Tax Consequences to Non-U.S. Holders

This section applies only to Non-U.S. Holders.  You are a “Non-U.S. Holder” if, for U.S. federal income tax purposes, you are a beneficial owner of a program security that is:

•	an individual who is classified as a nonresident alien;

•	a foreign corporation; or

•	a foreign trust or estate.

You are not a Non-U.S. Holder for purposes of this discussion if you are a beneficial owner of a program security who is (i) an individual who is present in the United States for 183 days or more in the taxable year of disposition or (ii) a former citizen or resident of the United States and certain conditions apply. If you are or may become such a person during the period in which you hold a program security, you should consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the program security.

The discussion below generally assumes that income and gain on the program securities are not effectively connected with your conduct of a trade or business within the United States, except as discussed under “—Effectively Connected Income” below.

Program Securities Treated as Debt Instruments

Subject to the discussions below under “— Dividend Equivalents under Section 871(m) of the Code,” “— FIRPTA” and “FATCA,” you generally should not be subject to U.S. federal withholding or income tax in respect of payments on or amounts you receive on a taxable disposition of a program security, assuming that (i) you do not own, directly or by attribution, 10% or more of the total combined voting power of all classes of our stock entitled to vote, (ii) you are not a controlled foreign corporation related, directly or indirectly, to us through stock ownership, (iii) you are not a bank receiving interest on the program security within the meaning of Section 881(c)(3)(A) of the Code, (iv) the interest is not considered contingent interest under Section 871(h)(4)(A) of the Code and the Treasury regulations thereunder, and (v) you provide an appropriate IRS Form W-8 to the applicable withholding agent certifying under penalties of perjury that you are not a U.S. person.

Program Securities Not Treated as Debt Instruments

Coupon Payments

Program Securities Treated as Prepaid Financial Contracts with Associated Coupons.  Because significant aspects of the tax treatment of the program securities are uncertain, persons having withholding responsibility in respect of a program security may treat a portion or all of each coupon payment on the program security as subject to U.S. federal withholding tax, generally at a rate of 30% (or lower treaty rate).  To the extent that we have withholding responsibility in respect of program securities, we would expect generally to treat the coupon payments as subject to U.S. federal withholding tax.  In order to claim an exemption from, or a reduction in, the 30% withholding under an applicable treaty, you may need to comply with certification requirements to establish that you are not a U.S. person and are eligible for such an exemption or reduction under an applicable tax treaty.  You should consult your tax adviser regarding the tax treatment of the program securities, including the possibility of obtaining a refund of any amounts withheld and the certification requirement described above. We will not pay any additional amounts in respect of such withholding.

Program Securities Treated as Put Options and Deposits.  Subject to the discussions below under “—Dividend Equivalents under Section 871(m) of the Code” and “FATCA,” you generally should not be subject to U.S. federal withholding or income tax in respect of coupon payments on the program securities, assuming that you provide an appropriate IRS Form W-8 to the applicable withholding agent certifying under penalties of perjury that you are not a U.S. person (and the requirements described above under “— Program Securities Treated as Debt Instruments” are met).

While we currently do not intend to withhold on payments to Non-U.S. Holders on program securities treated as Put Options and Deposits (subject to the Form W-8 certification requirement described above and the discussions below regarding Section 871(m) and “FATCA”), in light of the uncertain treatment of the program securities other persons having withholding responsibility in respect of the program securities may treat a portion or all of each coupon payment on a program security as subject to U.S. federal withholding tax. You should expect that if withholding applies, it will be at a rate of 30% (or lower treaty rate).  Moreover, it is possible that in the future we may determine that we should withhold on coupon payments on the program securities. We will not pay any additional amounts in respect of such withholding.

Taxable Disposition

Subject to the discussions below under “— Dividend Equivalents under Section 871(m) of the Code,” “— FIRPTA” and “FATCA,” you generally should not be subject to U.S. federal withholding or income tax in respect of payments on or amounts you receive on a taxable disposition (including retirement upon maturity or, if applicable, an earlier redemption) of a program security (other than amounts received in respect of any coupon payment, which will be treated as described above under “— Coupon Payments”), assuming that you provide an appropriate IRS Form W-8 to the applicable withholding agent certifying under penalties of perjury that you are not a U.S. person.

Program Securities with a Buffer and Digital Upside.  Notwithstanding the foregoing, because the tax treatment of program securities that provide for both (i) a buffer value and (ii) contingent digital upside exposure to the underlying asset(s) where the upside amount is at least equal to the buffer value is uncertain, it is possible that a portion of the proceeds you receive on the taxable disposition of a program security equal to the buffer value could be treated as described above under “— Coupon Payments — Program Securities Treated as Prepaid Financial Contracts with Associated Coupons.” You should consult your tax adviser regarding the treatment of the program securities under such circumstances.

Other Program Securities

Under current U.S. federal income tax law, the U.S. federal income tax treatment of program securities not described above is uncertain and will depend on the terms of the relevant program securities.  You should review the applicable supplement and consult your tax adviser.

U.S. Federal Estate Tax

If you are an individual Non-U.S. Holder or an entity the property of which is potentially includible in such an individual’s gross estate for U.S. federal estate tax purposes (for example, a trust funded by such an individual and with respect to which the individual has retained certain interests or powers), you should be aware that a note that is treated in its entirety as a debt obligation for U.S. federal estate tax purposes generally will not be treated as U.S. situs property subject to U.S. federal estate tax if payments on the note, if received by the decedent at the time of death, would not have been subject to U.S. federal withholding or income tax because of the exemption from withholding of “portfolio interest.”  However, a note that is not treated as a debt obligation may constitute U.S. situs property subject to U.S. federal estate tax.  The U.S. federal estate tax treatment of units or warrants is unclear.

You should consult your tax adviser regarding the U.S. federal estate tax consequences of investing in the program securities.

Dividend Equivalents Under Section 871(m) of the Code

Section 871(m) of the Code and the Treasury regulations thereunder (collectively, “Section 871(m)”) generally impose a 30% (or lower treaty rate) withholding tax on “dividend equivalents” paid or deemed paid to non-U.S. persons with respect to certain financial instruments linked to equities that could pay U.S.-source dividends for U.S. federal income tax purposes (“Underlying Securities”), as defined under the applicable Treasury regulations, or indices that include Underlying Securities. Section 871(m) generally applies to “specified equity-linked instruments” (“Specified ELIs”), which are financial instruments that substantially replicate the economic performance of one or more Underlying Securities, as determined based on tests set forth in the applicable Treasury regulations and discussed further below. Section 871(m) provides certain exceptions to this withholding regime, in particular for instruments linked to certain broad-based indices that meet requirements set forth in the applicable Treasury regulations (“Qualified Indices”) as well as exchange-traded funds that track such indices (“Qualified Index Securities”).

Although the Section 871(m) regime became effective in 2017, the applicable Treasury regulations, as modified by an IRS notice, phase in the application of Section 871(m) as follows:

•	For financial instruments issued prior to 2027, Section 871(m) will generally apply only to financial instruments that have a “delta” of one.

•	For financial instruments issued in 2027 and thereafter, Section 871(m) will apply if either (i) the “delta” of the relevant financial instrument is at least 0.80, if it is a “simple” contract, or (ii) the financial instrument meets a “substantial equivalence” test, if it is a “complex” contract.

“Delta” for this purpose is generally defined as the ratio of the change in the fair market value of a financial instrument to a small change in the fair market value of the number of shares of the Underlying Security.  The “substantial equivalence” test measures whether a complex contract tracks its “initial hedge” (shares of the Underlying Security that would fully hedge the contract) more closely than would a “benchmark” simple contract with a delta of 0.80.

The calculations with respect to a particular program security are generally made at the “calculation date,” which is the earlier of (i) the time of “pricing” of the program security, i.e., when all material terms have been agreed on, and (ii) the issuance of the program security.  However, if the time of pricing is more than 14 calendar days before the issuance of the program security, the calculation date is the date of the issuance of the program security.  In those circumstances, information regarding our final determinations for purposes of Section 871(m) may be available only after the time of pricing of the program security. As a result, you should acquire such program security only if you are willing to accept the risk that the program security is treated as a Specified ELI subject to withholding under Section 871(m).

If the terms of a program security are subject to a significant modification (for example, upon an event discussed below under “Possible Taxable Event”), the program security generally will be treated as reissued for this purpose and could become a Specified ELI at the time of the significant modification, depending on the application of the test in effect at that time to the program security.  If, pursuant to the terms of a program security, an Underlying Security is added to (or substituted into) the composition of an underlying asset after the issuance of the program security, whether or not resulting in a significant modification, we may determine that the program security is subject to withholding under Section 871(m) at that later time.  Accordingly, prospective investors should acquire such a program security with the understanding that withholding may apply to payments thereon.

If a program security is a Specified ELI, withholding in respect of dividend equivalents will, depending on the issuer or applicable withholding agent’s circumstances, generally be required either (i) on the underlying dividend payment date or (ii) when cash payments are made on the program security or upon the date of maturity, lapse or other disposition of the program security by you, or possibly upon certain other events. Depending on the circumstances, we or the applicable withholding agent may withhold the required amounts from coupons or other payments on the program security, from proceeds of the retirement or other disposition of the program security, or from your other cash or property held by us or the withholding agent.  If withholding applies, you should expect that we or the withholding agent will withhold at the applicable statutory rate.

The dividend equivalent amount will include the amount of any actual or, under certain circumstances, estimated dividend.  If the dividend equivalent amount is based on the actual dividend, it will be equal to the product of: (i) in the case of a “simple” contract, the per-share dividend amount, the number of shares of an Underlying Security and the delta; or (ii) in the case of a complex contract, the per-share dividend amount and the initial hedge. The dividend equivalent amount for Specified ELIs issued prior to 2027 that have a delta of one will be calculated in the same manner as (i) above, using a delta of one.  The per-share dividend amount will be the actual dividend (including any special dividends) paid with respect to a share of the Underlying Security.  If the dividend equivalent amount is based on an estimated dividend, we will provide the information on how to obtain the estimated amounts in the applicable supplement for the program security.

In the case of a program security that provides for a coupon linked to dividend payments on an Underlying Security, it is possible that a withholding agent will withhold under Section 871(m) with respect to the program security in addition to any withholding tax imposed on any such coupon payment, in which case the application of Section 871(m) to the program security could significantly increase your tax liability in respect of the program security. You should consult your tax adviser regarding the possibility of additional withholding tax.

Depending on the terms of a program security and whether or not it is issued prior to 2027, the applicable supplement may contain additional information relevant to Section 871(m), such as whether the program security references a Qualified Index or Qualified Index Securities; whether it is a simple contract; the delta and the number of shares multiplied by delta (for a simple contract); whether the substantial equivalence test is met and the initial hedge (for a complex contract); and whether the changes to the composition of the underlying asset could possibly result in payments on the program security becoming subject to withholding under Section 871(m).

You should consult your tax adviser regarding the potential application of Section 871(m) to a particular program security and, if withholding applies, whether you are eligible for a refund of any part of the withholding tax discussed above on the basis of an applicable U.S. income tax treaty, as well as the process for obtaining such a refund (which will generally require the filing of a U.S. federal income tax return). In some circumstances, it may not be possible for you to obtain the documentation necessary to support a refund claim under an applicable treaty.  Our determination is binding on you and on withholding agents, but it is not binding on the IRS.  The Section 871(m) regulations require complex calculations to be made with respect to program securities linked to Underlying Securities and their application to a specific issue of program securities may be uncertain.  Accordingly, even if we determine that certain program securities are not Specified ELIs, the IRS could challenge our determination and assert that withholding is required in respect of those program securities. Moreover, your consequences under Section 871(m) may depend on your particular circumstances.  For example, if you enter into other transactions relating to an Underlying Security, you could be subject to U.S. federal withholding tax or income tax liability under Section 871(m) even if the program securities are not Specified ELIs subject to Section 871(m) as a general matter. You should consult your tax adviser regarding the potential application of Section 871(m) to the program securities in your particular circumstances.

We will not be required to pay any additional amounts with respect to U.S. federal withholding taxes.

FIRPTA

Section 897 of the Code, commonly referred to as “FIRPTA,” applies to investments in United States real property interests (each, a “USRPI”), including certain interests in USRPHCs.  As discussed above, we will not attempt to ascertain whether any Underlying Issuer should be treated as a USRPHC for purposes of Section 897 of the Code (including a non-corporate entity treated for relevant purposes of Section 897 of the Code as a USRPHC). If an Underlying Issuer were so treated, it is possible that, subject to the exceptions discussed in the following paragraph, an affected program security could be treated as a USRPI, in which case any gain from the disposition of the program security would generally be subject to U.S. federal income tax and would be required to be reported by you on a U.S. federal income tax return, generally in the same manner as if you were a U.S. Holder, and would in certain cases be subject to withholding in the amount of 15% of the gross proceeds of such disposition. Absent an applicable exception, a person required to perform such withholding may be required to treat a program security as a USRPI in certain circumstances, even if it is not known whether the program security references a USRPHC.

An exception to the FIRPTA rules applies in respect of interests in entities that have a regularly traded class of interests outstanding.  Under this exception, a program security that is not “regularly traded” on an established securities market generally should not be subject to the FIRPTA rules unless its fair market value upon acquisition exceeds 5% of the Underlying Issuer’s regularly traded class of interests as specified in the applicable Treasury regulations. In the case of program securities that are regularly traded, a holding of 5% or less of the outstanding program securities of that class or series generally should not be subject to the FIRPTA rules.  It may not be clear whether a program security is considered regularly traded on an established securities market for purposes of these rules.  Certain attribution and aggregation rules apply, and you are urged to consult your tax adviser regarding whether your ownership interest in the program securities will be subject to an exemption from the FIRPTA rules in light of your circumstances, including any other interest you might have in an Underlying Issuer.

You should refer to information filed with the SEC or another governmental authority by each Underlying Issuer and consult your tax adviser regarding the possible consequences to you if any Underlying Issuer is or becomes a USRPHC (as well as certain presumptions under the applicable rules regarding whether an Underlying Issuer is treated as a USRPHC and, to the extent relevant, how to establish that an Underlying Issuer is not a USRPHC).

We will not be required to pay any additional amounts with respect to U.S. federal withholding taxes.

Effectively Connected Income

If you are engaged in a U.S. trade or business, and if income or gain from the program securities is effectively connected with the conduct of that trade or business, you generally will be subject to regular U.S. federal income tax with respect to that income or gain in the same manner as if you were a U.S. Holder, subject to the provisions of an applicable income tax treaty.  You would be required to provide an IRS Form W-8ECI to the applicable withholding agent to establish an exemption from withholding for amounts, otherwise subject to withholding, paid on a program security. If this paragraph applies to you, you should consult your tax adviser with respect to other U.S. tax consequences of the ownership and disposition of the program security, including the possible imposition of a 30% (or lower treaty rate) branch profits tax if you are a corporation.

Possible Taxable Event

A change to the terms of an issue of program securities could result in a significant modification of the affected program securities.  A change in the methodology by which an underlying index or basket is calculated, a change in the components of an underlying index or basket, a change in the timing or amount of payments on a program security due to a market disruption event, the designation of a successor underlying asset or rate referenced by a program security or other similar circumstances resulting in a material change to an underlying asset could also result in a significant modification of the affected program securities. In particular, the modification of an underlying asset as the result of the active management of an underlying index or basket could result in a significant modification of an affected program security.  Additionally, while the tax consequences of an early fixing event are not entirely clear, it is possible that it could result in a significant modification of the affected program securities.  Furthermore, in certain circumstances where our obligations under the program securities are assumed by another entity, such substitution could result in a significant modification of the affected program securities.

A significant modification would generally result in the program securities being treated as terminated and reissued for U.S. federal income tax purposes. In that event, if you are a U.S. Holder, you might be required to recognize gain or loss (subject to possible recapitalization treatment or, in the case of loss, the possible application of the wash sale rules) with respect to the program securities, and your holding period for your program securities could be affected.  Moreover, depending on the facts at the time of the significant modification, the reissued program securities could be characterized for U.S. federal income tax purposes in a manner different from their original treatment, which could have a significant and potentially adverse effect on the timing and character of income you recognize with respect to the program securities after the significant modification.  In addition, a significant modification could result in adverse U.S. federal withholding tax consequences to a Non-U.S. Holder.

You should consult your tax adviser regarding the consequences of a significant modification of the program securities.  Except where stated otherwise, the discussion herein assumes that there has not been a significant modification of the program securities.

Fungibility of Subsequent Issuances

We may, without the consent of the holders of outstanding program securities, issue additional program securities with identical terms. In addition, we may (or an affiliate of ours may), without the consent of the holders of outstanding program securities, repurchase and resell a portion of the outstanding securities.  Even if they are treated for non-tax purposes as part of the same series as the original program securities, these additional program securities, or repurchased and resold program securities, may be treated as a separate issue for U.S. federal income tax purposes or otherwise be treated differently from the original program securities.

In the case of program securities treated as debt instruments for U.S. federal income tax purposes, the additional program securities (or repurchased and resold program securities) may be considered to have been issued (in whole or in part) with OID even if the original program securities had no OID, or the additional program securities (or repurchased and resold program securities)  may have a greater amount of OID than the original program securities.  These differences may affect the market value of the original program securities if the additional program securities (or repurchased and resold program securities) are not otherwise distinguishable from the original program securities.

Reportable Transactions

A taxpayer that participates in a “reportable transaction” is subject to information reporting requirements under Section 6011 of the Code.  Reportable transactions include, among other things, certain transactions identified by the IRS as well as certain losses recognized in an amount that exceeds a specified threshold level.

Under IRS Notice 2015-74, which is no longer in force, certain transactions that reference a basket of underlying assets were identified as “transactions of interest” subject to reporting requirements pursuant to the “reportable transaction” rules set forth in Section 6011 of the Code. Proposed Treasury regulations issued in 2024 would, if finalized as drafted, identify substantively the same transactions as reportable “listed transactions.”  Very generally, the IRS notice addressed, and the proposed regulations would apply to, an instrument that makes payments based on the performance of a basket of referenced assets (such as securities, commodities or foreign currencies) provided that the investor or its “designee” exercises discretion to change the assets that comprise the basket, or change the trading algorithm that determines the assets.  If we, an underlying index publisher or calculation agent or other person were to exercise discretion under the terms of a program security that is not treated as a “contingent payment debt instrument” or “variable rate debt instrument” for U.S. federal income tax purposes, or with respect to an index underlying such a program security, and were treated as an investor’s designee for these purposes, unless an exception applied, the investor could be required to report certain information to the IRS, as set forth in the applicable Treasury regulations, or be subject to penalties.  We might also be required to, or decide to, report information regarding the program security to the IRS.  Although the circumstances that require disclosure pursuant to the proposed regulations are not fully clear, if the proposed regulations are finalized as drafted, reporting thereunder may be required even for program securities issued prior to the finalization of the proposed regulations.

Information Reporting and Backup Withholding

Payments on the program securities as well as the proceeds of a taxable disposition (including retirement) of the program securities may be subject to information reporting and, if you fail to provide certain identifying information (such as an accurate taxpayer identification number if you are a U.S. Holder) or meet certain other conditions, may also be subject to backup withholding at the rate specified in the Code.  If you are a Non-U.S. Holder that provides the applicable withholding agent with the appropriate IRS Form W-8, you will generally establish an exemption from backup withholding.  Amounts withheld under the backup withholding rules are not additional taxes and may be refunded or credited against your U.S. federal income tax liability, provided the relevant information is timely furnished to the IRS.

FATCA

Legislation commonly referred to as “FATCA” generally imposes a withholding tax of 30% on payments to certain non-U.S. entities (including financial intermediaries) with respect to certain financial instruments, unless various U.S. information reporting and due diligence requirements (that are in addition to, and potentially significantly more onerous than, the requirement to deliver an IRS Form W-8) have been satisfied.  An intergovernmental agreement between the United States and the non-U.S. entity’s jurisdiction may modify these requirements. This legislation generally applies to payments of U.S.-source “fixed or determinable annual or periodical” (“FDAP”) income, which includes, among other things, interest and certain dividend equivalents (as defined above) under Section 871(m).  While existing Treasury regulations would also require withholding on payments of gross proceeds of the disposition (including upon retirement) of financial instruments that provide for U.S.-source interest or certain dividend equivalents, Treasury has indicated in subsequent proposed regulations its intent to eliminate this requirement.  Treasury has stated that taxpayers may rely on these proposed regulations pending their finalization.  If you are a Non-U.S. Holder, or a U.S. Holder holding program securities through a non-U.S. intermediary, you should consult your tax adviser regarding the potential application of FATCA to the notes, including the availability of certain refunds or credits.  The application of FATCA to units and warrants will be addressed in the applicable supplement where warranted.

Notwithstanding anything to the contrary herein or in the applicable supplement, we will not be required to pay any additional amounts with respect to U.S. federal withholding taxes.

Plan of Distribution (Conflicts of Interest)

The securities are offered on a continuing basis through J.P. Morgan Securities LLC (“JPMS”), which we refer to as the “agent” to the extent it is named in the applicable pricing supplement.  In addition, the securities may be offered through certain other agents to be named in the applicable pricing supplement.  JPMS has agreed and any additional agents have agreed or will agree to use reasonable efforts to solicit offers to purchase the securities.  We will have the sole right to accept offers to purchase our securities and may reject any offer in whole or in part, and JPMorgan Financial will have the sole right to accept offers to purchase its securities and may reject any offer in whole or in part.  Each agent may reject, in whole or in part, any offer it solicited to purchase securities.  We or JPMorgan Financial, as applicable, will pay an agent, in connection with sales of the securities resulting from a solicitation the agent made or an offer to purchase that agent received, a commission as set forth in the applicable pricing supplement.

The securities may also be sold to an agent as principal for its own account at discounts to be agreed upon at the time of sale as disclosed in the applicable pricing supplement.  That agent may resell the securities to investors and other purchasers at a fixed offering price or at prevailing market prices, or prices related thereto at the time of resale or otherwise, as that agent determines and as we or JPMorgan Financial, as applicable, will specify in the applicable pricing supplement.  An agent may offer the securities it has purchased as principal to other dealers.  That agent may sell the securities to any dealer at a discount and, unless otherwise specified in the applicable pricing supplement, the discount allowed to any dealer will not be in excess of the discount that agent will receive from us or JPMorgan Financial, as applicable.  After the initial public offering of securities that the agent is to resell on a fixed public offering price basis, the agent may change the public offering price, concession and discount.

An agent may be deemed to be an “underwriter” within the meaning of the Securities Act of 1933, as amended.  With respect to our securities, we and each agent have agreed or will agree to indemnify each other against certain liabilities, including liabilities under the Securities Act, or to contribute to payments made in respect of those liabilities.  With respect to JPMorgan Financial’s securities, we and JPMorgan Financial on the one hand and each agent on the other hand have agreed or will agree to indemnify each other against certain liabilities, including liabilities under the Securities Act, or to contribute to payments made in respect of those liabilities.  We and JPMorgan Financial have also agreed or will agree to reimburse each agent for specified expenses.

We estimate that we will spend approximately $1,200,000 for printing, trustee and legal fees and other expenses allocable to the offering.

Unless otherwise provided in the applicable pricing supplement, we and JPMorgan Financial do not intend to apply for the listing of the securities on a national securities exchange, but we have been advised by JPMS that it intends to make a market in the securities or, if separable, any other securities included in units, as applicable laws and regulations permit.  The agents are not obligated to do so, however, and the agents may discontinue making a market at any time without notice.  No assurance can be given as to the liquidity of any trading market for the securities or, if separable, any other securities included in units.

This prospectus supplement and the related prospectus may also be used by direct or indirect wholly owned subsidiaries of ours, including JPMS, in connection with offers and sales related to secondary market transactions in the securities.  Those subsidiaries may act as principal or agent in those transactions.  Secondary market sales will be made at prices related to prevailing market prices at the time of sale.

Following the initial distribution of the securities, each agent may offer and sell those securities in the course of its business as a broker-dealer.  An agent may act as principal or agent in those transactions and will make any sales at varying prices related to prevailing market prices at the time of sale or otherwise.  The agents are not obligated to make a market in any of the securities or any other securities included in units and may discontinue any market-making activities at any time without notice.

Conflicts of Interest

JPMS has a "conflict of interest" within the meaning of FINRA Rule 5121 in any offering of the securities in which it participates because we own, directly or indirectly, all of the outstanding equity securities of JPMS, because JPMS and JPMorgan Financial are under common control by us and because the net proceeds received from the sale of the securities will be used, in part, by JPMS or its affiliates in connection with hedging our or JPMorgan Financial’s obligations under the securities.  The offer and sale of the securities by JPMS will comply with the requirements of FINRA Rule 5121 regarding a FINRA member firm’s participation in a public offering of securities of an affiliate.  In accordance with FINRA Rule 5121, neither JPMS nor any other affiliated underwriter, agent or dealer of ours or JPMorgan Financial’s may sell the securities to any of its discretionary accounts without the specific written approval of the customer.

Securities Offered on a Global Basis

If the applicable pricing supplement indicates that any of the securities will be offered on a global basis, those registered global securities will be offered for sale in those jurisdictions outside of the United States where it is legal to make offers for sale of those securities.

The agent has represented and agreed, and any other agent through which we or JPMorgan Financial may offer any securities on a global basis will represent and agree, that it will comply with all applicable laws and regulations in force in any jurisdiction in which it purchases, offers, sells or delivers the securities or possesses or distributes the applicable pricing supplement, this prospectus supplement or the accompanying prospectus and will obtain any consent, approval or permission required by it for the purchase, offer or sale by it of the securities under the laws and regulations in force in any jurisdiction to which it is subject or in which it makes purchases, offers or sales of the securities, and we shall not have responsibility for the agent’s compliance with the applicable laws and regulations or obtaining any required consent, approval or permission.

With respect to sales in any jurisdictions outside of the United States of such securities offered on a global basis, purchasers of any such securities may be required to pay stamp taxes and other charges in accordance with the laws and practices of the country of purchase in addition to the issue price set forth on the cover page of the applicable pricing supplement.

Notice to Investors; Selling Restrictions

In this “Notice to Investors; Selling Restrictions” section, references to the “Issuer” refer to JPMorgan Chase & Co., in the case of securities issued by JPMorgan Chase & Co., and to JPMorgan Financial, in the case of securities issued by JPMorgan Financial.  References to the “Guarantor” do not apply to securities issued by JPMorgan Chase & Co. and refer to JPMorgan Chase & Co., in the case of securities issued by JPMorgan Financial.

The Issuer will offer to sell, and will solicit offers to buy, the securities only in jurisdictions where offers and sales are permitted.  None of any pricing supplement, this prospectus supplement and the prospectus (each, a “Disclosure Document” and, collectively, the “Disclosure Documents”) will constitute an offer to sell, or a solicitation of an offer to buy, the securities by any person in any jurisdiction in which it is unlawful for that person to make an offer or solicitation.  Neither the delivery of any Disclosure Document nor any sale made thereunder implies that the Issuer’s or the Guarantor’s (if applicable) affairs have not changed or that the information in any Disclosure Document is correct as of any date after the date thereof.

You must (i) comply with all applicable laws and regulations in force in any jurisdiction in connection with the possession or distribution of the Disclosure Documents and the purchase, offer or sale of the securities and (ii) obtain any consent, approval or permission required to be obtained by you for the purchase, offer or sale by you of the securities under the laws and regulations applicable to you in force in any jurisdiction to which you are subject or in which you make those purchases, offers or sales.

NOTICE TO RESIDENTS OF ARGENTINA

THE SECURITIES ARE NOT AND WILL NOT BE AUTHORIZED BY THE COMISIÓN NACIONAL DE VALORES (THE “CNV”) FOR PUBLIC OFFER IN ARGENTINA AND MAY THUS NOT BE OFFERED OR SOLD TO THE PUBLIC AT LARGE OR TO SECTORS OR SPECIFIC GROUPS THEREOF BY ANY MEANS, INCLUDING BUT NOT LIMITED TO PERSONAL OFFERINGS, WRITTEN MATERIALS, ADVERTISEMENTS, THE INTERNET OR THE MEDIA, IN CIRCUMSTANCES WHICH CONSTITUTE A PUBLIC OFFERING OF SECURITIES UNDER ARGENTINE LAW NO. 26,831 AS AMENDED BY ARGENTINE LAW NO. 27,440 (THE “CAPITAL MARKETS LAW”).  IF CERTAIN REQUIREMENTS ESTABLISHED UNDER CNV GENERAL RESOLUTION NO. 1016 ARE MET, THE SECURITIES MAY BE OFFERED ON A PRIVATE PLACEMENT BASIS, ENSURING A SAFE HARBOUR.  THE SAFE HARBOUR EXEMPTIONS ARE: (I) THE “PRIVATE OFFERING EXEMPTION;” (II) THE “CROSS-BORDER OFFERING EXEMPTION;” AND (III) THE “EMPLOYEE PRIVATE OFFERING EXEMPTION.”

THE CAPITAL MARKET LAW ESTABLISHES THAT PUBLIC OFFERINGS MUST BE CONDUCTED BY LICENSED ENTITIES; HOWEVER, THE CNV GENERAL RESOLUTION NO. 1016 HAS PROVIDED GREATER CLARITY ON THE CRITERIA THAT DISTINGUISH A “PUBLIC” OFFERING FROM A “PRIVATE” OFFERING THROUGH THOSE EXEMPTIONS.

THE CONCEPT OF PUBLIC OFFERING UNDER SECTION 2 OF THE CAPITAL MARKETS LAW IS DEFINED AS ANY INVITATION ADDRESSED TO PEOPLE IN GENERAL, OR TO A DETERMINED GROUP OF PEOPLE OR SECTORS, TO PERFORM ANY LEGAL ACT WITH SECURITIES BY THE ISSUERS OF SUCH SECURITIES OR BY ANY ENTITY DEDICATED TO THE TRADING OF SUCH SECURITIES, THROUGH PERSONAL OFFERS, NEWS PUBLICATIONS, RADIOTELEPHONE, TELEPHONE OR TELEVISION BROADCASTS, FILMS, PUTTING UP POSTERS, SIGNS OR PUBLIC ANNOUNCEMENTS, ADVERTISEMENTS, PROGRAMS, SHOWS, ELECTRONIC MEDIA, CIRCULARS AND PRINT COMMUNICATIONS, OR ANY OTHER MEANS OF COMMUNICATION.

CNV GENERAL RESOLUTION NO. 1016 EXPRESSLY RECOGNISES THE CONCEPT OF PRIVATE PLACEMENT AND SETS FORTH CERTAIN PARAMETERS TO DETERMINE WHEN AN OFFERING MAY QUALIFY AS A PRIVATE OFFERING.  DEPENDING ON THE APPLICABLE SAFE HARBOUR, THE CONDITIONS MIGHT INCLUDE, AMONG OTHERS, LIMITATIONS ON THE NUMBER AND TYPE OF RECIPIENTS AND INVESTORS, LIMITATIONS ON THE OFFERING PROCESS, RESALE RESTRICTIONS.

NON-LICENSED ENTITIES SHOULD AVOID ANY TYPE OF SYSTEMATIC OR REGULAR ACTIVITY AIMED AT PROSPECTING OR SEEKING REFERRALS OF INDIVIDUALS IN ARGENTINA IN CONNECTION WITH FINANCIAL SERVICES AND RELATED ACTIVITIES (APART FROM THE SAFE

HARBOURS EXPLAINED ABOVE OR A TOLERATED MARKET PRACTICE), SINCE THIS MAY BE SEEN AS AN INDICATION OF AN UNAUTHORIZED PUBLIC OFFERING OF SECURITIES.

THE INTERPRETATION OF THE CNV REGARDING THE CIRCUMSTANCES THAT CONSTITUTE AN UNAUTHORIZED PUBLIC OFFER, APART FROM THE SAFE HARBOURS EXPLAINED ABOVE, IS MADE ON A CASE-BY-CASE BASIS AND MAY VARY FROM TIME TO TIME.

ADDITIONALLY, THE “PUBLIC OFFERING” OF NON (LOCALLY) LISTED SECURITIES AND OF NON-LICENSED BROKERAGE SERVICES ARE CONSIDERED A CRIME PURSUANT TO SECTION 310 OF THE CRIMINAL CODE, WITH SANCTIONS THAT GO FROM 2 TO 4 YEARS OF IMPRISONMENT, FINES AND DISQUALIFICATION TO MAINTAIN A LICENSE.  IN CONTRAST, OFFERINGS CONDUCTED WITHIN THE SCOPE OF THE “PRIVATE OFFERING EXEMPTION,” THE “CROSS-BORDER OFFERING EXEMPTION,” OR THE “EMPLOYEE PRIVATE OFFERING EXEMPTION” WOULD NOT BE CONSIDERED PUBLIC OFFERINGS UNDER ARGENTINE LAW AND, THEREFORE, WOULD NOT BE SUBJECT TO SUCH PENALTIES.

NOTICE TO RESIDENTS OF THE BAHAMAS

THE SECURITIES MAY NOT BE OFFERED OR SOLD IN OR FROM WITHIN THE BAHAMAS UNLESS THE OFFER OR SALE IS MADE BY A PERSON APPROPRIATELY LICENSED OR REGISTERED TO CONDUCT SECURITIES BUSINESS IN OR FROM WITHIN THE BAHAMAS.

THE SECURITIES MAY NOT BE OFFERED OR SOLD TO PERSONS OR ENTITIES DEEMED RESIDENT IN THE BAHAMAS PURSUANT TO THE EXCHANGE CONTROL REGULATIONS, 1956 OF THE BAHAMAS UNLESS THE PRIOR APPROVAL OF THE CENTRAL BANK OF THE BAHAMAS IS OBTAINED.

NO OFFER OR SALE OF THE SECURITIES MAY BE MADE IN THE BAHAMAS VIA A PUBLIC OFFER UNLESS A PRELIMINARY PROSPECTUS AND A PROSPECTUS HAVE BEEN FILED WITH THE SECURITIES COMMISSION OF THE BAHAMAS AND THE SECURITIES COMMISSION OF THE BAHAMAS HAS ISSUED A RECEIPT FOR EACH DOCUMENT, UNLESS SUCH OFFERING IS EXEMPTED PURSUANT TO THE SECURITIES INDUSTRY REGULATIONS, 2012.

NOTICE TO RESIDENTS OF BERMUDA

THE SECURITIES BEING OFFERED HEREBY ARE BEING OFFERED ON A PRIVATE BASIS TO INVESTORS WHO SATISFY THE CRITERIA OUTLINED IN THE DISCLOSURE DOCUMENTS.  THE DISCLOSURE DOCUMENTS ARE NOT SUBJECT TO, AND HAVE NOT RECEIVED APPROVAL FROM, EITHER THE BERMUDA MONETARY AUTHORITY OR THE BERMUDA REGISTRAR OF COMPANIES AND NO STATEMENT TO THE CONTRARY, EXPLICIT OR IMPLICIT, IS AUTHORISED TO BE MADE IN THIS REGARD.  THE SECURITIES MAY BE OFFERED OR SOLD IN BERMUDA ONLY IN COMPLIANCE WITH THE PROVISIONS OF THE INVESTMENT BUSINESS ACT 2003 OF BERMUDA AND THE INVESTMENT FUNDS ACT 2006 OF BERMUDA WHICH REGULATE THE SALE OR PROMOTION OF SECURITIES IN BERMUDA.  ADDITIONALLY, NON-BERMUDIAN PERSONS (INCLUDING COMPANIES) MAY NOT CARRY ON OR ENGAGE IN ANY TRADE OR BUSINESS IN BERMUDA UNLESS SUCH PERSONS ARE AUTHORIZED TO DO SO UNDER APPLICABLE BERMUDA LEGISLATION.  ENGAGING IN THE ACTIVITY OF OFFERING OR MARKETING THE SECURITIES IN BERMUDA TO PERSONS IN BERMUDA MAY BE DEEMED TO BE CARRYING ON BUSINESS IN BERMUDA.

NOTICE TO RESIDENTS OF BRAZIL

THE SECURITIES HAVE NOT BEEN AND WILL NOT BE REGISTERED WITH THE “COMISSÃO DE VALORES MOBILIÁRIOS” – THE BRAZILIAN SECURITIES AND EXCHANGE COMMISSION (“CVM”) AND ACCORDINGLY, EACH AGENT HAS REPRESENTED AND AGREED, AND ANY ADDITIONAL AGENTS WILL BE REQUIRED TO REPRESENT AND AGREE, THAT IT HAS NOT AND WILL NOT SELL, PROMISE TO SELL, OFFER, SOLICIT, ADVERTISE AND/OR MARKET THE SECURITIES WITHIN THE FEDERATIVE REPUBLIC OF BRAZIL IN AN OFFERING THAT CAN BE CONSTRUED AS A PUBLIC OFFERING OR UNAUTHORIZED DISTRIBUTION OF SECURITIES UNDER BRAZILIAN LAW AND REGULATIONS.  ADDITIONALLY, EACH AGENT HAS REPRESENTED

AND AGREED, AND ANY ADDITIONAL AGENTS WILL BE REQUIRED TO REPRESENT AND AGREE, THAT IT HAS NOT AND WILL NOT VIOLATE ANY OF THE REGISTRATION REQUIREMENTS AND SECURITIES DISTRIBUTION, SALES AND MARKETING RESTRICTIONS UNDER CVM RULES, INCLUDING, BUT NOT LIMITED TO RESOLUTION NO. 160, DATED 13 JULY 2022, AS AMENDED FROM TIME TO TIME, CVM'S OPINIONS NO. 32 AND 33, BOTH DATED 30 SEPTEMBER 2005, AND FEDERAL LAW 6.385, DATED 7 DECEMBER 1976, AS AMENDED FROM TIME TO TIME.

NOTICE TO RESIDENTS OF THE BRITISH VIRGIN ISLANDS (“BVI”)

THE SECURITIES MAY NOT BE OFFERED TO THE PUBLIC IN THE BRITISH VIRGIN ISLANDS UNLESS THE ISSUER, GUARANTOR (IF APPLICABLE) OR THE PERSON OFFERING THE SECURITIES ON ITS BEHALF IS LICENSED TO CARRY ON BUSINESS IN THE BRITISH VIRGIN ISLANDS.  THE ISSUER AND THE GUARANTOR (IF APPLICABLE) ARE NOT LICENSED TO CARRY ON BUSINESS IN THE BRITISH VIRGIN ISLANDS.  THE SECURITIES MAY BE OFFERED TO BRITISH VIRGIN ISLANDS BUSINESS COMPANIES (FROM OUTSIDE THE BRITISH VIRGIN ISLANDS) WITHOUT RESTRICTION.  A “BRITISH VIRGIN ISLANDS BUSINESS COMPANY” IS A BVI COMPANY FORMED UNDER OR OTHERWISE GOVERNED BY THE BVI BUSINESS COMPANIES ACT 2004 OF THE BVI.

THE DISCLOSURE DOCUMENTS ARE NOT AN OFFER TO SELL, OR A SOLICITATION OR INVITATION TO MAKE OFFERS TO PURCHASE OR SUBSCRIBE FOR, THE SECURITIES OR ANY OTHER SECURITIES OR INVESTMENT BUSINESS SERVICES IN THE BVI.  THE DISCLOSURE DOCUMENTS MAY NOT BE SENT OR DISTRIBUTED TO PERSONS IN THE BVI AND THE SECURITIES ARE NOT AVAILABLE TO, AND NO INVITATION OR OFFER TO SUBSCRIBE, PURCHASE OR OTHERWISE ACQUIRE THE SECURITIES WILL BE MADE TO, PERSONS IN THE BVI.  HOWEVER, THE SECURITIES MAY BE OFFERED AND SOLD TO BUSINESS COMPANIES INCORPORATED IN THE BVI AND INTERNATIONAL LIMITED PARTNERSHIPS FORMED IN THE BVI, PROVIDED THAT ANY SUCH OFFERING AND SALE IS MADE OUTSIDE THE BVI OR IS OTHERWISE PERMITTED BY BVI LEGISLATION.

NOTICE TO RESIDENTS OF THE CAYMAN ISLANDS

EACH AGENT, THE ISSUER AND THE GUARANTOR (IF APPLICABLE) HAS REPRESENTED AND AGREED, AND ANY ADDITIONAL AGENTS WILL BE REQUIRED TO REPRESENT AND AGREE, THAT IT DOES NOT INTEND TO ESTABLISH A PLACE OF BUSINESS OR OTHERWISE INTEND TO CONDUCT BUSINESS IN THE CAYMAN ISLANDS.  ACCORDINGLY, THE AGENTS, THE ISSUER AND THE GUARANTOR (IF APPLICABLE) AND ANY ADDITIONAL AGENTS, SHOULD NOT BE SUBJECT TO THE SUPERVISION OF ANY CAYMAN ISLANDS AUTHORITY.

EACH AGENT HAS REPRESENTED AND AGREED, AND ANY ADDITIONAL AGENTS WILL BE REQUIRED TO REPRESENT AND AGREE, THAT IT SHALL NOT OFFER AND SELL SECURITIES FROM A PLACE OF BUSINESS WITHIN THE CAYMAN ISLANDS (INCLUDING AN OFFERING FROM AN INTERNET OR OTHER ELECTRONIC SERVICE PROVIDER LOCATED IN THE CAYMAN ISLANDS) OR IN A MANNER CONSTITUTING THE ESTABLISHMENT OF A PLACE OF BUSINESS OR THE COMMENCEMENT OF BUSINESS IN THE CAYMAN ISLANDS UNLESS IT IS APPROPRIATELY REGISTERED AND LICENSED OR OTHERWISE PERMITTED TO UNDERTAKE SUCH AN OFFER OR SALE UNDER APPLICABLE LAWS (INCLUDING, WITHOUT LIMITATION, THE SECURITIES INVESTMENT BUSINESS ACT (AS REVISED) OF THE CAYMAN ISLANDS).

AN AGENT MAY THEREFORE OFFER AND SELL SECURITIES TO INVESTORS RESIDENT AND INCORPORATED IN THE CAYMAN ISLANDS, WHICH DO NOT FALL WITHIN THE DEFINITION OF “PUBLIC IN THE ISLANDS,” WITHOUT RESTRICTION UNDER CAYMAN ISLANDS REGULATION ON SUCH AGENT OR THE ISSUER IF THE AGENT AND THE ISSUER ARE, ACCORDING TO APPLICABLE CAYMAN ISLANDS LAW, NOT LOCATED IN THE CAYMAN ISLANDS (AS A BRANCH, AN INCORPORATED ENTITY, A RESIDENT OR OTHERWISE) AND DO NOT HAVE A PLACE OF BUSINESS IN AND/OR HAVE NOT COMMENCED THE CARRYING ON OF BUSINESS IN THE CAYMAN ISLANDS.

NO SECURITIES MAY BE SOLD BY OR ON BEHALF OF THE ISSUER OR THE GUARANTOR (IF APPLICABLE) WITHIN THE CAYMAN ISLANDS IF SUCH SALE WOULD REQUIRE THE ISSUER TO

BE REGISTERED AS A FOREIGN COMPANY UNDER THE COMPANIES ACT (AS REVISED) OF THE CAYMAN ISLANDS.

NOTICE TO RESIDENTS OF CHILE

THE AGENTS, THE ISSUER, THE GUARANTOR (IF APPLICABLE) OF THE SECURITIES AND THE SECURITIES WILL NOT BE REGISTERED IN THE REGISTRO DE VALORES EXTRANJEROS (FOREIGN SECURITIES REGISTRY) OF THE COMISIÓN PARA EL MERCADO FINANCIERO (FINANCIAL MARKETS COMMISSION) AND WILL NOT BE SUBJECT TO THE SUPERVISION OF THE LATTER.  IF SUCH SECURITIES ARE OFFERED IN CHILE, THEY WILL BE OFFERED AND SOLD ONLY PURSUANT TO GENERAL RULE 336 OF THE FINANCIAL MARKETS COMMISSION, AND THEREFORE ARE NOT SUBJECT TO OVERSIGHT BY THE LATTER.  THE COMMENCEMENT DATE OF THIS OFFERING IS THE ONE CONTAINED IN THE COVER PAGES OF THE RELEVANT PRICING SUPPLEMENT.  NONE OF THE AGENTS, THE ISSUER AND THE GUARANTOR (IF APPLICABLE) OF THE SECURITIES HAS AN OBLIGATION TO DELIVER PUBLIC INFORMATION IN CHILE WITH RESPECT TO THE SECURITIES.  THESE SECURITIES SHALL NOT BE PUBLICLY OFFERED IN CHILE UNLESS REGISTERED IN THE FOREIGN SECURITIES REGISTRY.

LOS AGENTES, EL EMISOR, EL GARANTE (SI PROCEDE) DE LOS VALORES Y LOS VALORES NO SERÁN INSCRITOS EN EL REGISTRO DE VALORES EXTRANJEROS DE LA COMISIÓN PARA EL MERCADO FINANCIERO Y NO ESTARÁN SUJETOS A LA FISCALIZACIÓN DE ÉSTA ULTIMA. SI DICHOS VALORES SON OFRECIDOS DENTRO DE CHILE, SERÁN OFRECIDOS Y COLOCADOS SÓLO DE ACUERDO A LA NORMA DE CARÁCTER GENERAL 336 DE LA COMISIÓN PARA EL MERCADO FINANCIERO, POR LO QUE TALES VALORES NO ESTÁN SUJETOS A LA FISCALIZACIÓN DE ÉSTA ULTIMA. LA FECHA DE INICIO DE LA PRESENTE OFERTA ES LA INDICADA EN LA PORTADA DEL RESPECTIVO SUPLEMENTO DE PRECIOS. NI LOS AGENTES, NI EL EMISOR, NI EL GARANTE (SI PROCEDE) DE LOS VALORES ESTÁN OBLIGADOS A ENTREGAR INFORMACIÓN PÚBLICA EN CHILE RESPECTO DE LOS VALORES. ESTOS VALORES NO PODRÁN SER OBJETO DE OFERTA PÚBLICA EN CHILE A MENOS QUE SE INSCRIBAN EN EL REGISTRO DE VALORES EXTRANJEROS DE LA COMISIÓN PARA EL MERCADO FINANCIERO.

NOTICE TO RESIDENTS OF COLOMBIA

EACH AGENT HAS REPRESENTED AND AGREED, AND ANY ADDITIONAL AGENTS WILL BE REQUIRED TO REPRESENT AND AGREE, THAT THE SECURITIES HAVE NOT AND WILL NOT BE MARKETED, OFFERED, SOLD OR DISTRIBUTED IN COLOMBIA OR TO COLOMBIAN RESIDENTS EXCEPT IN CIRCUMSTANCES WHICH DO NOT CONSTITUTE A PUBLIC OFFER OF SECURITIES IN COLOMBIA WITHIN THE MEANING OF ARTICLE 6.1.1.1.1 OF DECREE 2555 OF 2010 AS AMENDED FROM TIME TO TIME.  THE OFFER OF THE SECURITIES IS ADDRESSED TO FEWER THAN ONE HUNDRED SPECIFICALLY IDENTIFIED INVESTORS.  THE MATERIAL IN THE DISCLOSURE DOCUMENTS IS FOR THE SOLE AND EXCLUSIVE USE OF THE ADDRESSEE AS A DETERMINED INDIVIDUAL/ENTITY AND CANNOT BE UNDERSTOOD AS ADDRESSED FOR THE USE OF ANY THIRD PARTY, INCLUDING ANY OF SUCH PARTY'S SHAREHOLDERS, ADMINISTRATORS OR EMPLOYEES, OR BY ANY OTHER THIRD PARTY RESIDENT IN COLOMBIA.  THE INFORMATION CONTAINED IN THE DISCLOSURE DOCUMENTS IS PROVIDED FOR ILLUSTRATIVE PURPOSES ONLY, AND NO REPRESENTATION OR WARRANTY IS MADE AS TO THE ACCURACY OR COMPLETENESS OF THE INFORMATION CONTAINED HEREIN.  ACCORDINGLY, THE SECURITIES WILL NOT BE PUBLICLY OFFERED, MARKETED OR NEGOTIATED IN COLOMBIA THROUGH PROMOTIONAL OR ADVERTISEMENT ACTIVITIES (AS DEFINED UNDER COLOMBIAN LAW) EXCEPT IN COMPLIANCE WITH THE REQUIREMENTS OF THE COLOMBIAN FINANCIAL AND SECURITIES MARKET REGULATION (DECREE 2555 OF 2010, LAW 964 OF 2005 AND ORGANIC STATUTE OF THE FINANCIAL SYSTEM) AS AMENDED AND RESTATED, AND DECREES AND REGULATIONS MADE THEREUNDER.  EACH AGENT HAS ACKNOWLEDGED, AND ANY ADDITIONAL AGENTS WILL BE REQUIRED TO ACKNOWLEDGE, THAT THE SECURITIES LISTED IN THE PROSPECTUS SUPPLEMENT HAVE NOT BEEN REGISTERED IN THE NATIONAL REGISTRY OF SECURITIES AND ISSUERS (REGISTRO NACIONAL DE VALORES Y EMISORES) OF THE COLOMBIAN FINANCIAL SUPERINTENDENCE (SUPERINTENDENCIA FINANCIERA DE COLOMBIA)

AND WILL NOT BE LISTED IN THE COLOMBIAN STOCK EXCHANGE (BOLSA DE VALORES DE COLOMBIA) OR WITH ANY COLOMBIAN SECURITIES EXCHANGE OR TRADING SYSTEM, AND THEREFORE IT IS NOT INTENDED FOR ANY PUBLIC OFFER OF THE SECURITIES IN COLOMBIA.

INVESTORS ACKNOWLEDGE THE COLOMBIAN LAWS AND REGULATIONS (SPECIFICALLY FOREIGN EXCHANGE AND TAX REGULATIONS) APPLICABLE TO ANY TRANSACTION OR INVESTMENT CONSUMMATED IN CONNECTION WITH THE DISCLOSURE DOCUMENTS AND REPRESENT THAT THEY ARE THE SOLE LIABLE PARTY FOR FULL COMPLIANCE WITH ANY SUCH LAWS AND REGULATIONS.

THE INVESTORS REPRESENT THAT THE INVESTMENT IN THE SECURITIES IS A PERMITTED INVESTMENT FOR THEM UNDER THEIR CORPORATE BYLAWS AND/OR PARTICULAR INVESTMENT REGIME THAT MAY BE APPLICABLE.  ADDITIONALLY, COLOMBIAN INVESTORS ACKNOWLEDGE THAT THE DELIVERY OF THE DISCLOSURE DOCUMENTS AND ANY OTHER DOCUMENTS RELATED HERETO DOES NOT CONSTITUTE INVESTMENT ADVISORY SERVICES, THUS, COLOMBIAN INVESTORS ARE SOLELY LIABLE FOR CONDUCTING AN INVESTMENT SUITABILITY ANALYSIS AS PER THEIR APPLICABLE INVESTMENT REGIME.

NOTICE TO RESIDENTS OF COSTA RICA

THE SECURITIES MAY NOT BE OFFERED OR SOLD, DIRECTLY OR INDIRECTLY, TO ANY PERSON WITHIN THE REPUBLIC OF COSTA RICA, IN CIRCUMSTANCES THAT REQUIRE THE ISSUER OR THE OFFEROR AND THE SECURITIES TO BE AUTHORIZED BY THE SUPERINTENDENCIA GENERAL DE VALORES (PUBLIC OFFERING) OR THE SUPERINTENDENCIA GENERAL DE ENTIDADES FINANCIERAS (GENERAL FINANCIAL INTERMEDIATION).  ANY OFFERING, EXPRESS OR IMPLICIT, THAT SEEKS TO ISSUE, NEGOTIATE OR SELL SECURITIES AMONG PUBLIC INVESTORS, IS DEEMED UNDER COSTA RICAN LAW (LEY REGULADORA DEL MERCADO DE VALORES, N° 7732, AND ITS REGULATIONS) AS A PUBLIC OFFERING, WHICH REQUIRES THE ISSUER OR THE OFFEROR AND THE SECURITIES TO BE AUTHORIZED BY THE SUPERINTENDENCIA GENERAL DE VALORES.  A PUBLIC OFFERING IS PRESUMED WHEN MADE THROUGH PUBLIC OR COLLECTIVE MEANS OF COMMUNICATION (MASS MEDIA), SUCH AS PRESS, RADIO, TELEVISION AND INTERNET, OR WHEN THE OFFERING INCLUDES STANDARDIZED SECURITIES.

ACCORDINGLY, EACH AGENT HAS REPRESENTED AND AGREED, AND ANY ADDITIONAL AGENTS WILL BE REQUIRED TO REPRESENT AND AGREE, THAT (I) SUCH AGENT IS APPROPRIATELY REGISTERED WITH THE SUPERINTENDENCIA GENERAL DE VALORES OR THE SUPERINTENDENCIA GENERAL DE ENTIDADES FINANCIERAS, (II) IT HAS NOT OFFERED OR SOLD AND WILL NOT OFFER OR SELL, DIRECTLY OR INDIRECTLY, ANY SECURITIES TO THE PUBLIC IN COSTA RICA; (III) THAT SALES OF THE SECURITIES IN COSTA RICA SHALL ONLY BE PLACED OR NEGOTIATED ON AN INDIVIDUAL BASIS WITH PRIVATE INVESTORS; AND (IV) THAT IT WILL NOT TRADE THE SECURITIES ON THE SECONDARY MARKET.  EACH AGENT WILL EVIDENCE IN WRITING, FOR EACH OFFERING, COMPLIANCE WITH THE ABOVE REQUIREMENTS BY MEANS OF AN AFFIDAVIT, A PARTY DECLARATION OR ANY FORM OF EXPRESS ACKNOWLEDGEMENT.  EACH AGENT HAS ACKNOWLEDGED THAT IT IS REGISTERED AS A FINANCIAL INTERMEDIARY WITH THE SUPERINTENDENCIA GENERAL DE VALORES OR THE SUPERINTENDENCIA GENERAL DE ENTIDADES FINANCIERAS (AS THE CASE MAY BE), AND THAT THE DISCLOSURE DOCUMENTS HAVE NOT BEEN FILED WITH THE SUPERINTENDENCIA GENERAL DE VALORES AND, THEREFORE, IT IS NOT INTENDED FOR ANY PUBLIC OFFERING OF THE SECURITIES IN COSTA RICA WITHIN THE MEANING OF COSTA RICAN LAW.

NOTICE TO RESIDENTS OF EL SALVADOR

THE SECURITIES MAY NOT BE OFFERED TO THE GENERAL PUBLIC IN EL SALVADOR, AND ACCORDING TO ARTICLE 2 OF THE LEY DE MERCADO DE VALORES (SECURITIES MARKET LAW) OF THE REPUBLIC OF EL SALVADOR, LEGISLATIVE DECREE NUMBER 809 DATED 16 FEBRUARY 1994, PUBLISHED ON THE DIARIO OFICIAL (OFFICIAL GAZETTE) NUMBER 73-BIS, NUMBER 323, DATED 21 APRIL 1994 (AS AMENDED), AND IN COMPLIANCE WITH THE AFOREMENTIONED REGULATION, EACH AGENT HAS REPRESENTED AND AGREED, AND ANY ADDITIONAL AGENTS

WILL BE REQUIRED TO REPRESENT AND AGREE, THAT IT WILL NOT MAKE AN INVITATION FOR SUBSCRIPTION OR PURCHASE OF THE SECURITIES TO INDETERMINATE INDIVIDUALS HABITUALLY, NOR WILL IT MAKE KNOWN THE DISCLOSURE DOCUMENTS IN THE TERRITORY OF EL SALVADOR THROUGH ANY MASS MEDIA COMMUNICATION SUCH AS TELEVISION, RADIO, PRESS, OR ANY SIMILAR MEDIUM, OTHER THAN PUBLICATIONS OF AN INTERNATIONAL NATURE THAT ARE RECEIVED IN EL SALVADOR, SUCH AS INTERNET ACCESS OR FOREIGN CABLE ADVERTISEMENTS, WHICH ARE NOT DIRECTED TO THE SALVADORAN PUBLIC. THE OFFERING OF THE SECURITIES HAS NOT BEEN REGISTERED WITH AN AUTHORIZED STOCK EXCHANGE IN THE REPUBLIC OF EL SALVADOR.  ANY NEGOTIATION FOR THE PURCHASE OR SALE OF SECURITIES IN THE REPUBLIC OF EL SALVADOR SHALL ONLY BE NEGOTIATED ON AN INDIVIDUAL BASIS WITH DETERMINATE INDIVIDUALS OR ENTITIES IN STRICT COMPLIANCE WITH THE AFOREMENTIONED ARTICLE 2 OF THE SALVADORAN SECURITIES MARKET LAW, MONEY LAUNDRY LAW AND SHALL IN ANY EVENT BE EFFECTED IN ACCORDANCE WITH ALL SECURITIES, TAX AND EXCHANGE CONTROL REGULATIONS OF THE DOMINICAN REPUBLIC, CENTRAL AMERICA, AND UNITED STATES FREE TRADE AGREEMENTS, AND OTHER APPLICABLE LAWS OR REGULATIONS OF THE REPUBLIC OF EL SALVADOR.

NOTICE TO RESIDENTS OF THE EUROPEAN ECONOMIC AREA (THE “EEA”)

IF THE PRICING SUPPLEMENT IN RESPECT OF ANY SECURITIES SPECIFIES THE “PROHIBITION OF SALES TO EEA RETAIL INVESTORS” TO BE “NOT APPLICABLE,” IN RELATION TO EACH MEMBER STATE OF THE EEA, EACH AGENT HAS REPRESENTED AND AGREED, AND ANY ADDITIONAL AGENTS WILL BE REQUIRED TO REPRESENT AND AGREE, THAT IT HAS NOT MADE AND WILL NOT MAKE AN OFFER OF SECURITIES WHICH ARE THE SUBJECT OF THE OFFERING CONTEMPLATED BY THE DISCLOSURE DOCUMENTS TO THE PUBLIC IN THAT MEMBER STATE EXCEPT THAT IT MAY, MAKE AN OFFER OF SUCH SECURITIES TO THE PUBLIC IN THAT MEMBER STATE:

(A)	TO ANY LEGAL ENTITY THAT IS A QUALIFIED INVESTOR AS DEFINED IN THE EU PROSPECTUS REGULATION;

(B)	TO FEWER THAN 150 NATURAL OR LEGAL PERSONS (OTHER THAN QUALIFIED INVESTORS AS DEFINED IN THE EU PROSPECTUS REGULATION), SUBJECT TO OBTAINING THE PRIOR CONSENT OF THE AGENT; OR

(C)	IN ANY OTHER CIRCUMSTANCES FALLING WITHIN ARTICLES 1(3), 1(4) AND/OR 3(2)(b) OF THE EU PROSPECTUS REGULATION (AS MAY BE LOCALLY IMPLEMENTED),

PROVIDED THAT NO SUCH OFFER OF SECURITIES SHALL REQUIRE THE ISSUER, THE GUARANTOR (IF APPLICABLE) OR ANY AGENT TO PUBLISH A PROSPECTUS PURSUANT TO ARTICLE 3 OF THE EU PROSPECTUS REGULATION OR SUPPLEMENT A PROSPECTUS PURSUANT TO ARTICLE 23 OF THE EU PROSPECTUS REGULATION.

FOR THE PURPOSES OF THIS PROVISION, THE EXPRESSION AN “OFFER OF SECURITIES TO THE PUBLIC” IN RELATION TO ANY SECURITIES IN ANY MEMBER STATE MEANS THE COMMUNICATION IN ANY FORM AND BY ANY MEANS OF SUFFICIENT INFORMATION ON THE TERMS OF THE OFFER AND THE SECURITIES TO BE OFFERED SO AS TO ENABLE AN INVESTOR TO DECIDE TO PURCHASE OR SUBSCRIBE FOR THE SECURITIES, AND THE EXPRESSION “EU PROSPECTUS REGULATION” MEANS EU REGULATION (EU) 2017/1129, AND INCLUDES ANY RELEVANT IMPLEMENTING MEASURE IN THE MEMBER STATE.

EACH AGENT HAS REPRESENTED AND AGREED, AND ANY ADDITIONAL AGENTS WILL BE REQUIRED TO REPRESENT AND AGREE, THAT ANY COMMISSION, FEE OR NON-MONETARY BENEFIT RECEIVED FROM THE ISSUER OR THE GUARANTOR (IF APPLICABLE) COMPLIES WITH THE APPLICABLE RULES SET OUT IN THE MARKETS IN FINANCIAL INSTRUMENTS DIRECTIVE (DIRECTIVE 2014/65/EU, AS AMENDED, “MiFID II”).

PROHIBITION OF SALES TO EEA RETAIL INVESTORS

EACH AGENT HAS REPRESENTED AND AGREED, AND ANY ADDITIONAL AGENTS WILL BE REQUIRED TO REPRESENT AND AGREE, THAT IT HAS NOT OFFERED, SOLD OR OTHERWISE MADE AVAILABLE AND WILL NOT OFFER, SELL OR OTHERWISE MAKE AVAILABLE ANY SECURITIES WHICH ARE THE SUBJECT OF THE OFFERING CONTEMPLATED BY THE DISCLOSURE DOCUMENTS TO ANY RETAIL INVESTOR IN THE EEA.  FOR THE PURPOSES OF THIS PROVISION:

(A)	THE EXPRESSION “RETAIL INVESTOR” MEANS A PERSON WHO IS ONE (OR MORE) OF THE FOLLOWING:

(I)	A RETAIL CLIENT AS DEFINED IN POINT (11) OF ARTICLE 4(1) OF MIFID II; OR

(II)	A CUSTOMER WITHIN THE MEANING OF DIRECTIVE 2016/97/EU (AS AMENDED, THE “INSURANCE DISTRIBUTION DIRECTIVE”), WHERE THAT CUSTOMER WOULD NOT QUALIFY AS A PROFESSIONAL CLIENT AS DEFINED IN POINT (10) OF ARTICLE 4(1) OF MiFID II; OR

(III)	NOT A QUALIFIED INVESTOR AS DEFINED IN THE EU PROSPECTUS REGULATION; AND

(B)	THE EXPRESSION “OFFER” INCLUDES THE COMMUNICATION IN ANY FORM AND BY ANY MEANS OF SUFFICIENT INFORMATION ON THE TERMS OF THE OFFER AND THE SECURITIES TO BE OFFERED SO AS TO ENABLE AN INVESTOR TO DECIDE TO PURCHASE OR SUBSCRIBE FOR THE SECURITIES.

NOTWITHSTANDING THE ABOVE, IN THE CASE WHERE THE AGENT SUBSEQUENTLY PREPARES AND PUBLISHES A KEY INFORMATION DOCUMENT UNDER REGULATION (EU) NO 1286/2014 (AS AMENDED, THE “EU PRIIPS KID REGULATION”) IN RESPECT OF SUCH SECURITIES, THEN FOLLOWING SUCH PUBLICATION, THE PROHIBITION ON THE OFFERING, SALE OR OTHERWISE MAKING AVAILABLE THE SECURITIES TO A RETAIL INVESTOR IN THE EEA AS DESCRIBED ABOVE SHALL NO LONGER APPLY.

NOTICE TO RESIDENTS OF HONG KONG

EACH AGENT HAS ACKNOWLEDGED AND AGREED THAT THE SECURITIES HAVE NOT BEEN AUTHORIZED BY THE HONG KONG SECURITIES AND FUTURES COMMISSION.  EACH AGENT HAS REPRESENTED AND AGREED, AND ANY ADDITIONAL AGENTS WILL BE REQUIRED TO REPRESENT AND AGREE, THAT:

(A)	IT HAS NOT OFFERED OR SOLD AND WILL NOT OFFER OR SELL IN HONG KONG, BY MEANS OF ANY DOCUMENT, ANY SECURITIES (EXCEPT FOR SECURITIES WHICH ARE A “STRUCTURED PRODUCT” AS DEFINED IN THE SECURITIES AND FUTURES ORDINANCE (CAP. 571 OF THE LAWS OF HONG KONG) (“SECURITIES AND FUTURES ORDINANCE”)) OTHER THAN (A) TO “PROFESSIONAL INVESTORS” AS DEFINED IN THE SECURITIES AND FUTURES ORDINANCE AND ANY RULES MADE UNDER THAT ORDINANCE; OR (B) IN OTHER CIRCUMSTANCES WHICH DO NOT RESULT IN THE DOCUMENT BEING A “PROSPECTUS” AS DEFINED IN THE COMPANIES (WINDING UP AND MISCELLANEOUS PROVISIONS) ORDINANCE (CAP. 32) OF HONG KONG OR WHICH DO NOT CONSTITUTE AN OFFER TO THE PUBLIC WITHIN THE MEANING OF THAT ORDINANCE; AND

(B)	IT HAS NOT ISSUED OR HAD IN ITS POSSESSION FOR THE PURPOSES OF ISSUE, AND WILL NOT ISSUE OR HAVE IN ITS POSSESSION FOR THE PURPOSES OF ISSUE, WHETHER IN HONG KONG OR ELSEWHERE, ANY ADVERTISEMENT, INVITATION OR DOCUMENT RELATING TO THE SECURITIES, WHICH IS DIRECTED AT, OR THE CONTENTS OF WHICH ARE LIKELY TO BE ACCESSED OR READ BY, THE PUBLIC OF HONG KONG (EXCEPT IF PERMITTED TO DO SO UNDER THE SECURITIES LAWS OF HONG KONG) OTHER THAN WITH RESPECT TO SECURITIES WHICH ARE OR ARE INTENDED TO BE DISPOSED OF ONLY TO

PERSONS OUTSIDE HONG KONG OR ONLY TO “PROFESSIONAL INVESTORS” AS DEFINED IN THE SECURITIES AND FUTURES ORDINANCE AND ANY RULES MADE UNDER THAT ORDINANCE.

NOTICE TO RESIDENTS OF MEXICO

UNDER THE MEXICAN SECURITIES MARKET LAW, THE SECURITIES HAVE NOT BEEN, AND WILL NOT BE, REGISTERED WITH THE MEXICAN NATIONAL SECURITIES REGISTRY (REGISTRO NACIONAL DE VALORES) MAINTAINED BY THE MEXICAN NATIONAL BANKING AND SECURITIES COMMISSION (COMISIÓN NACIONAL BANCARIA Y DE VALORES; THE “CNBV”) AND MAY NOT BE OFFERED OR SOLD PUBLICLY IN THE UNITED MEXICAN STATES OR BE THE SUBJECT OF BROKERAGE ACTIVITIES IN THE UNITED MEXICAN STATES.

PURSUANT TO ARTICLE 8 OF THE MEXICAN SECURITIES MARKET LAW, THE SECURITIES MAY BE OFFERED OR SOLD BY NON-MEXICAN BROKER-DEALERS, ON A PRIVATE PLACEMENT BASIS, AS AN OFFERING NOT REQUIRING ANY APPROVAL FROM THE CNBV, TO MEXICAN INVESTORS THAT ARE DEEMED AS ACCREDITED AND INSTITUTIONAL INVESTORS (INVERSIONISTAS INSTITUCIONALES OR INVERSIONISTAS CALIFICADOS).

THE INFORMATION CONTAINED IN THE DISCLOSURE DOCUMENTS IS SOLELY THE RESPONSIBILITY OF THE ISSUER AND THE GUARANTOR (IF APPLICABLE) AND HAS NOT BEEN REVIEWED OR AUTHORIZED BY THE CNBV.

NOTICE TO RESIDENTS OF THE NETHERLANDS

FOR SELLING RESTRICTIONS IN RESPECT OF THE NETHERLANDS, SEE “NOTICE TO RESIDENTS OF THE EUROPEAN ECONOMIC AREA” ABOVE AND IN ADDITION:

EACH AGENT THAT DID AND DOES NOT HAVE THE REQUISITE DUTCH REGULATORY CAPACITY TO MAKE OFFERS OR SALES OF FINANCIAL INSTRUMENTS IN THE NETHERLANDS HAS REPRESENTED AND AGREED OR, IN THE CASE OF CERTAIN ADDITIONAL AGENTS, WILL BE REQUIRED TO REPRESENT AND AGREE, WITH THE ISSUERS THAT IT HAS NOT OFFERED OR SOLD AND WILL NOT OFFER OR SELL ANY OF THE SECURITIES OF THE ISSUER IN THE NETHERLANDS, OTHER THAN THROUGH ONE OR MORE INVESTMENT FIRMS ACTING AS PRINCIPALS AND HAVING THE DUTCH REGULATORY CAPACITY TO MAKE SUCH OFFERS OR SALES.

NOTICE TO RESIDENTS OF PANAMA

THE DISCLOSURE DOCUMENTS AND THE SECURITIES HAVE NOT BEEN APPROVED BY, THE SUPERINTENDENCE OF CAPITAL MARKETS (“SCM”) OF THE REPUBLIC OF PANAMA FOR ITS OFFERING IN PANAMA.  CONSEQUENTLY, THE SECURITIES MAY NOT BE ADVERTISED, THE SECURITIES MAY NOT BE OFFERED OR SOLD AND THE DISCLOSURE DOCUMENTS, AND ANY OTHER INFORMATION RELATED THERETO, MAY NOT BE DISTRIBUTED, DIRECTLY OR INDIRECTLY, TO ANY PERSON IN THE REPUBLIC OF PANAMA OTHER THAN INSTITUTIONAL INVESTORS OR PRIVATE PLACEMENT INVESTORS AS ARE DEFINED BY THE SECURITIES LAWS OF THE REPUBLIC OF PANAMA, OR THROUGH A CORRESPONDING BROKERAGE FIRM LICENSED BY THE SCM TO OFFER AND SELL SECURITIES IN PANAMA.

IT IS THE RESPONSIBILITY OF ANY PERSON OR PERSONS IN POSSESSION OF THE DISCLOSURE DOCUMENTS AND WISHING TO MAKE APPLICATION FOR SECURITIES TO INFORM THEMSELVES OF, AND TO OBSERVE, ALL APPLICABLE LAWS AND REGULATIONS OF THE REPUBLIC OF PANAMA.  PROSPECTIVE APPLICANTS FOR SECURITIES WHICH HAVE CITIZENSHIP, ARE RESIDENT IN OR DOMICILED IN PANAMA SHOULD INFORM THEMSELVES AS TO LEGAL REQUIREMENTS APPLYING AND ANY APPLICABLE EXCHANGE CONTROL REGULATIONS AND APPLICABLE TAXES IN THEIR JURISDICTION.  THE DISCLOSURE DOCUMENTS DO NOT CONSTITUTE AN OFFER OR SOLICITATION TO ANY PERSON IN THE REPUBLIC OF PANAMA IN CIRCUMSTANCES IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR TO ANY PERSON TO WHOM IT WOULD BE UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.

NOTICE TO RESIDENTS OF PERU

EACH AGENT HAS REPRESENTED AND AGREED, AND ANY ADDITIONAL AGENTS WILL BE REQUIRED TO REPRESENT AND AGREE, THAT THE SECURITIES HAVE NOT AND WILL NOT BE PLACED, OFFERED, SOLD, DISPOSED OF OR DISTRIBUTED IN PERU, EXCEPT IN CIRCUMSTANCES WHICH DO NOT CONSTITUTE A PUBLIC OFFER OF SECURITIES IN PERU WITHIN THE MEANING OF PERUVIAN SECURITIES LAWS AND REGULATIONS.  ACCORDINGLY, THE SECURITIES WILL NOT BE THE SUBJECT OF A DULY DIFFUSED INVITATION FOR SUBSCRIPTION, ACQUISITION OR PURCHASE OF THE SECURITIES IN PERU, PURSUANT TO THE PERUVIAN SECURITIES MARKET LAW, SUPREME DECREE NO. 093-2002-EF, AS AMENDED AND RESTATED.

THE SECURITIES MAY ONLY BE OFFERED IN PERU, UNDER PRIVATE OFFERINGS, COMPLYING WITH THE SECURITIES MARKET LAW AND THE REGULATIONS THAT GOVERN THE INVESTMENT POLICY OF INSTITUTIONAL INVESTORS SUCH AS, BUT NOT RESTRICTED TO, BANKING AND OTHER FINANCIAL ENTITIES, INSURANCE ENTITIES, PRIVATE PENSION FUND MANAGERS, OPEN ENDED AND CLOSE ENDED COLLECTIVE INVESTMENT SCHEMES.

EACH AGENT HAS ACKNOWLEDGED, AND ANY ADDITIONAL AGENTS WILL BE REQUIRED TO ACKNOWLEDGE, THAT THE SECURITIES MARKET SUPERINTENDENCE (SUPERINTENDENCIA DEL MERCADO DE VALORES, “SMV”) DOES NOT EXERCISE ANY SUPERVISION OVER THE DISCLOSURE DOCUMENTS, NOR THE MANAGEMENT OF IT, AND THAT THE INFORMATION EACH DEALER PROVIDES TO ITS INVESTORS AND THE OTHER SERVICES IT PROVIDES TO THEM ARE THE SOLE RESPONSIBILITY OF THE RELEVANT AGENT. THEREFORE, THE DISCLOSURE DOCUMENTS ARE NOT INTENDED FOR ANY PUBLIC OFFER OF THE SECURITIES IN PERU.

NOTICE TO RESIDENTS OF SINGAPORE

SINGAPORE SELLING RESTRICTIONS

THE DISCLOSURE DOCUMENTS HAVE NOT BEEN REGISTERED AS A PROSPECTUS WITH THE MONETARY AUTHORITY OF SINGAPORE UNDER THE SECURITIES AND FUTURES ACT, CHAPTER 2001 (THE “SFA”).  THE DISCLOSURE DOCUMENTS AND ANY OTHER DOCUMENT OR MATERIAL IN CONNECTION WITH THE OFFER OR SALE, OR INVITATION FOR SUBSCRIPTION OR PURCHASE, OF THE SECURITIES MAY NOT BE CIRCULATED OR DISTRIBUTED, NOR MAY THE SECURITIES BE OFFERED OR SOLD, OR BE MADE THE SUBJECT OF AN INVITATION FOR SUBSCRIPTION OR PURCHASE, WHETHER DIRECTLY OR INDIRECTLY, TO ANY PERSON IN SINGAPORE OTHER THAN (I) TO AN INSTITUTIONAL INVESTOR (AS DEFINED IN THE SFA) PURSUANT TO SECTION 274 OF THE SFA, OR (II) TO A RELEVANT PERSON (AS DEFINED IN SECTION 275(2) OF THE SFA) PURSUANT TO SECTION 275(1) OF THE SFA, OR ANY PERSON PURSUANT TO SECTION 275(1A) OF THE SFA, AND IN ACCORDANCE WITH THE CONDITIONS SPECIFIED IN SECTION 275 OF THE SFA, OR (III) OTHERWISE PURSUANT TO, AND IN ACCORDANCE WITH THE CONDITIONS OF, ANY OTHER APPLICABLE PROVISION OF THE SFA.

WHERE SECURITIES ARE SUBSCRIBED OR PURCHASED UNDER SECTION 275 OF THE SFA BY A RELEVANT PERSON WHICH IS:

(A)	A CORPORATION (WHICH IS NOT AN ACCREDITED INVESTOR (AS DEFINED IN THE SFA)) THE SOLE BUSINESS OF WHICH IS TO HOLD INVESTMENTS AND THE ENTIRE SHARE CAPITAL OF WHICH IS OWNED BY ONE OR MORE INDIVIDUALS, EACH OF WHOM IS AN ACCREDITED INVESTOR; OR

(B)	A TRUST (WHERE THE TRUSTEE IS NOT AN ACCREDITED INVESTOR) WHOSE SOLE PURPOSE IS TO HOLD INVESTMENTS AND EACH BENEFICIARY OF THE TRUST IS AN INDIVIDUAL WHO IS AN ACCREDITED INVESTOR,

SECURITIES (AS DEFINED IN SECTION 2(1) OF THE SFA) OR SECURITIES-BASED DERIVATIVES CONTRACTS (AS DEFINED IN SECTION 2(1) OF THE SFA) OF THAT CORPORATION OR THE BENEFICIARIES’ RIGHTS AND INTEREST (HOWSOEVER DESCRIBED) IN THAT TRUST

SHALL NOT BE TRANSFERRED WITHIN SIX MONTHS AFTER THAT CORPORATION OR THAT TRUST HAS ACQUIRED THE SECURITIES PURSUANT TO AN OFFER MADE UNDER SECTION 275 OF THE SFA EXCEPT:

I.	TO AN INSTITUTIONAL INVESTOR OR TO A RELEVANT PERSON, OR TO ANY PERSON ARISING FROM AN OFFER REFERRED TO IN SECTION 275(1A) OR SECTION 276(4)(I)(B) OF THE SFA;

II.	WHERE NO CONSIDERATION IS OR WILL BE GIVEN FOR THE TRANSFER;

III.	WHERE THE TRANSFER IS BY OPERATION OF LAW;

IV.	AS SPECIFIED IN SECTION 276(7) OF THE SFA; OR

V.	AS SPECIFIED IN REGULATION 37A OF THE SECURITIES AND FUTURES (OFFERS OF INVESTMENTS) (SECURITIES AND SECURITIES-BASED DERIVATIVES CONTRACTS) REGULATIONS 2018.

ANY REFERENCE TO THE SFA IS A REFERENCE TO THE SECURITIES AND FUTURES ACT 2001 AND A REFERENCE TO ANY TERM AS DEFINED IN THE SFA OR ANY PROVISION IN THE SFA IS A REFERENCE TO THAT TERM AS MODIFIED OR AMENDED FROM TIME TO TIME INCLUDING BY SUCH OF ITS SUBSIDIARY LEGISLATION AS MAY BE APPLICABLE AT THE RELEVANT TIME.

NOTICE TO RESIDENTS OF SWITZERLAND

(A)	THE SECURITIES MAY NOT BE PUBLICLY OFFERED, DIRECTLY OR INDIRECTLY, TO PRIVATE CLIENTS IN SWITZERLAND WITHIN THE MEANING OF THE FINSA AND NO APPLICATION HAS OR WILL BE MADE TO ADMIT THE SECURITIES TO TRADING ON SIX SWISS EXCHANGE OR ANY OTHER TRADING VENUE IN SWITZERLAND, AND NEITHER THE DISCLOSURE DOCUMENTS NOR ANY DOCUMENTS RELATED TO THE SECURITIES SHALL CONSTITUTE A PROSPECTUS PURSUANT TO THE FINSA, AND NEITHER THIS DOCUMENT NOR ANY OTHER OFFERING OR MARKETING MATERIAL RELATING TO THE SECURITIES MAY BE PUBLICLY DISTRIBUTED OR OTHERWISE MADE PUBLICLY AVAILABLE IN SWITZERLAND; AND

(B)	SUCH SECURITIES MAY ONLY BE OFFERED IN SWITZERLAND PURSUANT TO AND IN ACCORDANCE WITH AN EXEMPTION FROM THE PROSPECTUS REQUIREMENT LISTED IN ARTICLE 36 PARA. 1 FINSA OR WHERE SUCH OFFER DOES NOT QUALIFY AS A PUBLIC OFFER IN SWITZERLAND.

NOTICE TO RESIDENTS OF UNITED KINGDOM

IF THE PRICING SUPPLEMENT IN RESPECT OF ANY SECURITIES SPECIFIES THE “PROHIBITION OF SALES TO UK RETAIL INVESTORS” TO BE “NOT APPLICABLE,” EACH AGENT HAS REPRESENTED AND AGREED, AND ANY ADDITIONAL AGENTS WILL BE REQUIRED TO REPRESENT AND AGREE, THAT IT HAS NOT MADE AND WILL NOT MAKE AN OFFER OF SECURITIES WHICH ARE THE SUBJECT OF THE OFFERING CONTEMPLATED BY THE DISCLOSURE DOCUMENTS IN RELATION THERETO TO THE PUBLIC IN THE UNITED KINGDOM EXCEPT THAT IT MAY MAKE AN OFFER OF SUCH SECURITIES TO THE PUBLIC IN THE UNITED KINGDOM:

(A)	TO ANY LEGAL ENTITY WHICH IS A QUALIFIED INVESTOR AS DEFINED IN PARAGRAPH 15 OF SCHEDULE 1 TO THE PUBLIC OFFERS AND ADMISSIONS TO TRADING REGULATIONS 2024 (THE “POATRS”);

(B)	TO FEWER THAN 150 NATURAL OR LEGAL PERSONS (OTHER THAN QUALIFIED INVESTORS AS DEFINED IN PARAGRAPH 15 OF SCHEDULE 1 TO THE POATRS), SUBJECT TO OBTAINING THE PRIOR CONSENT OF THE RELEVANT AGENT OR AGENTS

NOMINATED BY THE ISSUER OR THE GUARANTOR (IF APPLICABLE) FOR ANY SUCH OFFER; OR

(C)	IN ANY OTHER CIRCUMSTANCES FALLING WITHIN PART 1 OF SCHEDULE 1 TO THE POATRS.

FOR THE PURPOSES OF THIS PROVISION, THE EXPRESSION “AN OFFER OF SECURITIES TO THE PUBLIC” IN RELATION TO ANY SECURITIES IN THE UNITED KINGDOM MEANS THE COMMUNICATION IN ANY FORM AND BY ANY MEANS OF SUFFICIENT INFORMATION ON THE TERMS OF THE OFFER AND THE SECURITIES TO BE OFFERED SO AS TO ENABLE AN INVESTOR TO DECIDE TO BUY OR SUBSCRIBE FOR THE SECURITIES.

EACH AGENT HAS REPRESENTED AND AGREED, AND EACH ADDITIONAL AGENT WILL BE REQUIRED TO REPRESENT AND AGREE, THAT ANY COMMISSION, FEE OR NON-MONETARY BENEFIT RECEIVED FROM THE ISSUER OR THE GUARANTOR (IF APPLICABLE) COMPLIES WITH THE APPLICABLE RULES SET OUT IN THE MARKETS IN FINANCIAL INSTRUMENTS DIRECTIVE (DIRECTIVE 2014/65/EU, AS AMENDED, “MIFID II”) AS IMPLEMENTED UNDER UK LAW, SUCH IMPLEMENTING LEGISLATION BEING PRESERVED UNDER UK LAW BY VIRTUE OF THE EUROPEAN UNION (WITHDRAWAL) ACT 2018 (AS AMENDED, THE “EUWA”).

EACH AGENT HAS REPRESENTED AND AGREED, AND EACH ADDITIONAL AGENT APPOINTED WILL BE REQUIRED TO REPRESENT AND AGREE, THAT:

(A)   SECURITIES WITH MATURITIES OF LESS THAN ONE YEAR: IN RELATION TO ANY SECURITIES (OTHER THAN SECURITIES ISSUED BY THE ISSUER OR THE GUARANTOR (IF APPLICABLE)) WHERE THE ISSUE OF THE SECURITIES WOULD OTHERWISE CONSTITUTE A CONTRAVENTION OF SECTION 19 OF THE FSMA BY THE ISSUER OR THE GUARANTOR (IF APPLICABLE):

(I)   IT IS A PERSON WHOSE ORDINARY ACTIVITIES INVOLVE IT IN ACQUIRING, HOLDING, MANAGING OR DISPOSING OF INVESTMENTS (AS PRINCIPAL OR AGENT) FOR THE PURPOSES OF ITS BUSINESS; AND

(II)   IT HAS NOT OFFERED OR SOLD AND WILL NOT OFFER OR SELL ANY SECURITIES OTHER THAN TO PERSONS WHOSE ORDINARY ACTIVITIES INVOLVE THEM IN ACQUIRING, HOLDING, MANAGING OR DISPOSING OF INVESTMENTS (AS PRINCIPAL OR AS AGENT) FOR THE PURPOSES OF THEIR BUSINESSES OR WHO IT IS REASONABLE TO EXPECT WILL ACQUIRE, HOLD, MANAGE OR DISPOSE OF INVESTMENTS (AS PRINCIPAL OR AGENT) FOR THE PURPOSES OF THEIR BUSINESSES;

(B)   FINANCIAL PROMOTION: IT HAS ONLY COMMUNICATED OR CAUSED TO BE COMMUNICATED AND WILL ONLY COMMUNICATE OR CAUSE TO BE COMMUNICATED AN INVITATION OR INDUCEMENT TO ENGAGE IN INVESTMENT ACTIVITY (WITHIN THE MEANING OF SECTION 21 OF THE FSMA) RECEIVED BY IT IN CONNECTION WITH THE ISSUE OR SALE OF ANY SECURITIES IN CIRCUMSTANCES IN WHICH SECTION 21(1) OF THE FSMA WOULD NOT, IF IT WAS NOT AN AUTHORIZED PERSON, APPLY TO THE ISSUER OR THE GUARANTOR (IF APPLICABLE);

(C)   GENERAL COMPLIANCE: IT HAS COMPLIED AND WILL COMPLY WITH ALL APPLICABLE PROVISIONS OF THE FSMA AND THE FINANCIAL CONDUCT AUTHORITY HANDBOOK WITH RESPECT TO ANYTHING DONE BY IT IN RELATION TO ANY SECURITIES IN, FROM OR OTHERWISE INVOLVING THE UNITED KINGDOM; AND

(D)   COMMISSIONS AND FEES:

(I)   IF IT IS DISTRIBUTING SECURITIES THAT ARE “RETAIL INVESTMENT PRODUCTS” (AS SUCH TERM IS DEFINED IN THE FINANCIAL CONDUCT AUTHORITY HANDBOOK) INTO THE UNITED KINGDOM AND IT IS ENTITLED TO RECEIVE ANY COMMISSION OR FEE FROM THE ISSUER OR THE GUARANTOR (IF APPLICABLE), IT WILL NOT TRANSFER ANY PART OF THAT COMMISSION OR FEE TO ANY THIRD PARTY WHO MAY ADVISE RETAIL INVESTORS TO PURCHASE A SECURITY THAT IS A RETAIL INVESTMENT PRODUCT; AND

(II)   IF IT IS AUTHORIZED AND REGULATED BY THE FINANCIAL CONDUCT AUTHORITY TO PROVIDE INVESTMENT ADVICE TO RETAIL INVESTORS IN THE UNITED KINGDOM AND IT IS PROVIDING ADVICE TO RETAIL INVESTORS IN RESPECT OF A SECURITY THAT IS A RETAIL

INVESTMENT PRODUCT, IT UNDERTAKES NOT TO REQUEST ANY COMMISSION OR FEE FROM THE ISSUER OR THE GUARANTOR (IF APPLICABLE) AND TO OTHERWISE REJECT ANY SUCH PAYMENT OFFERED TO IT OTHER THAN IN CIRCUMSTANCES WHERE THE ISSUER OR THE GUARANTOR (IF APPLICABLE) HAS AGREED TO FACILITATE THE PAYMENT OF AN ADVISORY FEE AND HAS THE EXPRESS CONSENT OF THE RETAIL INVESTOR TO DO SO.

PROHIBITION OF SALES TO UK RETAIL INVESTORS

EACH AGENT HAS REPRESENTED AND AGREED, AND EACH ADDITIONAL AGENT WILL BE REQUIRED TO REPRESENT AND AGREE, THAT IT HAS NOT OFFERED, SOLD, DISTRIBUTED OR OTHERWISE MADE AVAILABLE AND WILL NOT OFFER, SELL, DISTRIBUTE OR OTHERWISE MAKE AVAILABLE ANY SECURITIES WHICH ARE THE SUBJECT OF THE OFFERING CONTEMPLATED BY THE DISCLOSURE DOCUMENTS AS COMPLETED BY THE PRICING SUPPLEMENT IN RELATION THERETO TO ANY RETAIL INVESTOR IN THE UNITED KINGDOM. FOR THE PURPOSES OF THIS PROVISION:

(A)	THE EXPRESSION “RETAIL INVESTOR” MEANS

(I)	A PERSON WHO IS NEITHER:

(1)	A PROFESSIONAL CLIENT, AS DEFINED IN POINT (8) OF ARTICLE 2(1) OF REGULATION (EU) NO 600/2014 AS IT FORMS PART OF UK DOMESTIC LAW BY VIRTUE OF THE EUROPEAN UNION (WITHDRAWAL) ACT 2018 (AS AMENDED, THE "EUWA"); NOR

(2)	A QUALIFIED INVESTOR AS DEFINED IN PARAGRAPH 15 OF SCHEDULE 1 TO THE POATRS; OR

(II) IN THE CASE OF ANY SECURITIES BEING OFFERED, SOLD, DISTRIBUTED OR OTHERWISE MADE AVAILABLE ON OR AFTER THE DAY ON WHICH THE REVOCATION OF REGULATION (EU) NO 1286/2014 AS IT FORMS PART OF UK DOMESTIC LAW BY VIRTUE OF THE EUWA (AS AMENDED, THE “UK PRIIPS REGULATION”) COMES INTO FORCE, A PERSON WHO IS EITHER (OR BOTH) OF THE FOLLOWING:

(1)	A RETAIL INVESTOR AS DEFINED IN THE PRODUCT DISCLOSURE RULES MADE BY THE FINANCIAL CONDUCT AUTHORITY UNDER THE CONSUMER COMPOSITE INVESTMENTS (DESIGNATED ACTIVITIES) REGULATIONS 2024 (THE “CCI REGULATIONS”); OR

(2)	NOT A QUALIFIED INVESTOR AS DEFINED IN PARAGRAPH 15 OF SCHEDULE 1 TO THE POATRS; AND

(B)   THE EXPRESSION “OFFER” INCLUDES THE COMMUNICATION IN ANY FORM AND BY ANY MEANS OF SUFFICIENT INFORMATION ON THE TERMS OF THE OFFER AND THE SECURITIES TO BE OFFERED SO AS TO ENABLE AN INVESTOR TO DECIDE TO BUY OR SUBSCRIBE FOR THE SECURITIES.

NOTWITHSTANDING THE ABOVE, IN THE CASE WHERE THE AGENT SUBSEQUENTLY PREPARES AND PUBLISHES EITHER A KEY INFORMATION DOCUMENT UNDER THE UK PRIIPS REGULATION OR A PRODUCT SUMMARY AS REQUIRED BY THE PRODUCT DISCLOSURE RULES MADE BY THE FINANCIAL CONDUCT AUTHORITY UNDER THE CCI REGULATIONS IN RESPECT OF SUCH SECURITIES, THEN FOLLOWING SUCH PUBLICATION, THE PROHIBITION ON THE OFFERING, SALE, DISTRIBUTION OR OTHERWISE MAKING AVAILABLE THE SECURITIES TO A RETAIL INVESTOR IN THE UNITED KINGDOM AS DESCRIBED ABOVE SHALL NO LONGER APPLY.

NOTICE TO RESIDENTS OF URUGUAY

NONE OF THE ISSUER, THE GUARANTOR (IF APPLICABLE) AND THE SECURITIES HAVE BEEN REGISTERED WITH THE “SUPERINTENDENCE OF FINANCIAL SERVICES” OF THE CENTRAL BANK OF URUGUAY (THE “CBU”) AND THE SECURITIES WERE NOT AND WILL NOT BE TRADED ON ANY URUGUAYAN STOCK EXCHANGE.  THE SALE OF THE SECURITIES QUALIFIES AS A PRIVATE PLACEMENT PURSUANT TO SECTION 2 OF URUGUAYAN SECURITIES MARKET LAW (LAW NO 18.627 OF 24 NOVEMBER 2009).

THE SECURITIES ARE NOT OFFERED OR SOLD TO THE PUBLIC IN OR FROM URUGUAY.  THIS OFFER HAS NOT BEEN AND WILL NOT BE ANNOUNCED TO THE PUBLIC AND THE DISCLOSURE DOCUMENTS AND ANY OTHER OFFERING MATERIAL WILL NOT BE MADE AVAILABLE TO THE PUBLIC EXCEPT IN CIRCUMSTANCES WHICH DO NOT CONSTITUTE A PUBLIC OFFER OF SECURITIES IN URUGUAY IN COMPLIANCE WITH THE REQUIREMENTS OF THE URUGUAYAN SECURITIES MARKET LAW (LAW NO 18.627 OF 24 NOVEMBER 2009).  PUBLIC ADVERTISING OF THE SECURITIES WILL BE AVOIDED.

THE SECURITIES WILL BE OFFERED TO PEOPLE IN OR FROM URUGUAY ONLY THROUGH OCCASIONAL PRIVATE OFFERINGS AND NEVER ON A PROFESSIONAL OR REGULAR BASIS.

IF PRIVATE OFFERS ARE MADE IN OR FROM URUGUAY ON A PROFESSIONAL AND REGULAR BASIS, THE INTERMEDIARY ENTITY HAS TO BE REGISTERED BEFORE THE SUPERINTENDENCE OF FINANCIAL SERVICES OF THE CBU, AND MUST COMPLY WITH THE OBLIGATIONS INDICATED IN THE COMPILATION OF SECURITIES MARKET REGULATIONS.

NOTICE TO RESIDENTS OF VENEZUELA (THE BOLIVARIAN REPUBLIC OF VENEZUELA)

NO PUBLIC OFFERING OF THE SECURITIES HAS BEEN AUTHORIZED BY THE NATIONAL SECURITIES SUPERINTENDENCE (SUPERINTENDENCIA NACIONAL DE VALORES -"SNV").  EACH AGENT HAS REPRESENTED AND AGREED, AND ANY ADDITIONAL AGENTS SHALL BE REQUIRED TO REPRESENT AND AGREE, THAT (I) IT SHALL NOT OFFER AND/OR SELL SECURITIES IN VENEZUELA BY MEANS OF A PUBLIC OFFERING AND (II) THIS OFFER HAS NOT BEEN AND WILL NOT BE ANNOUNCED TO THE PUBLIC AND OFFERING MATERIAL WILL NOT BE MADE AVAILABLE TO THE PUBLIC, WITHOUT THE PRIOR AUTHORIZATION OF SNV.

THE PUBLIC OFFER OF THE SECURITIES DESCRIBED IN THE DISCLOSURE DOCUMENTS WITHIN THE TERRITORY OF VENEZUELA IS SUBJECT TO THE AUTHORIZATIONS AND REGULATIONS ISSUED BY THE SNV IN EFFECT IN VENEZUELA.

Prospectus

$125,000,000,000

JPMorgan Chase & Co.

Debt Securities

Warrants

Units

Purchase Contracts

Guarantees

JPMorgan Chase Financial Company LLC

Debt Securities

Warrants

We, JPMorgan Chase & Co., may from time to time offer and sell any of our securities listed above, in each case, in one or more series.  Our subsidiary, JPMorgan Chase Financial Company LLC, which we refer to as “JPMorgan Financial,” also may from time to time offer and sell its securities listed above, in each case, in one or more series.  We fully and unconditionally guarantee all payments of principal, interest and other amounts payable on any debt securities or warrants JPMorgan Financial issues.  Up to $125,000,000,000, or the equivalent thereof in any other currency, of these securities may be offered from time to time, in amounts, on terms and at prices that will be determined at the time they are offered for sale.  These terms and prices will be described in more detail in one or more supplements to this prospectus.

You should read this prospectus and the applicable supplement or supplements to this prospectus carefully before you invest.  Investing in these securities involves a number of risks.  See the section entitled “Risk Factors” in our most recent Annual Report on Form 10-K and any subsequent Quarterly Report on Form 10-Q, and any risk factors described in the applicable supplement or supplements to this prospectus, for a discussion of risks you should consider in connection with an investment in any of the securities offered under this prospectus.

These securities will not be listed on any securities exchange unless otherwise specified in one or more supplements to this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus or any supplement.  Any representation to the contrary is a criminal offense.

These securities are not bank deposits, are not insured by the Federal Deposit Insurance Corporation or any other governmental agency and are not obligations of, or guaranteed by, a bank.

This prospectus is dated April 17, 2026

ABOUT THIS PROSPECTUS

This prospectus is part of a Registration Statement that we and JPMorgan Financial filed with the Securities and Exchange Commission, which we refer to as the SEC, utilizing a “shelf” registration process.  Under this shelf registration process, we may, from time to time, sell any combination of the relevant securities described in the prospectus in one or more offerings; and our subsidiary, JPMorgan Financial, may, from time to time, offer any combination of the relevant securities described in this prospectus in one or more offerings.

This prospectus provides you with a general description of the securities we or JPMorgan Financial may offer.  Each time we or JPMorgan Financial sell securities, we or JPMorgan Financial will provide one or more prospectus supplements, together with one or more pricing supplements, underlying supplements, product supplements and/or other types of offering documents or supplements (together referred to herein as a “prospectus supplement”) that will contain specific information about the terms of the offering.  The prospectus supplement may also add, update or change information contained in this prospectus.  You should read both this prospectus and the accompanying prospectus supplement together with the additional information described under the heading “Where You Can Find More Information” beginning on page 1 of this prospectus.

Following the initial distribution of an offering of securities, J.P. Morgan Securities LLC and other affiliates of ours and, if applicable, other third-party broker dealers may offer and sell those securities in the course of their businesses as broker dealers.  J.P. Morgan Securities LLC and other affiliates of ours and, if applicable, other third-party broker dealers may act as principal or agent in these transactions.  This prospectus and the accompanying prospectus supplement will also be used in connection with those transactions.  Sales in any of those transactions will be made at varying prices related to prevailing market prices and other circumstances at the time of sale.

We and JPMorgan Financial have not authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus or the accompanying prospectus supplement.  We and JPMorgan Financial take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you.  This prospectus and the accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in the accompanying prospectus supplement or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful.  Neither the delivery of this prospectus or the accompanying prospectus supplement, nor any sale made hereunder and thereunder shall, under any circumstances, create any implication that there has been no change in the affairs of JPMorgan Chase & Co. or JPMorgan Financial since the date hereof or that the information contained or incorporated by reference herein or therein is correct as of any time subsequent to the date of such information.

In this prospectus, “JPMorganChase,” “we,” “us” and “our” refer to JPMorgan Chase & Co. and not to any of its subsidiaries, except where the context otherwise requires or as otherwise indicated.  We use “JPMorgan Financial” to refer to JPMorgan Chase Financial Company LLC, our wholly owned subsidiary.

i

Table of Contents

ii

Where You Can Find More Information

We file annual, quarterly and current reports, proxy statements and other information with the SEC.  The SEC maintains an Internet website that contains reports, proxy and information statements and other materials that are filed through the Commission’s Electronic Data Gathering, Analysis and Retrieval (EDGAR) System or any successor thereto.  This website can currently be accessed at http://www.sec.gov.  You can find information we have filed with the SEC by reference to file number 001-05805.  Such documents, reports and information are also available on our website: http://www.jpmorgan.com.  Websites that are cited or referred to in this prospectus do not constitute part of, and are not incorporated by reference in, this prospectus or any accompanying prospectus supplement.

This prospectus is part of a registration statement we and JPMorgan Financial filed with the SEC.  This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations.  You should review the information and exhibits in the registration statement for further information on us and our consolidated subsidiaries and the securities we and JPMorgan Financial are offering.  Statements in this prospectus concerning any document we and JPMorgan Financial filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings.  You should review the complete document to evaluate these statements.

The SEC allows us to “incorporate by reference” into this prospectus the information in documents we file with it, which means that we can disclose important information to you by referring you to those documents.  The information incorporated by reference is considered to be a part of this prospectus, and later information that we file with the SEC will update and supersede this information.

We incorporate by reference (i) the documents listed below and (ii) any future filings we make with the SEC under Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 during the period after the date of the initial registration statement and prior to the effectiveness of the registration statement and after the date of this prospectus until the termination of each offering of securities covered by this prospectus is completed, other than, in each case, those documents or the portions of those documents that are furnished and not filed:

(a)	our Annual Report on Form 10-K for the year ended December 31, 2025;

(b)	our Current Reports on Form 8-K filed on January 13, 2026, January 22, 2026, January 22, 2026, February 5, 2026 and April 14, 2026; and

(c)	our Definitive Proxy Statement on Schedule 14A filed on April 6, 2026.

You may request, at no cost to you, a copy of these documents by writing or telephoning us at: Office of the Secretary, JPMorgan Chase & Co., 270 Park Avenue, New York, New York 10017 (Telephone: (212) 270-6000).

JPMorgan Chase & Co.

JPMorganChase is a leading financial services firm based in the United States, with operations worldwide.  JPMorganChase had $4.4 trillion in assets and $362.4 billion in stockholders’ equity as of December 31, 2025.  JPMorganChase is a leader in investment banking, financial services for consumers and small businesses, commercial banking, financial transaction processing and asset management.  Under the J.P. Morgan and Chase brands, JPMorganChase serves millions of customers, predominantly in the United States, and many of the world’s most prominent corporate, institutional and government clients globally.

JPMorganChase’s principal bank subsidiary is JPMorgan Chase Bank, National Association, which we refer to as the “Bank,” a national banking association with U.S. branches in 48 states and Washington, D.C. JPMorganChase’s principal non-bank subsidiary is J.P. Morgan Securities LLC, a U.S. broker-dealer.  The bank and non-bank subsidiaries of JPMorganChase operate nationally as well as through overseas branches and subsidiaries, representative offices and subsidiary foreign banks.  JPMorganChase’s principal operating subsidiaries outside the United States are J.P. Morgan Securities plc and J.P. Morgan SE, which are subsidiaries of the Bank and are based in the United Kingdom and Germany, respectively.

The principal executive office of JPMorganChase is located at 270 Park Avenue, New York, New York 10017, U.S.A., and its telephone number is (212) 270-6000.

JPMorgan Chase Financial Company LLC

JPMorgan Financial is a Delaware limited liability company and a direct, wholly owned finance subsidiary of JPMorganChase, created for the purpose of providing JPMorganChase and/or its affiliates with financing for their operations by issuing securities designed to meet investor demand for products that reflect certain risk-return profiles and specific market exposure.  Any securities issued by JPMorgan Financial will be fully and unconditionally guaranteed by JPMorganChase.  JPMorgan Financial expects to lend the net proceeds from these offerings to JPMorganChase and/or its affiliates.

The principal executive offices of JPMorgan Financial are located at 270 Park Avenue, New York, New York 10017 and its telephone number is (212) 270-6000.

Use of Proceeds

We will contribute the net proceeds that we receive from the sale of our securities offered by this prospectus and the accompanying prospectus supplement to our “intermediate holding company” subsidiary, JPMorgan Chase Holdings LLC, which we refer to as the “IHC,” which will use those net proceeds for general corporate purposes, in connection with hedging our obligations under the securities or for any other purpose described in the applicable prospectus supplement.  General corporate purposes may include investments in our subsidiaries, payments of dividends to us, extensions of credit to us or our subsidiaries or the financing of possible acquisitions or business expansion.

Net proceeds may be temporarily invested pending application for their stated purpose.  Interest on our debt securities and dividends on our equity securities, as well as redemptions or repurchases of our outstanding securities, will be made using amounts we receive as dividends or extensions of credit from the IHC or as dividends from the Bank.

JPMorgan Financial intends to lend the net proceeds from the sale of its securities offered by this prospectus and the accompanying prospectus supplement to us.  We expect that we will use the proceeds from these loans to provide additional funds for our and/or their operations and for other general corporate purposes as described above.

Important Factors That May Affect Future Results

From time to time, we and JPMorgan Financial have made and will make forward-looking statements.  These statements can be identified by the fact that they do not relate strictly to historical or current facts.  Forward-looking statements often use words such as “anticipate,” “target,” “expect,” “estimate,” “intend,” “plan,” “goal,” “believe,” or other words of similar meaning.  Forward-looking statements provide our current expectations or forecasts of future events, circumstances, results or aspirations.  Our and JPMorgan Financial’s disclosures in this prospectus, any prospectus supplement and any documents incorporated by reference into this prospectus may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  We also may make forward-looking statements in our other documents filed or furnished with the SEC.  In addition, our senior management may make forward-looking statements orally to investors, analysts, representatives of the media and others.

All forward-looking statements are, by their nature, subject to risks and uncertainties, many of which are beyond our control.  Our actual future results may differ materially from those set forth in our forward-looking statements.  While there is no assurance that any list of risks and uncertainties or risk factors is complete, below are certain factors which could cause actual results to differ from those in the forward-looking statements:

•	local, regional and global business, economic and political conditions and geopolitical events, including geopolitical tensions and hostilities;

•	changes in laws, rules and regulatory requirements, including capital and liquidity requirements affecting our businesses, and our ability to address those requirements;

•	heightened regulatory and governmental oversight and scrutiny of our business practices, including dealings with retail customers;

•	changes in trade, monetary and fiscal policies and laws;

•	changes in the level of inflation;

•	changes in income tax laws, rules and regulations;

•	securities and capital markets behavior, including changes in market liquidity and volatility;

•	changes in investor sentiment or consumer spending or savings behavior;

•	our ability to manage effectively our capital and liquidity;

•	changes in credit ratings assigned to us or our subsidiaries;

•	damage to our reputation;

•	our ability to appropriately address public criticism of our business activities;

•	our ability to deal effectively with an economic slowdown or other economic or market disruption, including, in the interest rate environment;

•	technology changes instituted by us, our counterparties or competitors, including artificial intelligence;

•	the effectiveness of our control agenda;

•	our ability to develop or discontinue products and services, and the extent to which products or services previously sold by us require us to incur liabilities or absorb losses not contemplated at their initiation or origination;

•	acceptance of our new and existing products and services by the marketplace and our ability to innovate and to increase market share;

•	our ability to attract and retain qualified employees;

•	our ability to control expenses;

•	competitive pressures;

•	changes in the credit quality of our clients, customers and counterparties;

•	adequacy of our risk management framework, disclosure controls and procedures and internal control over financial reporting;

•	adverse judicial or regulatory proceedings;

•	our ability to determine accurate values of certain assets and liabilities;

•	occurrence of natural or man-made disasters or calamities, including health emergencies, an outbreak or escalation of hostilities or other geopolitical instabilities, the effects of climate change or extraordinary events beyond our control, and our ability to deal effectively with disruptions caused by the foregoing;

•	our ability to maintain the security of our financial, accounting, technology, data processing and other operational systems and facilities;

•	our ability to withstand disruptions that may be caused by any failure of our operational systems or those of third parties; and

•	our ability to effectively defend ourselves against cyberattacks and other attempts by unauthorized parties to access our information or that of our customers and clients or to disrupt our systems.

Additional factors that may cause future results to differ materially from forward-looking statements can be found in portions of our periodic and current reports filed with the SEC and incorporated by reference in this prospectus.  These factors include, for example, those discussed under the caption “Risk Factors” in our most recent annual and quarterly reports, to which reference is hereby made.

Any forward-looking statements made by or on behalf of us and JPMorgan Financial in this prospectus, any applicable prospectus supplement or in a document incorporated by reference in this prospectus speak only as of the date of this prospectus, the applicable prospectus supplement or the document incorporated by reference, as the case may be.  We and JPMorgan Financial do not undertake to update any forward-looking statements, except as required by law.  You should, however, consult any further disclosures of a forward-looking nature we may make in any subsequent Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q or Current Reports on Form 8-K.

Description of Debt Securities of JPMorgan Chase & Co.

General

In this “Description of Debt Securities of JPMorgan Chase & Co.” section, all references to “debt securities” refer only to debt securities issued by JPMorgan Chase & Co. and not to any debt securities issued by JPMorgan Chase Financial Company LLC.

The following description of the terms of the debt securities contains certain general terms that may apply to the debt securities.  The specific terms of any debt securities will be described in one or more prospectus supplements relating to those debt securities.

The debt securities will be issued under an Indenture dated May 25, 2001, between us and Deutsche Bank Trust Company Americas (formerly Bankers Trust Company), as trustee (as has been and as may be further supplemented from time to time, for purposes of this section entitled “Description of Debt Securities of JPMorgan Chase & Co.,” the “Indenture”).

We have summarized below the material provisions of the Indenture and the debt securities issued under the Indenture or indicated which material provisions will be described in the related prospectus supplement.  These descriptions are only summaries, and each investor should refer to the Indenture, which describes completely the terms and definitions summarized below and contains additional information regarding the debt securities issued under it.  Where appropriate, we use parentheses to refer you to the particular sections of the Indenture.  Any reference to particular sections or defined terms of the Indenture in any statement under this heading qualifies the entire statement and incorporates by reference the applicable section or definition into that statement.

The debt securities will be our direct, unsecured general obligations and will have the same rank in liquidation as all of our other unsecured and unsubordinated debt.

The Indenture does not limit the aggregate principal amount of debt securities that may be issued under it.  The Indenture provides that debt securities may be issued up to the principal amount authorized by us from time to time. (Section 2.03)  We have previously established the Series E medium-term notes under the Indenture.  As of December 31, 2025, we had approximately $9.8 billion aggregate principal amount of Series E medium-term notes outstanding under the Indenture.  Our board of directors has authorized the issuance of securities under the registration statement to which this prospectus relates, including Series E medium-term notes, with an aggregate initial public offering price not to exceed $130 billion, to be issued on or after February 24, 2026.  Those securities with an aggregate initial public offering price of approximately $129.8 billion remain authorized and unissued as of March 31, 2026.

The Indenture allows us to reopen a previous issue of a series of debt securities and issue additional debt securities of that issue.  We have no obligation to take your interests into account when deciding whether to issue additional debt securities.  In addition, we are under no obligation to reopen any series of debt securities or to issue any additional debt securities.

We are a holding company that holds the stock of the Bank and IHC.  We conduct substantially all of our operations through subsidiaries, including the Bank and the IHC.  As a result, claims of the holders of the debt securities will generally have a junior position to claims of creditors of our subsidiaries.  Claims of our subsidiaries’ creditors other than JPMorgan Chase & Co. include substantial amounts of deposit liabilities, long-term debt and other liabilities.  In addition, we are obligated to contribute to the IHC substantially all the net proceeds that we receive from the issuance of securities (including any securities offered by use of this prospectus), and the ability of the Bank and the IHC to make payments to us is limited.  As a result of these arrangements, our ability to make various payments is dependent on our receiving dividends from the Bank and dividends and extensions of credit from the IHC.  These limitations could affect our ability to pay interest on our debt securities, redeem or repurchase outstanding securities and fulfill our other payment obligations.

We may issue debt securities from time to time in one or more series. (Section 2.03)  The debt securities may be denominated and payable in U.S. dollars or foreign currencies. (Section 2.03)  We may also issue debt securities, from time to time, with the principal amount, interest or other amounts payable on any relevant payment date to be determined by reference to one or more currency exchange rates, interest rates, swap rates, securities or baskets of securities, commodity prices, indices, basket of indices, or any other financial, economic or other measure or instrument, including the occurrence or non-occurrence of any event or circumstance.  The debt securities may also be issued as original issue discount debt securities, which will bear no interest or bear interest at below market rates and will be sold at a discount to their stated principal amount.  In addition, we may issue debt securities as part of units issued by us, as described in “— Description of Units” below.  All references in this prospectus, or any prospectus supplement to other amounts will include premium, if any, other cash amounts payable under the Indenture, if any, and the delivery of securities or baskets of securities under the terms of the debt securities.

The debt securities may bear interest at a fixed rate, which may be zero, or a floating rate.

The prospectus supplement relating to a particular series of debt securities being offered will specify the particular terms of, and other information relating to, those debt securities.

Holders may present debt securities for exchange or transfer, in the manner, at the places and subject to the restrictions stated in the debt securities and described in the applicable prospectus supplement.  We will provide these services without charge except for any tax or other governmental charge payable in connection with these services and subject to any limitations provided in the Indenture. (Section 2.08)

If any of the securities are held in global form, the procedures for transfer of interests in those securities will depend upon the procedures of the depositary for those global securities.  See “Forms of Securities.”

We will generally have no obligation to repurchase, redeem, or change the terms of the debt securities upon any event (including a change in control) that might have an adverse effect on our credit quality.

Events of Default and Waivers

An “Event of Default” with respect to a series of debt securities issued under the Indenture is defined in the Indenture as:

•	default in the payment of interest on any debt securities of that series and continuance of such default for 30 days;

•	default in the payment of principal or other amounts payable on any debt securities of that series when due, at maturity, upon redemption, by declaration or otherwise, and continuance of such default for 30 days;

•	specified events of our bankruptcy, insolvency, winding up or liquidation, whether voluntary or involuntary; or

•	any other event of default provided in the applicable supplemental indentures to the Indenture or form of security. (Section 5.01)

Senior debt securities issued by us prior to December 31, 2016 (the “Pre-2017 Senior Debt Securities”) are subject to events of default that are different from those set forth above.  In particular:

•	the events of default applicable to the Pre-2017 Senior Debt Securities do not provide for a 30-day cure period with respect to any failure by us to pay the principal of those Pre-2017 Senior Debt Securities;

•	most series of Pre-2017 Senior Debt Securities contain an additional event of default that is applicable if we fail to perform any of the covenants contained in the terms and conditions of, or the governing instrument for, those Pre-2017 Senior Debt Securities and that failure continues for 90 days; and

•	the events of default applicable to certain series of Pre-2017 Senior Debt Securities provide that specified events of bankruptcy, insolvency or reorganization of the Bank would constitute an event of default with respect to those Pre-2017 Senior Debt Securities.

Accordingly, if we fail to pay the principal of any series of Pre-2017 Senior Debt Securities when due, the holders of those Pre-2017 Senior Debt Securities would be entitled to declare their Pre-2017 Senior Debt Securities due and payable immediately, whereas holders of the debt securities would not be entitled to accelerate the debt securities until 30 days after our failure to pay the principal of the debt securities.  In addition, holders of the debt securities will not have the benefit of the additional events of default described above that are applicable to the Pre-2017 Senior Debt Securities.

If a default in the payment of principal, interest or other amounts payable on the debt securities, or any other Event of Default provided in the applicable supplemental indentures to the Indenture or form of security, with respect to one or more (but in the case of a default in a manner provided in a supplemental indenture or form of security, less than all) series of debt securities occurs and is continuing, either the trustee or the holders of not less than 25% in aggregate principal amount of the debt securities of such series then outstanding, treated as one class, by written notice, may declare the principal of all outstanding debt securities of such series and any interest accrued thereon, to be due and payable immediately.  For this purpose, the debt securities will be deemed not to be in the same series as debt securities issued under the Indenture prior to January 13, 2017.  If a default in a manner provided in a supplemental indenture or form of security with respect to all series of debt securities, or due to specified events of our bankruptcy, insolvency, winding up or liquidation, occurs and is continuing, either the trustee or the holders of not less than 25% in aggregate principal amount of all debt securities then outstanding, treated as one class, by written notice, may declare the principal of all outstanding debt securities and any interest accrued thereon, to be due and payable immediately.  Subject to certain conditions, such declarations may be annulled and past defaults may be waived by the holders of a majority in aggregate principal amount of the outstanding debt securities of the series affected. (Sections 5.01 and 5.10)

An Event of Default with respect to one series of debt securities does not necessarily constitute an Event of Default with respect to any other series of debt securities.  The Indenture requires the trustee to provide notice of default with respect to the debt securities within 90 days, unless the default is cured, but provides that the trustee may withhold notice to the holders of the debt securities of any default if the board of directors, the executive committee, or a trust committee of directors or trustees and/or responsible officers of the trustee determines in good faith that it is in the interest of the holders of the debt securities of the applicable series to do so.  The trustee may not withhold notice of a default in the payment of principal of, interest on or any other amounts due under, such debt securities. (Section 5.11)

The Indenture provides that the holders of a majority in aggregate principal amount of outstanding debt securities of each series affected, with all such series voting as a single class, may direct the time, method, and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee.  The trustee may decline to act if the direction is contrary to law and in certain other circumstances set forth in the Indenture. (Section 5.09)  The trustee is not obligated to exercise any of its rights or powers under the Indenture at the request or direction of the holders of debt securities unless the holders offer the trustee security or indemnity satisfactory to it against the costs, expenses and liabilities incurred therein or thereby. (Section 6.02(d))

No holder of any debt security of any affected series has the right to institute any action for remedy unless such holder has previously given to the trustee written notice of default, the trustee has failed to take action for 60 days after the holders of not less than 25% in aggregate principal amount of the debt securities of each affected series make written request upon the trustee to institute such action and have offered reasonable indemnity in connection with the same and the holders of a majority in aggregate principal amount of the debt securities of each affected series (voting as a single class) have not given direction to the trustee that is inconsistent with the written request referred to above. (Section 5.06)

However, the right of any holder of a debt security or coupon to receive payment of the principal of and interest on that debt security or coupon on or after its due date, or to institute suit for the enforcement of any such payment, may not be impaired or affected without the consent of that holder. (Section 5.07)

The Indenture requires us to file annually with the trustee a written statement as to whether or not we have knowledge of a default. (Section 3.05)

Covenant Breach

Under the Indenture, a “Covenant Breach” would occur with respect to a series of debt securities if we fail to perform or breach any of the covenants contained in the Indenture (other than a failure to pay principal or interest on the debt securities) and that failure or breach continues for 90 days after the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities give written notice of that failure or breach.  Neither the trustee nor the holders of the debt securities will be entitled to accelerate the maturity of the debt securities as a result of any Covenant Breach.

If a Covenant Breach or Event of Default with respect to the debt securities occurs and is continuing, the trustee may in its discretion proceed to protect and enforce its rights and the rights of the holders of the debt securities by such appropriate judicial proceedings as the trustee deems most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in the Indenture or in aid of the exercise of any power granted in the Indenture, or to enforce any other proper remedy.

Discharge, Defeasance and Covenant Defeasance

Discharge of Indenture.  The Indenture will cease to be of further effect with respect to debt securities of any series, except as to rights of registration of transfer and exchange, substitution of mutilated, defaced, lost or stolen debt securities, rights of holders to receive principal, interest or other amounts payable under the debt securities on the due date thereof (but not upon acceleration), rights and immunities of the trustee and rights of holders with respect to property deposited pursuant to the following provisions, and our obligation to maintain an office for payments, if at any time:

•	we have paid the principal, interest and any other amounts payable under the debt securities of such series as and when due;

•	we have delivered to the trustee or the applicable paying agent for cancellation all debt securities of such series; or

•	the debt securities of such series not delivered to the trustee or the applicable paying agent for cancellation have become due and payable, or will become due and payable within one year, or are to be called for redemption within one year under arrangements satisfactory to the trustee or the applicable paying agent for the giving of notice of redemption, and we have irrevocably deposited with the trustee or the applicable paying agent as trust funds the entire amount in cash or, in the case of securities payable in dollars, U.S. government obligations sufficient to pay all amounts due with respect to such debt securities on or after the date of such deposit, including at maturity or upon redemption of all such debt securities, including principal, interest and other amounts, and any mandatory sinking fund payments, on the dates on which such payments are due and payable. (Section 10.01)

The trustee, on our demand accompanied by an officers’ certificate and an opinion of counsel and at our cost and expense, will execute proper instruments acknowledging such satisfaction of and discharging the Indenture with respect to such series.

Defeasance of a Series of Securities at Any Time.  We may also discharge all of our obligations, other than those obligations that survive as referred to under “— Discharge of Indenture” above, under any series of debt securities at any time, which we refer to as “defeasance.”

We may be released with respect to any outstanding series of debt securities from the obligations imposed by Article 9 of the Indenture, which contains the covenant described below limiting consolidations, mergers and asset sales, and elect not to comply with that provision without creating an Event of Default or Covenant Breach.  Discharge under these procedures is called “covenant defeasance.”

Defeasance or covenant defeasance may be effected only if, among other things:

•	we irrevocably deposit with the trustee or the applicable paying agent cash or, in the case of debt securities payable only in U.S. dollars, U.S. government obligations, as trust funds in an amount certified to be sufficient to pay on each date that they become due and payable, the principal of, interest on, other amounts due under, and any mandatory sinking fund payments for, all outstanding debt securities of the series being defeased; and

•	we deliver to the trustee an opinion of counsel to the effect that the holders of the series of debt securities being defeased will not recognize income, gain or loss for United States federal income tax purposes as a result of the defeasance or covenant defeasance and will be subject to United States federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance or covenant defeasance, as the case may be, had not occurred (in the case of a defeasance, the opinion of counsel must be based on a ruling of the Internal Revenue Service or a change in United States federal income tax law); and

•	in the case of a covenant defeasance, no Event of Default or Covenant Breach or event which with notice or lapse of time or both would become an Event of Default or a Covenant Breach has occurred and is continuing on the date of our deposit with the trustee of cash or U.S. government obligations, as applicable, or, with respect to certain Events of Default, at any time during the period ending on the 91st day after the date of such deposit; and

•	in the case of a covenant defeasance, the covenant defeasance will not cause the trustee to have a conflicting interest for purposes of the Trust Indenture Act of 1939 with respect to any of our debt securities; and

•	in the case of a covenant defeasance, the covenant defeasance will not cause any debt securities then listed on a national securities exchange to be delisted; and

•	the defeasance or covenant defeasance will not result in a breach or violation of, or constitute a default under, the Indenture or any other agreement or instrument to which we are a party or by which we are bound. (Section 10.01)

Modification of the Indenture

The Indenture contains provisions permitting us and the trustee to modify the Indenture or the rights of the holders of debt securities with the consent of the holders of not less than a majority in aggregate principal amount of each outstanding series of debt securities affected by the modification.  Each holder of an affected debt security must consent to a modification that would:

•	extend the final maturity date of the principal of, or of any interest on, or other amounts payable under any debt security;

•	reduce the principal amount of, rate of interest on, or any other amounts due under any debt security;

•	change the currency or currency unit of payment of any debt security or certain provisions of the Indenture applicable to debt securities in foreign currencies;

•	change the method in which amounts of payments of principal, interest or other amounts are determined on any debt security;

•	reduce any amount payable upon redemption of any debt security;

•	adversely affect the terms on which debt securities are convertible into or exchangeable or payable in other securities, instruments, contracts, currencies, commodities or other forms of property;

•	impair the right of a holder to institute suit for the payment of a debt security or, if the debt securities provide, any right of repurchase at the option of the holder of a debt security; or

•	reduce the percentage of debt securities of any series, the consent of the holders of which is required for any modification. (Section 8.02)

The Indenture also permits us and the trustee to amend the Indenture in certain circumstances without the consent of the holders of debt securities to evidence our merger or the replacement of the trustee, to cure any ambiguity or to correct or supplement any defective or inconsistent provision, to make any change to the Indenture or our debt securities that we deem necessary or desirable and that does not materially and adversely affect the interests of holders of the debt securities and for certain other purposes. (Section 8.01)

Consolidations, Mergers and Sales of Assets

We may not merge or consolidate with any other entity or sell, convey or transfer all or substantially all of our assets to any other entity (other than the sale, conveyance or transfer of all or substantially all of our assets to one or more of our direct or indirect subsidiaries), unless:

•	either we are the continuing corporation or the successor entity or the entity to whom those assets are sold, conveyed or transferred is a United States corporation or limited liability company that expressly assumes the due and punctual payment of the principal of, any interest on, or any other amounts due under the debt securities issued under the Indenture and the due and punctual performance and observance of all the covenants and conditions of the Indenture binding upon us, and

•	we or the successor entity will not, immediately after the merger or consolidation, sale, conveyance or transfer, be in default in the performance of any covenant or condition of the Indenture binding on us. (Section 9.01)

There are no covenants or other provisions in the Indenture that would afford holders of debt securities additional protection in the event of a recapitalization transaction, a change of control of JPMorgan Chase & Co. or a highly leveraged transaction.  The merger covenant described above would apply only if the recapitalization transaction, change of control or highly leveraged transaction were structured to include a merger or consolidation of JPMorgan Chase & Co. or a sale or conveyance of all or substantially all of our assets.  However, we may provide specific protections, such as a put right or increased interest, for particular debt securities, which we would describe in the applicable prospectus supplement.

Concerning the Trustee, Paying Agent, Registrar and Transfer Agent

Our subsidiaries and we have a wide range of banking relationships with Deutsche Bank Trust Company Americas, The Bank of New York Mellon and The Bank of New York Mellon, London Branch.  The Bank of New York Mellon and, for debt securities settled through Euroclear Bank SA/NV or Clearstream Banking, S.A., Luxembourg, The Bank of New York Mellon, London Branch, will be the paying agents, registrars, authenticating agents and transfer agents for debt securities issued under the Indenture.

Deutsche Bank Trust Company Americas is initially serving as the trustee for other securities issued by us or JPMorgan Financial, including the debt securities issued under our Indenture, the debt securities issued under JPMorgan Financial’s indenture for debt securities, to which we are a guarantor, and the warrants issued under JPMorgan Financial’s warrant indenture, to which we are a guarantor.  Consequently, if an actual or potential event of default occurs with respect to any of these securities, the trustee may be considered to have a conflicting interest for purposes of the Trust Indenture Act of 1939, as amended.  In that case, the trustee may be required to resign under the Indenture, and we would be required to appoint a successor trustee.  For this purpose, a “potential” event of default means an event that would be an event of default if the requirements for giving us default notice or for the default having to exist for a specific period of time were disregarded.

Debt Securities in Foreign Currencies

Whenever the Indenture provides for an action by, or the determination of, any of the rights of, or any distribution to, holders of debt securities, in the absence of any provision to the contrary, any amount in respect of any debt security denominated in a currency or currency unit other than U.S. dollars may be treated for purposes of taking any such action or distribution as the amount of U.S. dollars that could reasonably be exchanged for such non-U.S. dollar amount.  This amount will be calculated as of a date that we specify to the paying agent or, if we fail to specify a date, on a date that the paying agent may determine.  (Section 11.11)

Replacement of Debt Securities

At the expense of the holder, we may, in our discretion, replace any debt security that has been mutilated, destroyed, lost or stolen or that is apparently destroyed, lost or stolen.  The mutilated debt security must be delivered to the paying agent and the registrar or satisfactory evidence of the destruction, loss or theft of the debt security must be delivered to us, the paying agent, the registrar and the trustee.  At the expense of the holder, an indemnity that is satisfactory to us, the paying agent, the registrar and the trustee may be required before a replacement debt security will be issued.  (Section 2.09)

Governing Law and Judgments

The debt securities and the Indenture will be governed by, and construed in accordance with, the laws of the State of New York.  (Section 11.08)  A judgment for money in an action based on debt securities payable in foreign currencies in a federal or state court in the United States ordinarily would be enforced in the United States only in U.S. dollars.  The date used to determine the rate of conversion of the foreign currency in which a particular debt security is payable into U.S. dollars will depend upon various factors, including which court renders the judgment.  However, if a judgment for money in an action based on the debt securities and the Indenture were entered by a New York court applying New York law, the court would render a judgment in that foreign currency, and the judgment would be converted into U.S. dollars at the rate of exchange prevailing on the date of entry of the judgment.

Insolvency and Resolution Considerations

Rules issued by the Board of Governors of the Federal Reserve System (the “Federal Reserve”) require JPMorgan Chase & Co. (the “Parent Company”) to maintain minimum levels of unsecured external long-term debt and other loss-absorbing capacity with specific terms (“eligible LTD”) to recapitalize JPMorganChase’s operating subsidiaries if the Parent Company were to enter into a resolution either:

•	in a bankruptcy proceeding under Chapter 11 of the U.S. Bankruptcy Code, or

•	in a receivership administered by the Federal Deposit Insurance Corporation (“FDIC”) under Title II of the Dodd-Frank Act (“Title II”).

If the Parent Company were to enter into a resolution, holders of eligible LTD, other unsecured creditors and holders of equity securities of the Parent Company will absorb the losses of the Parent Company and its subsidiaries.

The preferred “single point of entry” strategy under JPMorganChase’s resolution plan contemplates that the Parent Company would enter bankruptcy proceedings and JPMorganChase’s material subsidiaries would be recapitalized, as needed, so that they could continue normal operations or subsequently be divested or wound down in an orderly manner. As a result, the Parent Company’s losses and any losses incurred by its subsidiaries would be imposed first on holders of the Parent Company’s equity securities and thereafter on its unsecured creditors, including holders of the debt securities offered by use of this prospectus and other debt securities and guarantees of the Parent Company.  Claims of the Parent Company’s shareholders and unsecured creditors would have a junior position to the claims of creditors of JPMorganChase’s subsidiaries and to the claims of priority (as determined by statute) and secured creditors of the Parent Company.

Accordingly, in a resolution of the Parent Company in bankruptcy, unsecured creditors of the Parent Company, including holders of the debt securities offered by use of this prospectus and other debt securities and guarantees of the Parent Company, would realize value only to the extent available to the Parent Company as a shareholder of JPMorgan Chase Bank, N.A. and its other subsidiaries, and only after any claims of priority and secured creditors of the Parent Company have been fully repaid.

The FDIC has similarly indicated that a single point of entry recapitalization model would be its expected strategy to resolve a systemically important financial institution, such as the Parent Company, under Title II.  However, the FDIC has not formally adopted or committed to any specific resolution strategy.

If the Parent Company were to approach, or enter into, a resolution, none of the Parent Company, the Federal Reserve or the FDIC is obligated to follow JPMorganChase’s preferred resolution strategy, and losses to unsecured creditors of the Parent Company, including holders of the debt securities offered by use of this prospectus and other debt securities and guarantees of the Parent Company, and to holders of equity securities of the Parent Company, under whatever strategy is ultimately followed, could be greater than they might have been under JPMorganChase’s preferred strategy.

Description of Warrants of JPMorgan Chase & Co.

Offered Warrants

In this “Description of Warrants of JPMorgan Chase & Co.” section, all references to “warrants” refer only to warrants issued by JPMorgan Chase & Co. and not to any warrants issued by JPMorgan Chase Financial Company LLC.

The warrants are options that are securities within the meaning of Section 2(a)(1) of the Securities Act of 1933, as amended.

We may issue warrants that are debt warrants, index warrants or universal warrants.  We may offer any of these warrants separately or together with one or more other types of these warrants or purchase contracts, debt securities issued by us, debt obligations or other securities of an entity affiliated or not affiliated with us, other property or any combination of those securities in the form of units, as described in the applicable prospectus supplement.  If we issue warrants as part of a unit, the accompanying prospectus supplement will specify whether those warrants may be separated from the other securities in the unit prior to the warrants’ expiration date.  Universal warrants issued in the United States may not be so separated prior to the 91st day after the issuance of the unit, unless otherwise specified in the applicable prospectus supplement.

Debt Warrants.  We may issue, together with debt securities or separately, warrants for the purchase of debt securities on terms to be determined at the time of sale.  We refer to this type of warrant as a “debt warrant.”

Index Warrants.  We may issue warrants entitling the holders thereof to receive from us, upon exercise, an amount in cash determined by reference to decreases or increases in the level of a specific index or in the levels (or relative levels) of two or more indices or combinations of indices, which index or indices may be based on one or more stocks, bonds or other securities, one or more currencies or currency units, or any combination of the foregoing, provided that any warrants that are based, in whole or in part, on one or more currency indices will be listed on a national securities exchange.  We refer to this type of warrant as an “index warrant.”

Universal Warrants.  We may also issue warrants to purchase or sell securities issued by us or another entity (other than our common stock), securities based on the performance of such entity, securities based on the performance of such entity but excluding the performance of a particular subsidiary or subsidiaries of such entity, a basket of securities, or any combination of the above.

We refer to the property in the above clauses as “warrant property.”  We refer to this type of warrant as a “universal warrant.”  We may satisfy our obligations, if any, with respect to any universal warrants by delivering the warrant property or the cash value of the securities, as described in the applicable prospectus supplement.

The prospectus supplement relating to the warrants being offered will specify the particular terms of, and other information relating to, those warrants.

Significant Provisions of the Warrant Agreements

We will issue the warrants under one or more warrant agreements to be entered into between us and a bank or trust company, as warrant agent, in one or more series, which will be described in the prospectus supplement for the warrants.  The forms of warrant agreements are filed as exhibits to the registration statement.  The following summarizes the significant provisions of the warrant agreements and the warrants and is not intended to be comprehensive.  Holders of the warrants should review the detailed provisions of the relevant warrant agreement for a full description and for other information regarding the warrants.  In addition, we will describe the specific terms that will apply to the warrants in an accompanying prospectus supplement, which will supplement and, if applicable, may modify or replace the general terms of the warrants described in the following section.  If there are any differences between the accompanying prospectus supplement and this prospectus, the prospectus supplement will control.

Modifications without Consent of Warrantholders.  We and the warrant agent may amend the terms of the warrants and the warrant certificates without the consent of the holders to:

•	cure any ambiguity,

•	cure, correct or supplement any defective or inconsistent provision, or

•	amend the terms in any other manner which will not adversely affect the interests of the holders in any material respect.

Modifications with Consent of Warrantholders.  We and the warrant agent, with the consent of the holders of not less than a majority in number of the then outstanding warrants affected, may modify or amend the warrant agreement.  However, we and the warrant agent may not, without the consent of each affected warrantholder:

•	change the exercise price of the warrants;

•	reduce the amount receivable upon exercise, cancellation or expiration of the warrants other than in accordance with adjustment provisions included in the terms of the warrants;

•	shorten the period of time during which the warrants may be exercised;

•	materially and adversely affect the exercise rights of the owners of the warrants; or

•	reduce the percentage of outstanding warrants the consent of whose owners is required for the modification of the applicable warrant agreement.

Merger, Consolidation, Sale or Other Disposition.  If at any time there we merge or consolidate or transfer substantially all of our assets, the successor corporation will succeed to and assume all of our obligations under each warrant agreement and the warrant certificates.  We will then be relieved of any further obligation under each of those warrant agreements and the warrants issued under those warrant agreements.  See “Description of Debt Securities — Consolidations, Mergers and Sales of Assets.”

Enforceability of Rights of Warrantholders.  The warrant agent will act solely as our agent in connection with the warrant certificates and will not assume any obligation or relationship of agency or trust for or with any holders of warrant certificates or beneficial owners of warrants.  Any holder of warrant certificates and any beneficial owner of warrants may, without the consent of any other person, enforce its right, and may institute any proceeding, on its own behalf, to exercise the warrants evidenced by the warrant certificates in the manner provided for in that series of warrants or pursuant to the applicable warrant agreement.  Prior to exercise, no holder of any warrant certificate or beneficial owner of any warrants will be entitled to any of the rights of a holder of the debt securities or any other warrant property that may be purchased upon exercise of the warrants, including, without limitation, the right to receive the payments on those debt securities or other warrant property or to enforce any of the covenants or rights in the Indenture or any other similar agreement.

Registration and Transfer of Warrants.  Subject to the terms of the applicable warrant agreement, warrants in definitive form may be presented for exchange and for registration of transfer, at the corporate trust office of the warrant agent for that series of warrants, or at any other office indicated in the prospectus supplement relating to that series of warrants, without service charge.  However, the holder will be required to pay any taxes and other governmental charges as described in the warrant agreement.  The transfer or exchange will be effected only if the warrant agent for the series of warrants is satisfied with the documents of title and identity of the person making the request.  See “Forms of Securities — Global Securities” for information regarding warrants in global form.

Replacement of Warrants.  We will replace any mutilated certificate evidencing a definitive warrant at the expense of the holder upon surrender of that certificate to the warrant agent.  We will replace certificates that have been destroyed, lost or stolen at the expense of the holder upon delivery to us and the warrant agent of evidence satisfactory to us and the warrant agent of the destruction, loss or theft of the certificates.  In the case of a destroyed, lost or stolen certificate, an indemnity satisfactory to the warrant agent and to us may be required at the expense of the holder of the warrant evidenced by that certificate before a replacement will be issued.

New York Law to Govern.  The warrants and each warrant agreement will be governed by, and construed in accordance with, the laws of the State of New York.

Description of Units of JPMorgan Chase & Co.

General

Units will consist of any combination of warrants, purchase contracts, debt securities issued by us, debt obligations or other securities of an entity affiliated or not affiliated with us or any other property (which we refer collectively as the “unit property”).  The units or units property may impose obligations on the holder, which may be secured by other items of unit property or other assets or security.  The applicable prospectus supplement will also describe:

•	the designation and the terms of the units and unit property may be traded separately or as other kinds of units;

•	whether holders of the units will be required to pledge any items to secure performance thereof, such as described in “— Description of Purchase Contracts of JPMorgan Chase & Co. —Purchase Contracts Issued as Part of Units — Pledge by Purchase Contract Holders to Secure Performance” below;

•	any additional terms of the applicable unit agreement;

•	any additional provisions for the issuance, payment, settlement, transfer or exchange of the units or of the unit property constituting the units; and

•	any applicable United States federal income tax consequences.

The terms and conditions described under “— Description of Debt Securities of JPMorgan Chase & Co.,” “— Description of Warrants of JPMorgan Chase & Co.,” “— Description of Purchase Contracts of JPMorgan Chase & Co.,” and those described below under “— Significant Provisions of the Unit Agreement,” will apply to each unit and to any unit property consisting of warrants, purchase contracts, debt securities issued by us, debt obligations or other securities of an entity affiliated or not affiliated with us or other property, as applicable, unless otherwise specified in the applicable prospectus supplement.

Significant Provisions of the Unit Agreement

We will issue the units under one or more unit agreements, each referred to as a unit agreement, to be entered into between us and a bank or trust company, as unit agent.  We may issue units in one or more series, which will be described in the applicable prospectus supplement for the units.  The form of unit agreement is incorporated by reference as an exhibit to the registration statement.  The following summarizes the significant provisions of the unit agreements and the units and is not intended to be comprehensive.  Holders of the units should review the detailed provisions of the relevant unit agreement for a full description and for other information regarding the units.  In addition, we will describe the specific terms that will apply to the units in an accompanying prospectus supplement, which will supplement and, if applicable, may modify or replace the general terms of the units described in the following section.   If there are any differences between the accompanying prospectus supplement and this prospectus, the prospectus supplement will control.

Remedies.  The unit agent will act solely as our agent in connection with the units governed by the unit agreement and will not assume any obligation or relationship of agency or trust for or with any holders of units or interests in those units.  Any holder of units or interests in those units may, without the consent of the unit agent or any other holder or beneficial owner of units, enforce, and may institute any proceeding against us, on its own behalf, its rights under the unit agreement.  However, the holders of units or interests in those units may only enforce their rights under the unit property underlying those units and the applicable purchase contract agreement in accordance with the terms of the Indenture, the applicable warrant agreement and the applicable purchase contract agreement.

Modification without Consent of Holders.  We and the unit agent may amend or supplement the unit agreement and the terms of the purchase contracts and the purchase contract certificates without the consent of the holders to:

•	cure any ambiguity;

•	cure, correct or supplement any defective or inconsistent provision in the agreement; or

•	amend the terms in any other manner which we may deem necessary or desirable and which will not adversely affect the interest of the affected holders of units in any material respect.

Modification with Consent of Holders.  We and the unit agent, with the consent of the holders of not less than a majority of units at the time outstanding, may modify or amend the rights of the affected holders of the affected units and the terms of the unit agreement.  However, we and the unit agent may not, without the consent of each affected holder of units, make any modifications or amendments that would:

•	materially and adversely affect the exercise rights of the affected holders, or

•	reduce the percentage of outstanding units the consent of whose owners is required to consent to a modification or amendment of the unit agreement.

Modifications of any debt securities issued pursuant to the Indenture and included in units may only be made in accordance with the Indenture, as described under “— Description of Debt Securities of JPMorgan Chase & Co. — Modification of the Indenture.” Modifications of any warrants included in units may only be made in accordance with the terms of the applicable warrant agreement as described under “— Description of Warrants of JPMorgan Chase & Co. — Significant Provisions of the Warrant Agreement.”

Merger, Consolidation, Sale or Conveyance.  The unit agreement provides that we will not merge or consolidate with any other person and will not sell or convey all or substantially all of our assets to any person unless:

•	we will be the continuing corporation, or the successor corporation or person that acquires all or substantially all of our assets:

•	will be a corporation organized under the laws of the United States, a state of the United States or the District of Columbia; and

•	will assume due and punctual performance of all of our obligations under the unit agreement; and

•	immediately after the merger, consolidation, sale or conveyance, we, that person or that successor corporation will not be in default in the performance of the covenants and conditions of the unit agreement applicable to us.

Replacement of Unit Certificates.  We will replace any mutilated certificate evidencing a definitive unit at the expense of the holder upon surrender of that certificate to the unit agent.  We will replace certificates that have been destroyed, lost or stolen at the expense of the holder upon delivery to us and the unit agent of evidence satisfactory to us and the unit agent of the destruction, loss or theft of the certificates.  In the case of a destroyed, lost or stolen certificate, an indemnity satisfactory to the unit agent and to us may be required at the expense of the holder of the units evidenced by that certificate before a replacement will be issued.

Title.  We, the unit agent, the trustee, the warrant agent and any of their agents will treat the registered holder of any unit as its owner, notwithstanding any notice to the contrary, for all purposes.

New York Law to Govern.  The unit agreement and the units will be governed by, and construed in accordance with, the laws of the State of New York.

Description of Purchase Contracts of JPMorgan Chase & Co.

We may issue purchase contracts, including purchase contracts issued as part of a unit with one or more items of unit property for the purchase or sale of, or settlement in cash based on the value of:

•	securities issued by us or by an entity affiliated or not affiliated with us, a basket of those securities, an index or indices of those securities or any combination of the above;

•	currencies;

•	commodities; or

•	other property.

We refer to the property in the above clauses as “purchase contract property.”

Each purchase contract will obligate the holder to purchase or sell, and obligate us to sell or purchase, on a specified date or dates, the purchase contract property at a specified price or prices, or cash in lieu of such purchase contract property, all as described in the applicable prospectus supplement.  The applicable prospectus supplement will also specify the methods by which the holders may purchase or sell the purchase contract property and any acceleration, cancellation or termination provisions or other provisions relating to the settlement of a purchase contract.

Purchase Contracts Issued as Parts of Units

Purchase contracts issued as parts of units will be governed by the terms and provisions of a unit agreement.  See “— Description of Units of JPMorgan Chase & Co. — Significant Provisions of the Unit Agreement.”  The accompanying prospectus supplement will specify the following:

•	whether the purchase contract obligates the holder to purchase or sell the purchase contract property;

•	whether and when a purchase contract issued as part of a unit may be separated from the other securities constituting part of that unit prior to the purchase contract’s settlement date;

•	the methods by which the holders may purchase or sell the purchase contract property;

•	any acceleration, cancellation or termination provisions or other provisions relating to the settlement of a purchase contract;

•	whether the purchase contracts will be issued in definitive or global form, although, in any case, the form of a purchase contract included in a unit will correspond to the form of the unit and of any debt security, warrant or other security included in that unit; and

•	any applicable United States federal income tax consequences.

Holders of the purchase contracts should review the detailed provisions of the relevant unit agreement for a full description and for other information regarding the purchase contracts.  In addition, we will describe the specific terms that will apply to the purchase contracts in an accompanying prospectus supplement, which will supplement and, if applicable, may modify or replace the general terms of the purchase contracts described in the following section.   If there are any differences between the accompanying prospectus supplement and this prospectus, the prospectus supplement will control.

Settlement of Purchase Contracts.  Where purchase contracts issued together with debt securities or debt obligations as part of a unit require the holders to buy purchase contract property, the unit agent may apply principal payments from the debt securities or debt obligations in satisfaction of the holders obligations under the related purchase contract as specified in the prospectus supplement.  The unit agent will not so apply the principal payments if the holder has delivered cash to meet its obligations under the purchase contract.  To settle the purchase contract and receive the purchase contract property, the holder must present and surrender the unit certificates at the office of the unit agent.  If a holder settles its obligations under a purchase contract that is part of a unit in cash rather than by delivering the debt security or debt obligation that is part of the unit, that debt security or debt obligation will remain outstanding, if the maturity extends beyond the relevant settlement date and, as more fully described in the applicable prospectus supplement, the holder will receive that debt security or debt obligation or an interest in the relevant global debt security.

Pledge by Purchase Contract Holders to Secure Performance.  To secure the obligations of the purchase contract holders contained in the unit agreement and in the purchase contracts, the holders, acting through the unit agent, as their attorney-in-fact, will assign and pledge the items in the following sentence, which we refer to as the “pledge,” to JPMorgan Chase Bank, National Association, in its capacity as collateral agent, for our benefit.  Except as otherwise described in the applicable prospectus supplement, the pledge is a security interest in, and a lien upon and right of set-off against, all of the holders’ right, title and interest in and to:

•	all or any portion of the debt securities, debt obligations or other securities that are, or become, part of units that include the purchase contracts, or other property as may be specified in the applicable prospectus supplement, which we refer to as the “pledged items;”

•	all additions to and substitutions for the pledged items as may be permissible, if so specified in the applicable prospectus supplement;

•	all income, proceeds and collections received or to be received, or derived or to be derived, at any time from or in connection with the pledged items described in the two immediately preceding clauses above; and

•	all powers and rights owned or thereafter acquired under or with respect to the pledged items.

The pledge constitutes collateral security for the performance when due by each holder of its obligations under the unit agreement and the applicable purchase contract.  Except as otherwise described in the applicable prospectus supplement, the collateral agent will forward all payments from the pledged items to us, unless the payments have been released from the pledge in accordance with the unit agreement.  If the terms of the unit so provide, we will use the payments received from the pledged items to satisfy the obligations of the holder of the unit under the related purchase contract.

Property Held in Trust by Unit Agent.  If a holder fails to settle its obligations under a purchase contract that is part of a unit and fails to present and surrender its unit certificate to the unit agent when required, that holder will not receive the purchase contract property.  Instead, the unit agent will hold that holder’s purchase contract property, together with any distributions, as the registered owner in trust for the benefit of the holder until the holder presents and surrenders the certificate or provides satisfactory evidence that the certificate has been destroyed, lost or stolen.  The unit agent or JPMorgan Chase & Co. may require an indemnity from the holder for liabilities related to any destroyed, lost or stolen certificate.  If the holder does not present the unit certificate, or provide the necessary evidence of destruction or loss and indemnity, on or before the second anniversary of the settlement date of the related purchase contract, the unit agent will pay to us the amounts it received in trust for that holder.  Thereafter, the holder may recover those amounts only from us and not the unit agent.  The unit agent will have no obligation to invest or to pay interest on any amount it holds in trust pending distribution.

Description of Debt Securities of JPMorgan Chase Financial Company LLC

General

In this “Description of Debt Securities of JPMorgan Chase Financial Company LLC” section, “we,” “us” and “our” refer only to JPMorgan Chase Financial Company LLC and not to any of its affiliates, including JPMorgan Chase & Co., references to the “Guarantor” refer only to JPMorgan Chase & Co. and not to any of its subsidiaries or affiliates, and all references to “debt securities” refer only to debt securities issued by JPMorgan Chase Financial Company LLC and not to any debt securities issued by JPMorgan Chase & Co.

The following description of the terms of the debt securities contains certain general terms that may apply to the debt securities.  The specific terms of any debt securities will be described in one or more prospectus supplements relating to those debt securities.

The debt securities will be issued under an Indenture among JPMorgan Chase Financial Company LLC, as issuer, JPMorgan Chase & Co., as guarantor, and Deutsche Bank Trust Company Americas, as trustee (as has been and as may be further supplemented from time to time, for purposes of this section entitled “Description of Debt Securities of JPMorgan Chase Financial Company LLC,” the “Indenture”).

We have summarized below the material provisions of the Indenture and the debt securities and guarantees issued under the Indenture or indicated which material provisions will be described in the related prospectus supplement.

These descriptions are only summaries, and each investor should refer to the Indenture, which describes completely the terms and definitions summarized below and contains additional information regarding the debt securities issued under it.  Where appropriate, we use parentheses to refer you to the particular sections of the Indenture.  Any reference to particular sections or defined terms of the Indenture in any statement under this heading qualifies the entire statement and incorporates by reference the applicable section or definition into that statement.

The debt securities will be our direct, unsecured general obligations, the payment on which is fully and unconditionally guaranteed by the Guarantor, and will have the same rank in liquidation as all of our other unsecured and unsubordinated debt.

The Indenture does not limit the aggregate principal amount of debt securities that may be issued under it.  The Indenture provides that debt securities may be issued up to the principal amount authorized by us from time to time. (Section 2.03)  We have previously established the Series A medium-term notes under the Indenture.  As of December 31, 2025, we had approximately $37.7 billion aggregate principal amount of Series A medium-term notes outstanding under the Indenture.  Our board of managers has authorized the issuance of securities under the registration statement to which this prospectus relates, including Series A medium-term notes, with an aggregate initial public offering price not to exceed $130 billion, to be issued on or after February 24, 2026.  Those securities with an aggregate initial public offering price of approximately $126.6 billion remain authorized and unissued as of March 31, 2026.

The Indenture allows us to reopen a previous issue of a series of debt securities and issue additional debt securities of that issue.  We have no obligation to take your interests into account when deciding whether to issue additional debt securities.  In addition, we are under no obligation to reopen any series of debt securities or to issue any additional debt securities.

The Guarantor is a holding company that holds the stock of the Bank and IHC.  The Guarantor conducts substantially all of its operations through subsidiaries, including the Bank and the IHC.  As a result, claims of the holders of the debt securities against the Guarantor under the guarantee will generally have a junior position to claims of creditors of the Guarantor’s subsidiaries.  Claims of the Guarantor’s subsidiaries’ creditors other than the Guarantor include substantial amounts of deposit liabilities, long-term debt and other liabilities.  In addition, the Guarantor is obligated to contribute to the IHC substantially all the net proceeds that the Guarantor receives from the issuance of securities (including any securities offered by use of this prospectus), and the ability of the Bank and the IHC to make payments to the Guarantor is limited.  As a result of these arrangements, the Guarantor’s ability to make various payments is dependent on its receiving dividends from the Bank and dividends and extensions of credit from the IHC.  These limitations could affect the Guarantor’s ability to pay interest on its debt securities, redeem or repurchase outstanding securities and fulfill its other payment obligations, including payment obligations under the guarantees of our debt securities.

As a finance subsidiary of the Guarantor, we have no independent operations beyond the issuance and administration of our securities and the collection of intercompany obligations.  Aside from the initial capital contribution from the Guarantor, substantially all of our assets relate to obligations of the Guarantor to make payments under loans made to the Guarantor by us or under other intercompany agreements.  As a result, we are dependent upon payments from the Guarantor to meet our obligations under our securities.  If the Guarantor does not make payments to us and we are unable to make payments on our securities, holders of our securities may have to seek payment under the related guarantee by the Guarantor, and that guarantee will rank pari passu with all other unsecured and unsubordinated obligations of the Guarantor.

We may issue debt securities from time to time in one or more series. (Section 2.03)  The debt securities may be denominated and payable in U.S. dollars or foreign currencies. (Section 2.03)  We may also issue debt securities, from time to time, with the principal amount, interest or other amounts payable on any relevant payment date to be determined by reference to one or more currency exchange rates, interest rates, swap rates, securities or baskets of securities, commodity prices, indices, basket of indices, or any other financial, economic or other measure or instrument, including the occurrence or non-occurrence of any event or circumstance.  The debt securities may also be issued as original issue discount debt securities, which will bear no interest or bear interest at below market rates and will be sold at a discount to their stated principal amount.  All references in this prospectus, or any prospectus supplement to other amounts will include premium, if any, and other cash amounts payable under the Indenture, if any.

The debt securities may bear interest at a fixed rate, which may be zero, or a floating rate.

The prospectus supplement relating to a particular series of debt securities being offered will specify the particular terms of, and other information relating to, those debt securities.

Holders may present debt securities for exchange or transfer, in the manner, at the places and subject to the restrictions stated in the debt securities and described in the applicable prospectus supplement.  We will provide these services without charge except for any tax or other governmental charge payable in connection with these services and subject to any limitations provided in the Indenture. (Section 2.08)

If any of the securities are held in global form, the procedures for transfer of interests in those securities will depend upon the procedures of the depositary for those global securities.  See “Forms of Securities.”

We will generally have no obligation to repurchase, redeem, or change the terms of the debt securities upon any event (including a change in control of us or the Guarantor) that might have an adverse effect on our or the Guarantor’s credit quality.

Events of Default and Waivers

Unless otherwise specified in the applicable prospectus supplement, an “Event of Default” with respect to a series of debt securities issued under the Indenture is defined in the Indenture as:

•	default in the payment of interest on any debt securities of that series and continuance of such default for 30 days;

•	default in the payment of principal or other amounts payable on any debt securities of that series when due, at maturity, upon redemption, by declaration, or otherwise;

•	default in the performance, or breach, of any other covenants or warranties applicable to us contained in the Indenture applicable to that series, and continuation of such default or breach for 90 days after written notice has been given by the trustee to us and the Guarantor or given by holders of at least 25% in aggregate principal amount of the outstanding securities of all series affected thereby to us, the Guarantor and the trustee;

•	certain events of our bankruptcy, insolvency, receivership, winding up or liquidation, whether voluntary or involuntary;

•	the guarantee ceases to be in full force and effect, other than in accordance with the Indenture, or the Guarantor denies or disaffirms its obligations under the guarantee, provided that no Event of Default with respect to the guarantee will occur as a result of, or because it is related directly or indirectly to, the insolvency of the Guarantor or the commencement of proceedings under Title 11 of the United States Code, or the appointment of a receiver for the Guarantor under Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or the Federal Deposit Insurance Corporation having separately repudiated the Guarantee in receivership, or the commencement of or certain other events of the Guarantor’s bankruptcy, insolvency, resolution, receivership, winding up or liquidation; or

•	any other event of default provided in the applicable supplemental indentures to the Indenture or form of security. (Section 5.01)

Unless otherwise specified in the applicable prospectus supplement, if an Event of Default occurs and is continuing because of a default in the payment of principal, interest or other amounts payable on the debt securities, a failure in the performance, or breach, of any covenant or agreement applicable to us, the guarantee ceasing to be in full force and effect, or any other event of default provided in the applicable supplemental indentures to the Indenture or form of security, either the trustee or the holders of not less than 25% in aggregate principal amount of the debt securities of such series then outstanding, treated as one class, by written notice to us and the Guarantor, may declare the principal of all outstanding debt securities of such series and any interest accrued thereon, to be due and payable immediately.  Unless otherwise specified in the applicable prospectus supplement, if a default due to specified events of our bankruptcy, insolvency, receivership, winding up or liquidation, occurs and is continuing, the principal of all outstanding debt securities and any interest accrued thereon will automatically, and without any declaration or other action on the part of the trustee or any holder, become immediately due and payable.  Subject to certain conditions such declarations may be annulled and past defaults may be waived by the holders of a majority in aggregate principal amount of the outstanding debt securities of the series affected. (Sections 5.01 and 5.10)

Events of bankruptcy, insolvency, resolution, receivership, winding up or liquidation relating to the Guarantor will not constitute an Event of Default with respect to any series of debt securities.  In addition, failure by the Guarantor to perform any of its covenants or warranties (other than a payment default) will not constitute an Event of Default with respect to any series of debt securities.  Therefore, events of bankruptcy, resolution, receivership, insolvency, winding up or liquidation relating to the Guarantor (in the absence of any such event occurring with respect to us) will not permit any of the debt securities to be declared due and payable and the trustee is not authorized to exercise any remedy against us or the Guarantor upon the occurrence or continuation of these events with respect to the Guarantor.  Instead, even if an event of bankruptcy, insolvency, resolution, receivership, winding up or liquidation relating to the Guarantor has occurred, the trustee and the holders of debt securities of a series will not be able to declare the relevant debt securities to be immediately due and payable unless there is an Event of Default with respect to that series as described above, such as our bankruptcy, insolvency, receivership, winding up or liquidation or a payment default by us or the Guarantor on the relevant debt securities.  The value you receive on any series of debt securities may be significantly less than what you would have otherwise received had our debt securities been declared due and payable immediately or the trustee been authorized to exercise any remedy against us or the Guarantor upon the occurrence or continuation of these events with respect to the Guarantor.

An Event of Default with respect to one series of debt securities does not necessarily constitute an Event of Default with respect to any other series of debt securities.  The Indenture requires the trustee to provide notice of default with respect to the debt securities within 90 days, unless the default is cured, but provides that the trustee may withhold notice to the holders of the debt securities of any default if the board of directors, the executive committee, or a trust committee of directors or trustees and/or responsible officers of the trustee determines in good faith that it is in the interest of the holders of the debt securities of the applicable series to do so.  The trustee may not withhold notice of a default in the payment of principal of, interest on or any other amounts due under, such debt securities. (Section 5.11)

The Indenture provides that the holders of a majority in aggregate principal amount of outstanding debt securities of each series affected, with all such series voting as a single class, may direct the time, method, and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee.  The trustee may decline to act if the direction is contrary to law and in certain other circumstances set forth in the Indenture. (Section 5.09)  The trustee is not obligated to exercise any of its rights or powers under the Indenture at the request or direction of the holders of debt securities unless the holders offer the trustee security or indemnity satisfactory to it against the costs, expenses and liabilities incurred therein or thereby. (Section 6.02(d))

No holder of any debt security of any affected series has the right to institute any action for remedy unless such holder has previously given to the trustee written notice of default, the trustee has failed to take action for 60 days after the holders of not less than 25% in aggregate principal amount of the debt securities of each affected series make written request upon the trustee to institute such action and have offered reasonable indemnity in connection with the same and the holders of a majority in aggregate principal amount of the debt securities of each affected series (voting as a single class) have not given direction to the trustee that is inconsistent with the written request referred to above. (Section 5.06)

However, the right of any holder of a debt security or coupon to receive payment of the principal of and interest on that debt security or coupon on or after its due date, or to institute suit for the enforcement of any such payment, may not be impaired or affected without the consent of that holder. (Section 5.07)

The Indenture requires us and the Guarantor to file annually with the trustee a written statement as to whether or not we or the Guarantor, as the case may be, have knowledge of a default. (Section 3.05)

Discharge, Defeasance and Covenant Defeasance

Discharge of Indenture.  The Indenture will cease to be of further effect with respect to debt securities of any series and the guarantee as it relates to debt securities of that series, except as to rights of registration of transfer and exchange, substitution of mutilated, defaced, lost or stolen debt securities, rights of holders to receive principal, interest or other amounts payable under the debt securities on the due date thereof (but not upon acceleration), rights and immunities of the trustee and rights of holders with respect to property deposited pursuant to the following provisions, and our obligation to maintain an office for payments, if at any time:

•	we or the Guarantor have paid the principal, interest and any other amounts payable under the debt securities of such series as and when due;

•	we have delivered to the trustee or the applicable paying agent for cancellation all debt securities of such series; or

•	the debt securities of such series not delivered to the trustee or the applicable paying agent for cancellation have become due and payable, or will become due and payable within one year, or are to be called for redemption within one year under arrangements satisfactory to the trustee or the applicable paying agent for the giving of notice of redemption, and we or the Guarantor has irrevocably deposited with the trustee or the applicable paying agent as trust funds the entire amount in cash or, in the case of securities payable in dollars, U.S. government obligations sufficient to pay all amounts due with respect to such debt securities on or after the date of such deposit, including at maturity or upon redemption of all such debt securities, including principal, interest and other amounts, and any mandatory sinking fund payments, on the dates on which such payments are due and payable. (Section 10.01)

The trustee, on our or the Guarantor’s demand, accompanied by an officers’ certificate of ours or the Guarantor’s, and an opinion of counsel and at our or the Guarantor’s cost and expense, will execute proper instruments acknowledging such satisfaction of and discharging the Indenture with respect to such series.

Defeasance of a Series of Securities at Any Time.  We and the Guarantor may also discharge all of our and the Guarantor’s obligations, other than those obligations that survive as referred to under “—Discharge of Indenture” above, under any series of debt securities at any time, which we refer to as “defeasance.”

We and the Guarantor may be released with respect to any outstanding series of debt securities from the obligations imposed by Article 9 of the Indenture, which contains the covenant described below limiting consolidations, mergers and asset sales, and any other obligations described in a prospectus supplement, and elect not to comply with those provisions without creating an Event of Default.  Discharge under these procedures is called “covenant defeasance.”

Defeasance or covenant defeasance may be effected only if, among other things:

•	we or the Guarantor irrevocably deposits with the trustee or the applicable paying agent cash or, in the case of debt securities payable only in U.S. dollars, U.S. government obligations, as trust funds in an amount certified to be sufficient to pay on each date that they become due and payable, the principal of, interest on, other amounts due under, and any mandatory sinking fund payments for, all outstanding debt securities of the series being defeased; and

•	we or the Guarantor delivers to the trustee an opinion of counsel to the effect that the beneficial owners of the series of debt securities being defeased will not recognize income, gain or loss for United States federal income tax purposes as a result of the defeasance or covenant defeasance and will be subject to United States federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance or covenant defeasance, as the case may be, had not occurred (in the case of a defeasance, the opinion of counsel must be based on a ruling of the Internal Revenue Service or a change in United States federal income tax law); and

•	in the case of a covenant defeasance, no Event of Default or event which with notice or lapse of time or both would become an Event of Default has occurred and is continuing on the date of our deposit with the trustee of cash or U.S. government obligations, as applicable, or, with respect to certain Events of Default, at any time during the period ending on the 91st day after the date of such deposit; and

•	in the case of a covenant defeasance, the covenant defeasance will not cause the trustee to have a conflicting interest for purposes of the Trust Indenture Act of 1939 with respect to any of our or the Guarantor’s debt securities; and

•	in the case of a covenant defeasance, the covenant defeasance will not cause any debt securities then listed on a national securities exchange to be delisted; and

•	the defeasance or covenant defeasance will not result in a breach or violation of, or constitute a default under, the Indenture or any other agreement or instrument to which we or the Guarantor is a party or by which we or the Guarantor are bound. (Section 10.01)

Modification of the Indenture

The Indenture contains provisions permitting us, the Guarantor and the trustee to modify the Indenture or the rights of the holders of debt securities with the consent of the holders of not less than a majority in aggregate principal amount of each outstanding series of debt securities affected by the modification.  Each holder of an affected debt security must consent to a modification that would:

•	extend the final maturity date of the principal of, or of any interest on, or other amounts payable under any debt security;

•	reduce the principal amount of, rate of interest on, or any other amounts due under any debt security;

•	change the currency or currency unit of payment of any debt security or certain provisions of the Indenture applicable to debt securities in foreign currencies;

•	change the method in which amounts of payments of principal, interest or other amounts are determined on any debt security;

•	reduce any amount payable upon redemption of any debt security;

•	impair the right of a holder to institute suit for the payment of a debt security or, if the debt securities provide, any right of repurchase at the option of the holder of a debt security;

•	reduce the percentage of debt securities of any series, the consent of the holders of which is required for any modification; or

•	make any change in the guarantee that would adversely affect the holders of the debt securities of such series or release the Guarantor from the guarantee other than pursuant to the terms of the Indenture. (Section 8.02)

The Indenture also permits us, the Guarantor and the trustee to amend the Indenture in certain circumstances without the consent of the holders of debt securities to evidence our or the Guarantor’s merger or the replacement of the trustee, to cure any ambiguity or to correct or supplement any defective or inconsistent provision, to make any change to the Indenture or our debt securities that we deem necessary or desirable and that does not materially and adversely affect the interests of holders of the debt securities and for certain other purposes. (Section 8.01)

Consolidations, Mergers, Sales and Transfers of Assets

Neither we nor the Guarantor may merge or consolidate with any other entity or sell, convey or transfer all or substantially all of their respective assets to any other entity, unless:

•	with respect to us:

•	either we are the continuing company in the case of a merger or consolidation or the successor entity in the case of a merger or consolidation (including an affiliate of the Guarantor) or the entity to whom those assets are sold, conveyed or transferred in the case of a sale, conveyance or transfer is a United States corporation or limited liability company that expressly assumes the due and punctual payment of the principal of, any interest on, or any other amounts due under the debt securities and the due and punctual performance and observance of all the covenants and conditions of the Indenture binding upon us, and

•	no Event of Default and no event which, with notice or lapse of time or both, would become an Event of Default has occurred or would be continuing, immediately after the merger or consolidation, or the sale, conveyance or transfer, and

•	with respect to the Guarantor:

•	either the Guarantor is the continuing corporation in the case of a merger or consolidation or the successor corporation in the case of a merger or consolidation or the entity to whom those assets are sold, conveyed or transferred in the case of a sale, conveyance or transfer is a United States corporation that expressly assumes the full and unconditional guarantee of the full and punctual payment of the principal of, any interest on, or any other amounts due under the debt securities and the due and punctual performance and observance of all the covenants and conditions of the Indenture binding upon the Guarantor, and

•	no Event of Default and no event which, with notice or lapse of time or both, would become an Event of Default has occurred or would be continuing, immediately after the merger or consolidation, or the sale, conveyance or transfer. (Sections 9.01 and 9.02)

Any transfer of material assets of the Guarantor to any other entity that occurs as a result of, or because it is related directly or indirectly to, any proceedings relative to the Guarantor under Title 11 of the United States Code or under a receivership under Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 or under any other applicable federal or state bankruptcy, insolvency, resolution or other similar law will be deemed to be a sale, conveyance or transfer of all or substantially all of the Guarantor’s assets.

There are no covenants or other provisions in the Indenture that would afford holders of debt securities additional protection in the event of a recapitalization transaction involving us or the Guarantor, a change of control of us or the Guarantor or a highly leveraged transaction involving us or the Guarantor.  The merger covenant described above would apply only if the recapitalization transaction, change of control or highly leveraged transaction were structured to include a merger or consolidation of us or the Guarantor or a sale or conveyance of all or substantially all of our or the Guarantor’s assets.  However, we may provide specific protections, such as a put right or increased interest, for particular debt securities, which we would describe in the applicable prospectus supplement.

JPMorgan Chase & Co. Guarantee

The Guarantor will fully and unconditionally guarantee the full and punctual payment of the principal of, interest on, and all other amounts payable under the debt securities when the same becomes due and payable, whether at maturity, upon redemption, repurchase at the option of the holders of the applicable debt securities or upon acceleration.  If for any reason we do not make any required payment in respect of our debt securities when due, the Guarantor will on demand pay the unpaid amount at the same place and in the same manner that applies to payments made by us under the Indenture.  The guarantee is of payment and not of collection. (Section 14.01)

The Guarantor’s obligations under the guarantee are unconditional and absolute.  However, (1) the Guarantor will not be liable for any amount of payment that we are excused from making or any amount in excess of the amount actually due and owing by us, and (2) any defense or counterclaims available to us (except those resulting solely from, or on account of, our insolvency or our status as debtor or subject of a bankruptcy or insolvency proceeding) will also be available to the Guarantor to the same extent as these defense or counterclaims are available to us, whether or not asserted by us. (Section 14.02)

Concerning the Trustee, Paying Agent, Registrar and Transfer Agent

We, the Guarantor and certain of their affiliates have a wide range of banking relationships with Deutsche Bank Trust Company Americas, The Bank of New York Mellon and The Bank of New York Mellon, London Branch.  The Bank of New York Mellon and, for debt securities settled through Euroclear Bank SA/NV or Clearstream Banking, S.A., Luxembourg, The Bank of New York Mellon, London Branch, will be the paying agents, authenticating agents, registrars and transfer agents for debt securities issued under the Indenture.

Deutsche Bank Trust Company Americas is initially serving as the trustee for the debt securities issued under our Indenture, to which JPMorgan Chase & Co. acts as a guarantor, the warrants issued under our warrant indenture, to which JPMorgan Chase & Co. acts as a guarantor, and the debt securities issued under JPMorgan Chase & Co.’s indenture.  Consequently, if an actual or potential event of default occurs with respect to any of these securities, the trustee may be considered to have a conflicting interest for purposes of the Trust Indenture Act of 1939, as amended.  In that case, the trustee may be required to resign under the Indenture, and we would be required to appoint a successor trustee.  For this purpose, a “potential” event of default means an event that would be an event of default if the requirements for giving us default notice or for the default having to exist for a specific period of time were disregarded.

Debt Securities in Foreign Currencies

Whenever the Indenture provides for an action by, or the determination of, any of the rights of, or any distribution to, holders of debt securities, in the absence of any provision to the contrary, any amount in respect of any debt security denominated in a currency or currency unit other than U.S. dollars may be treated for purposes of taking any such action or distribution as the amount of U.S. dollars that could reasonably be exchanged for such non-U.S. dollar amount.  This amount will be calculated as of a date that we specify to the trustee or, if we fail to specify a date, on a date that the trustee may determine.  (Section 11.11)

Replacement of Debt Securities

At the expense of the holder, we may, in our discretion, replace any debt security that has been mutilated, destroyed, lost or stolen or that is apparently destroyed, lost or stolen.  The mutilated debt security must be delivered to the paying agent and the registrar or satisfactory evidence of the destruction, loss or theft of the debt security must be delivered to us, the paying agent, the registrar and the trustee.  At the expense of the holder, an indemnity that is satisfactory to us, the Guarantor, the paying agent, the registrar and the trustee may be required before a replacement debt security will be issued.  (Section 2.09)

Governing Law and Judgments

The debt securities and the Indenture, including the guarantee, will be governed by, and construed in accordance with, the laws of the State of New York. (Section 11.08)  A judgment for money in an action based on debt securities payable in foreign currencies in a federal or state court in the United States ordinarily would be enforced in the United States only in U.S. dollars.  The date used to determine the rate of conversion of the foreign currency in which a particular debt security is payable into U.S. dollars will depend upon various factors, including which court renders the judgment.  However, if a judgment for money in an action based on the debt securities and the Indenture were entered by a New York court applying New York law, the court would render a judgment in that foreign currency, and the judgment would be converted into U.S. dollars at the rate of exchange prevailing on the date of entry of the judgment.

Description of Warrants of JPMorgan Chase Financial Company LLC

General

In this “Description of Warrants of JPMorgan Chase Financial Company LLC” section, “we,” “us” and “our” refer only to JPMorgan Chase Financial Company LLC and not to any of its affiliates, including JPMorgan Chase & Co., references to the “Guarantor” refer only to JPMorgan Chase & Co. and not to any of its subsidiaries or affiliates, and all references to “warrants” refer only to warrants issued by JPMorgan Chase Financial Company LLC and not to any warrants issued by JPMorgan Chase & Co.

The warrants are options that are securities within the meaning of Section 2(a)(1) of the Securities Act of 1933, as amended.

The following description of the terms of the warrants contains certain general terms that may apply to the warrants.  The specific terms of any warrants will be described in one or more prospectus supplements relating to those warrants.

The warrants will be issued under a Warrant Indenture among JPMorgan Chase Financial Company LLC, as issuer, JPMorgan Chase & Co., as guarantor, and Deutsche Bank Trust Company Americas, as trustee (as has been and as may be further supplemented from time to time, for purposes of this section entitled “Description of Warrants of JPMorgan Chase Financial Company LLC,” the “Indenture”).

We have summarized below the material provisions of the Indenture and the warrants and guarantees issued under the Indenture or indicated which material provisions will be described in the related prospectus supplement.

These descriptions are only summaries, and each investor should refer to the Indenture, which describes completely the terms and definitions summarized below and contains additional information regarding the warrants issued under it.  Where appropriate, we use parentheses to refer you to the particular sections of the Indenture.  Any reference to particular sections or defined terms of the Indenture in any statement under this heading qualifies the entire statement and incorporates by reference the applicable section or definition into that statement.

The warrants will be our unsecured contractual obligations, the payment on which is fully and unconditionally guaranteed by the Guarantor, and will have the same rank in liquidation as all of our other unsecured contractual obligations and all our other unsecured and unsubordinated debt.

The warrants entitle the holders thereof to receive from us, upon exercise (including automatic or deemed exercise), an amount in cash, if any, determined by reference to one or more securities, currencies, currency units, composite currencies or one or more baskets, indices or other combinations of any of the foregoing, provided that any warrants based, in whole or in part, on one or more currencies, currency units or composite currencies will be listed on a national securities exchange.

We intend to issue warrants only to the extent permitted under Rule 3a-5 of the Investment Company Act of 1940, as amended, or pursuant to another available exemption from registration as an “investment company” under the Investment Company Act of 1940, as amended.

The Indenture does not limit the aggregate number of warrants that may be issued under it.  The Indenture provides that warrants may be issued up to the number authorized by us from time to time. (Section 2.03)  As of the date of this prospectus, we have not issued any warrants.  Our board of managers has authorized the issuance of securities under the registration statement to which this prospectus relates, including warrants, with an aggregate initial public offering price not to exceed $130 billion, to be issued on or after February 24, 2026.  Those securities with an aggregate initial public offering price of approximately $126.6 billion remain authorized and unissued as of March 31, 2026.

The Indenture allows us to reopen a previous issue of a series of warrants and issue additional warrants of that issue.  We have no obligation to take your interests into account when deciding whether to issue additional warrants.  In addition, we are under no obligation to reopen any series of warrants or to issue any additional warrants.

The Guarantor is a holding company that holds the stock of the Bank and IHC.  The Guarantor conducts substantially all of its operations through subsidiaries, including the Bank and the IHC.  As a result, claims of the holders of the warrants against the Guarantor under the guarantee will generally have a junior position to claims of creditors of the Guarantor’s subsidiaries.  Claims of the Guarantor’s subsidiaries’ creditors other than the Guarantor include substantial amounts of deposit liabilities, long-term debt and other liabilities.  In addition, the Guarantor is obligated to contribute to the IHC substantially all the net proceeds that the Guarantor receives from the issuance of securities (including any securities offered by use of this prospectus), and the ability of the Bank and the IHC to make payments to the Guarantor is limited.  As a result of these arrangements, the Guarantor’s ability to make various payments is dependent on its receiving dividends from the Bank and dividends and extensions of credit from the IHC.  These limitations could affect the Guarantor’s ability to pay interest on its debt securities, redeem or repurchase outstanding securities and fulfill its other payment obligations, including payment obligations under the guarantees of our warrants.

As a finance subsidiary of the Guarantor, we have no independent operations beyond the issuance and administration of our securities and the collection of intercompany obligations.  Aside from the initial capital contribution from the Guarantor, substantially all of our assets relate to obligations of the Guarantor to make payments under loans made to the Guarantor by us or under other intercompany agreements.  As a result, we are dependent upon payments from the Guarantor to meet our obligations under our securities.  If the Guarantor does not make payments to us and we are unable to make payments on our securities, holders of our securities may have to seek payment under the related guarantee by the Guarantor, and that guarantee will rank pari passu with all other unsecured and unsubordinated obligations of the Guarantor.

We may issue warrants from time to time in one or more series. (Section 2.03)  The warrants may be denominated and payable in U.S. dollars or foreign currencies. (Section 2.03)  We may also issue warrants, from time to time, with the amounts payable on any relevant payment date to be determined by reference to one or more currency exchange rates, securities or baskets of securities, indices or basket of indices, provided that any warrants that are based, in whole or in part, on one or more currency exchange rates will be listed on a national securities exchange.

The prospectus supplement relating to a particular series of warrants being offered will specify the particular terms of, and other information relating to, those warrants.

Holders may present warrants for exchange or transfer, in the manner, at the places and subject to the restrictions stated in the warrants and described in the applicable prospectus supplement.  We will provide these services without charge except for any tax or other governmental charge payable in connection with these services and subject to any limitations provided in the Indenture. (Section 2.08)

If any of the securities are held in global form, the procedures for transfer of interests in those securities will depend upon the procedures of the depositary for those global securities.  See “Forms of Securities.”

We will generally have no obligation to repurchase, redeem, or change the terms of the warrants upon any event (including a change in control of us or the Guarantor) that might have an adverse effect on our or the Guarantor’s credit quality.

Events of Default and Waivers

Unless otherwise specified in the applicable prospectus supplement, an “Event of Default” with respect to any warrant of any series issued under the Indenture is defined in the Indenture as:

•	default in the payment of any amount payable on that warrant when due (but not such a default in respect of any other warrant of the same series or any other series), either upon exercise, upon redemption or otherwise;

•	failure by us for 90 days to perform any other covenants or warranties applicable to us contained in the Indenture applicable to that series after written notice has been given by the trustee to us and the Guarantor or given by holders of at least 25% in aggregate number of the outstanding warrants of all series affected thereby to us, the Guarantor and the trustee;

•	certain events of our bankruptcy, insolvency, receivership, winding up or liquidation, whether voluntary or involuntary;

•	the guarantee ceases to be in full force and effect, other than in accordance with the Indenture, or the Guarantor denies or disaffirms its obligations under the guarantee, provided that no Event of Default with respect to the guarantee will occur as a result of, or because it is related directly or indirectly to, the insolvency of the Guarantor or the commencement of proceedings under Title 11 of the United States Code, or the appointment of a receiver for the Guarantor under Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or the Federal Deposit Insurance Corporation having separately repudiated the Guarantee in receivership, or the commencement of or certain other events of the Guarantor’s bankruptcy, insolvency, resolution, receivership, winding up or liquidation;

•	any other event of default provided in the applicable supplemental indentures to the Indenture or form of security. (Section 5.01)

However, a failure by the Issuer to perform any obligation or otherwise observe any covenant in any warrant or in the Indenture insofar as it applies to any warrant will not constitute a default unless all conditions precedent to the obligations of the Issuer to be satisfied by the holder of that warrant have been satisfied. (Section 5.01)

Neither the trustee nor any holder is entitled, whether by reason of a default or otherwise, to demand or accelerate any payment on a warrant before the payment is otherwise due in accordance with the terms of that warrant. (Section 5.02)

Subject to certain conditions, past defaults may be waived by the holders of a majority in number of the outstanding warrants of the series affected. (Section 5.10)

Events of bankruptcy, insolvency, resolution, receivership, winding up or liquidation relating to the Guarantor will not constitute an Event of Default with respect to any series of warrants.  In addition, failure by the Guarantor to perform any of its covenants or warranties (other than a payment default) will not constitute an Event of Default with respect to any series of warrants.  Therefore, the trustee is not authorized to exercise any remedy against us or the Guarantor upon the occurrence or continuation of events of bankruptcy, resolution, receivership, insolvency, winding up or liquidation relating to the Guarantor (in the absence of any such event occurring with respect to us).  Instead, even if an event of bankruptcy, insolvency, resolution, receivership, winding up or liquidation relating to the Guarantor has occurred, the trustee and the holders of warrants of a series will not be entitled to institute any action or proceeding against us or the Guarantor unless there is an Event of Default with respect to that series as described above, such as our bankruptcy, insolvency, receivership, winding up or liquidation or a payment default by us or the Guarantor on the relevant warrants.  The value you receive on any series of warrants may be significantly less than what you would have otherwise received had our warrants authorized the trustee to exercise any remedy against us or the Guarantor upon the occurrence or continuation of these events with respect to the Guarantor.

An Event of Default with respect to one series of warrants does not necessarily constitute an Event of Default with respect to any other series of warrants.  The Indenture requires the trustee to provide notice of default with respect to the warrants within 90 days, unless the default is cured, but provides that the trustee may withhold notice to the holders of the warrants of any default if the board of directors, the executive committee, or a trust committee of directors or trustees and/or responsible officers of the trustee determines in good faith that it is in the interest of the holders of the warrants of the applicable series to do so.  The trustee may not withhold notice of a default in the payment of any money due, under such warrants. (Section 5.11)

The Indenture provides that the holders of a majority in number of outstanding warrants of each series affected, with all such series voting as a single class, may direct the time, method, and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee.  The trustee may decline to act if the direction is contrary to law and in certain other circumstances set forth in the Indenture. (Section 5.09)  The trustee is not obligated to exercise any of its rights or powers under the Indenture at the request or direction of the holders of warrants unless the holders offer the trustee security or indemnity satisfactory to it against the costs, expenses and liabilities incurred therein or thereby. (Section 6.02(d))

No holder of any warrant of any affected series has the right to institute any action for remedy unless such holder has previously given to the trustee written notice of default, the trustee has failed to take action for 60 days after the holders of not less than 25% in aggregate number of the warrants of each affected series make written request upon the trustee to institute such action and have offered reasonable indemnity in connection with the same and the holders of a majority in aggregate number of the warrants of each affected series (voting as a single class) have not given direction to the trustee that is inconsistent with the written request referred to above. (Section 5.06)

However, the right of any holder of a warrant to receive payment of the money due on that warrant on or after its payment date, to exercise that warrant in accordance with its terms, or to institute suit for the enforcement of any such payment and such right to exercise, may not be impaired or affected without the consent of that holder. (Section 5.07)

The Indenture requires us and the Guarantor to file annually with the trustee a written statement as to whether or not we or the Guarantor, as the case may be, have knowledge of a default. (Section 3.05)

Discharge

The Indenture will cease to be of further effect with respect to warrants of any series and the guarantee as it relates to warrants of that series, except as to rights of registration of transfer and exchange, substitution of mutilated, defaced, lost or stolen warrants, rights of holders to receive amounts payable under the warrants on the due date thereof, rights and immunities of the trustee and rights of holders with respect to property deposited pursuant to the following provisions, and our obligation to maintain an office for payments, if at any time:

•	we or the Guarantor have paid the amounts payable under the warrants of such series as and when due;

•	we have delivered to the trustee or the applicable paying agent for cancellation all warrants of such series; or

•	the warrants of such series not delivered to the trustee or the applicable paying agent for cancellation have been exercised, or will be automatically exercised within one year, or are to be called for redemption within one year under arrangements satisfactory to the trustee or the applicable paying agent for the giving of notice of redemption, and we or the Guarantor has irrevocably deposited with the trustee or the applicable paying agent as trust funds the entire amount in cash or, in the case of securities payable in dollars, U.S. government obligations sufficient to pay amounts due with respect to such warrants on or after the date of such deposit, including upon expiration, exercise or redemption of all such warrants, including all amounts on the dates on which such payments are due and payable. (Section 10.01)

The trustee, on our or the Guarantor’s demand, accompanied by an officers’ certificate of ours or the Guarantor’s, and an opinion of counsel and at our or the Guarantor’s cost and expense, will execute proper instruments acknowledging such satisfaction of and discharging the Indenture with respect to such series.

Modification of the Indenture

The Indenture contains provisions permitting us, the Guarantor and the trustee to modify the Indenture or the rights of the holders of warrants with the consent of the holders of not less than a majority in number of each outstanding series of warrants affected by the modification.  Each holder of an affected warrant must consent to a modification that would:

•	extend the final expiration date of any warrant;

•	reduce or extend the time of payment of any money due under any warrant;

•	change the currency or currency unit of payment of any warrant or certain provisions of the Indenture applicable to warrants in foreign currencies;

•	change the method in which amounts of payments are determined on any warrant;

•	reduce any amount payable upon exercise or redemption of any warrant;

•	impair the right of a holder to institute suit for the payment of a warrant, the right of a holder to exercise a warrant in accordance with its terms or, if the warrants provide, any right of repurchase at the option of the holder of a warrant;

•	reduce the percentage of warrants of any series, the consent of the holders of which is required for any modification; or

•	make any change in the guarantee that would adversely affect the holders of the warrants of such series or release the Guarantor from the guarantee other than pursuant to the terms of the Indenture. (Section 8.02)

The Indenture also permits us, the Guarantor and the trustee to amend the Indenture in certain circumstances without the consent of the holders of warrants to evidence our or the Guarantor’s merger or the replacement of the trustee, to cure any ambiguity or to correct or supplement any defective or inconsistent provision, to make any change to the Indenture or our warrants that we deem necessary or desirable and that does not materially and adversely affect the interests of holders of the warrants and for certain other purposes. (Section 8.01)

Consolidations, Mergers, Sales and Transfers of Assets

Neither we nor the Guarantor may merge or consolidate with any other entity or sell, convey or transfer all or substantially all of their respective assets to any other entity, unless:

•	with respect to us:

•	either we are the continuing entity in the case of a merger or consolidation or the successor entity in the case of a merger or consolidation (including an affiliate of the Guarantor) or the entity to whom those assets are sold, conveyed or transferred in the case of a sale, conveyance or transfer is a United States corporation or limited liability company that expressly assumes the due and punctual payment of the principal of, any interest on, or any other amounts due under the warrants and the due and punctual performance and observance of all the covenants and conditions of the Indenture binding upon us, and

•	no Event of Default and no event which, with notice or lapse of time or both, would become an Event of Default has occurred or would be continuing, immediately after the merger or consolidation, or the sale, conveyance or transfer, and

•	with respect to the Guarantor:

•	either the Guarantor is the continuing entity in the case of a merger or consolidation or the successor entity in the case of a merger or consolidation or the entity to whom those assets are sold, conveyed or transferred in the case of a sale, conveyance or transfer is a United States corporation that expressly assumes the full and unconditional guarantee of the full and punctual payment of the principal of, any interest on, or any other amounts due under the warrants and the due and punctual performance and observance of all the covenants and conditions of the Indenture binding upon the Guarantor, and

•	no Event of Default and no event which, with notice or lapse of time or both, would become an Event of Default has occurred or would be continuing, immediately after the merger or consolidation, or the sale, conveyance or transfer. (Sections 9.01 and 9.02)

Any transfer of material assets of the Guarantor to any other entity that occurs as a result of, or because it is related directly or indirectly to, any proceedings relative to the Guarantor under Title 11 of the United States Code or under a receivership under Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 or under any other applicable federal or state bankruptcy, insolvency, resolution or other similar law will be deemed to be a sale, conveyance or transfer of all or substantially all of the Guarantor’s assets.

There are no covenants or other provisions in the Indenture that would afford holders of warrants additional protection in the event of a recapitalization transaction involving us or the Guarantor, a change of control of us or the Guarantor or a highly leveraged transaction involving us or the Guarantor.  The merger covenant described above would apply only if the recapitalization transaction, change of control or highly leveraged transaction were structured to include a merger or consolidation of us or the Guarantor or a sale or conveyance of all or substantially all of our or the Guarantor’s assets.  However, we may provide specific protections, such as a put right for particular warrants, which we would describe in the applicable prospectus supplement.

JPMorgan Chase & Co. Guarantee

The Guarantor will fully and unconditionally guarantee the full and punctual payment of amounts payable under the warrants when the same becomes due and payable, whether at expiration, upon exercise, redemption or repurchase at the option of the holders of the applicable warrants.  If for any reason we do not make any required payment in respect of our warrants when due, the Guarantor will on demand pay the unpaid amount at the same place and in the same manner that applies to payments made by us under the Indenture.  The guarantee is of payment and not of collection. (Section 14.01)

The Guarantor’s obligations under the guarantee are unconditional and absolute.  However, (1) the Guarantor will not be liable for any amount of payment that we are excused from making or any amount in excess of the amount actually due and owing by us, and (2) any defense or counterclaims available to us (except those resulting solely from, or on account of, our insolvency or our status as debtor or subject of a bankruptcy or insolvency proceeding) will also be available to the Guarantor to the same extent as these defense or counterclaims are available to us, whether or not asserted by us. (Section 14.02)

Concerning the Trustee, Paying Agent, Registrar and Transfer Agent

We, the Guarantor and certain of their affiliates have a wide range of banking relationships with Deutsche Bank Trust Company Americas, The Bank of New York Mellon and The Bank of New York Mellon, London Branch.  The Bank of New York Mellon and, for warrants settled through Euroclear Bank SA/NV or Clearstream Banking, S.A., Luxembourg, The Bank of New York Mellon, London Branch, will be the paying agents, authenticating agents, registrars and transfer agents for warrants issued under the Indenture.

Deutsche Bank Trust Company Americas is initially serving as the trustee for the warrants issued under our Indenture, to which JPMorgan Chase & Co. acts as a guarantor, the debt securities issued under our indenture for debt securities, to which JPMorgan Chase & Co. acts as a guarantor, and the debt securities issued under JPMorgan Chase & Co.’s indenture.  Consequently, if an actual or potential event of default occurs with respect to any of these securities, the trustee may be considered to have a conflicting interest for purposes of the Trust Indenture Act of 1939, as amended.  In that case, the trustee may be required to resign under the Indenture, and we would be required to appoint a successor trustee.  For this purpose, a “potential” event of default means an event that would be an event of default if the requirements for giving us default notice or for the default having to exist for a specific period of time were disregarded.

Replacement of Warrants

At the expense of the holder, we may, in our discretion, replace any warrant that has been mutilated, destroyed, lost or stolen or that is apparently destroyed, lost or stolen.  The mutilated warrant must be delivered to the paying agent and the registrar or satisfactory evidence of the destruction, loss or theft of the warrant must be delivered to us, the paying agent, the registrar and the trustee.  At the expense of the holder, an indemnity that is satisfactory to us, the Guarantor, the paying agent, the registrar and the trustee may be required before a replacement warrant will be issued.  (Section 2.09)

Governing Law and Judgments

The warrants and the Indenture, including the guarantee, will be governed by, and construed in accordance with, the laws of the State of New York. (Section 11.08)  A judgment for money in an action based on warrants payable in foreign currencies in a federal or state court in the United States ordinarily would be enforced in the United States only in U.S. dollars.  The date used to determine the rate of conversion of the foreign currency in which a particular warrant is payable into U.S. dollars will depend upon various factors, including which court renders the judgment.  However, if a judgment for money in an action based on the warrants and the Indenture were entered by a New York court applying New York law, the court would render a judgment in that foreign currency, and the judgment would be converted into U.S. dollars at the rate of exchange prevailing on the date of entry of the judgment.

Forms of Securities

Each debt security, warrant, unit and purchase contract will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities.  Both definitive securities and global securities will be issued only in registered form, where our or JPMorgan Financial’s obligation runs to the holder of the security named on the face of the security or, if a registry is kept, the registered owner of the note in the registry, and not in bearer form, where our or JPMorgan Financial’s obligation would run to the bearer of the security.  Definitive securities name you or your nominee as the owner of the security, and in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable.  Registered global securities name a depositary or its common depositary or nominee as the owner of the debt securities, warrants, units or purchase contracts represented by these global securities.  The depositary maintains a computerized system that will reflect each investor’s beneficial ownership of the securities through an account maintained by the investor with its broker/dealer, bank, trust company or other representative, as we explain more fully below.

Book-Entry System

General.  Unless otherwise specified in the relevant prospectus supplement, the securities will be initially issued in the form of one or more fully registered global securities that will be deposited with or on behalf of one or more depositaries, including, without limitation, The Depository Trust Company (“DTC”), Euroclear Bank SA/NV (“Euroclear”) and/or Clearstream Banking, S.A., Luxembourg (“Clearstream”) and will be registered in the name of such depositary or its common depositary or nominee.  Under these circumstances, one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by registered global securities.  Unless and until it is exchanged in whole for securities in definitive registered form, a registered global security may not be transferred except as a whole by and among the depositary for the registered global security, the common depositaries or the nominees of the depositary or any successors of the depositary or those common depositaries or nominees.

The securities may be accepted for clearance by DTC, Euroclear and Clearstream.  Unless otherwise specified in the relevant prospectus supplement, the initial distribution of the securities will be cleared through DTC only.  Under these circumstances, beneficial interests in the registered global securities will be shown on, and transfers thereof will be effected only through, the book-entry records maintained by DTC and its direct and indirect participants, including, as applicable, Euroclear and Clearstream.

The laws of some states may require that some purchasers of securities take physical delivery of these securities in definitive form.  These laws may impair your ability to own, transfer or pledge beneficial interests in registered global securities.

Ownership of beneficial interests in a registered global security will be limited to persons, called participants, that have accounts with the depositary or persons that may hold interests through participants.  Upon the issuance of a registered global security, the depositary will credit, on its book entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the securities beneficially owned by the participants.  Any dealers, underwriters or agents participating in the distribution of the securities will designate the accounts to be credited.  Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants.

So long as the depositary, or its common depositary or nominee, is the registered owner of a registered global security, that depositary or its common depositary or nominee, as the case may be, will be considered the sole owner and holder of the securities represented by the registered global security for all purposes under the Indenture, warrant agreement, unit agreement or purchase contract, as applicable.  Except as described below, owners of beneficial interests in a registered global security will not be entitled to have the securities represented by the registered global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities under the Indenture, warrant agreement, unit agreement or purchase contract, as applicable.  Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for that registered global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the Indenture, warrant agreement, unit agreement or purchase contract, as applicable.  We and JPMorgan Financial understand that under existing industry practices, if we or JPMorgan Financial request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the Indenture, warrant agreement, unit agreement or purchase contract, as applicable, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.

The Clearing Systems.  DTC, Euroclear and Clearstream, as applicable, have advised us and JPMorgan Financial as follows:

DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended.  DTC holds and provides asset servicing for securities deposited with it by its participants (“direct participants”).  DTC also facilitates the post-trade settlement among direct participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between direct participants’ accounts.  This eliminates the need for physical movement of securities certificates.  Direct participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations.  DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”).  DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies.  DTCC is owned by the users of its regulated subsidiaries.  Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly.  The DTC rules applicable to its participants are on file with the SEC.  More information about DTC can be found at www.dtcc.com.  We and JPMorgan Chase & Co. make no representation or warranty as to the accuracy or completeness of the information displayed on such website, and such information is not incorporated by reference herein and should not be considered a part of this prospectus.

Euroclear holds securities for its participants and clears and settles transactions between its participants through simultaneous electronic book-entry delivery against payment, thus eliminating the need for physical movement of certificates.  Euroclear provides various other services, including safekeeping, administration, clearance and settlement and securities lending and borrowing, and interfaces with domestic markets in several countries.  Euroclear is operated by Euroclear Bank, under contract with Euroclear plc, a U.K. corporation.  Euroclear Bank conducts all operations, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with Euroclear Bank, not Euroclear plc.  Euroclear plc establishes policy for Euroclear on behalf of Euroclear participants.  Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include any underwriters for the securities.  Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.  Euroclear is an indirect participant in DTC.  Securities clearance accounts and cash accounts with Euroclear are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System (collectively, the “Euroclear Terms and Conditions”) and applicable law.  The Euroclear Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear and receipts of payments with respect to securities in Euroclear.

Clearstream is incorporated under the laws of The Grand Duchy of Luxembourg as a société anonyme and is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector (Commission de Surveillance du Secteur Financier).  Clearstream is owned by Deutsche Börse AG, a publicly traded company.  Clearstream holds securities for its participants and facilitates the clearance and settlement of securities transactions among its participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical movement of certificates.  Clearstream provides other services to its participants, including safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing.  Clearstream interfaces with domestic markets in several countries.  Clearstream’s customers include worldwide securities brokers and dealers, banks, trust companies and clearing corporations and may include professional financial intermediaries.  Its U.S. customers are limited to securities brokers, dealers and banks.  Indirect access to the Clearstream system is also available to others that clear through Clearstream customers or that have custodial relationships with its customers, such as banks, brokers, dealers and trust companies.  Clearstream is an indirect participant in DTC.  Clearstream has established an electronic bridge with Euroclear to facilitate settlement of trades between Clearstream and Euroclear.  Distributions with respect to securities held beneficially through Clearstream are credited to cash accounts of Clearstream customers in accordance with its rules and procedures, to the extent received by Clearstream.

Payments on Registered Global Securities.  Principal, interest payments on debt securities, other amounts due under debt securities and any payments to holders with respect to warrants, units or purchase contracts, represented by a registered global security registered in the name of a depositary or its common depositary or nominee will be made to the depositary or its common depositary or nominee, as the case may be, as the registered owner of the registered global security.  None of us, JPMorgan Financial, the trustees, the warrant agents, the unit agents or any of our or JPMorgan Financial’s other agents, agent of the trustees or agent of the warrant agents or unit agents will have any responsibility or liability for any aspect of the records relating to payments made on account of beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

We and JPMorgan Financial expect that the depositary for any of the securities represented by a registered global security, upon receipt of any payment of principal, interest, other amounts or other distribution of underlying securities or other property to holders on that registered global security, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in that registered global security as shown on the records of the depositary.  We and JPMorgan Financial also expect that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers registered in “street name,” and will be the responsibility of those participants.

Global Clearance and Settlement Procedures.  You will be required to make your initial payment for the securities in immediately available funds.  Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC rules and will be settled in immediately available funds using DTC's Same-Day Funds Settlement System, or any successor thereto.  Secondary market trading between Clearstream customers and/or Euroclear participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream and Euroclear and will be settled using the procedures applicable to conventional eurobonds in immediately available funds.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream customers or Euroclear participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by a U.S. depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (based on European time).  The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC.  Clearstream customers and Euroclear participants may not deliver instructions directly to their respective U.S. depositaries.

Investors should be aware that they will be able to make and receive deliveries, payments and other communications involving the securities through Clearstream and Euroclear only on days when those systems are open for business.  Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.  In addition, because of time-zone differences, there may be problems with completing transactions involving Clearstream and Euroclear on the same business day as in the United States.  U.S. investors who wish to transfer their interests in the securities, or to receive or make a payment or delivery of the securities, on a particular day, may find that the transactions will not be performed until the next business day in Luxembourg or Brussels, depending on whether Clearstream or Euroclear is used.

Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of securities among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

Issuance of Definitive Securities.  If the depositary for any of these securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be either a clearing agency registered under the Securities Exchange Act of 1934 and any other applicable statute or regulation or a foreign clearing agency regulated by a foreign financial authority as defined in Section 3(a)(52) of the Securities Exchange Act of 1934, including, without limitation, Clearstream and Euroclear, and a successor depositary registered as a clearing agency under the Securities Exchange Act of 1934 is not appointed by us or JPMorgan Financial, as the case may be, within 90 days, we or JPMorgan Financial, as applicable, will issue securities in definitive form in exchange for the registered global security that had been held by the depositary.  In addition, the Indenture permits us and JPMorgan Financial, as the case may be, at any time and in our or JPMorgan Financial’s sole discretion to decide not to have any of the securities issued under it represented by one or more registered global securities.  However, The Depository Trust Company, New York, New York has advised us and JPMorgan Financial that, under its current practices, it would notify its participants of our or JPMorgan Financial’s request, but will only withdraw beneficial interests from the global securities at the request of each DTC participant.  We or JPMorgan Financial, as the case may be, will issue securities in definitive form in exchange for the registered global security or all the securities representing those securities.  Any securities issued in definitive form in exchange for a registered global security will be registered in the name or names that the depositary gives to the trustee, warrant agent, unit agent or other relevant agent of ours, JPMorgan Financial’s or theirs.  It is expected that the depositary’s instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the registered global security that had been held by the depositary.

Form of Securities Included in Units

The form of any warrant included in a unit will correspond to the form of the unit and of any other security included in that unit.

Plan of Distribution (Conflicts of Interest)

We may sell our debt securities, warrants, units or purchase contracts and JPMorgan Financial may sell its debt securities or warrants fully and unconditionally guaranteed by us:

•	through agents;

•	through underwriters;

•	through dealers; and

•	directly to purchasers, any of whom may be customers of, engage in transactions with, or perform services for, us in the ordinary course of business.

If we or JPMorgan Financial offer and sell securities through an agent, that agent will be named, and any commissions payable to that agent by us or JPMorgan Financial, as applicable, will be set forth in the prospectus supplement.  Any agent will be acting on a best efforts basis.  An agent may be deemed to be an underwriter under the federal securities laws.

If underwriters are used in the sale of the securities, we or JPMorgan Financial, as applicable, will sign an underwriting agreement with them.  The underwriting agreement will provide that the obligations of the underwriters are subject to certain conditions and that the underwriters will be obligated to purchase all of the securities if any are purchased.  Underwriters will buy the securities for their own account and may resell them from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices determined at the time of sale.  Securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by the managing underwriters.  The name of the managing underwriter or underwriters, as well as any other underwriters, and the terms of the transaction, including compensation of the underwriters and dealers, if any, will be set forth in the prospectus supplement.  The underwriters named in the prospectus supplement will be the only underwriters for the securities offered by that prospectus supplement.

If a dealer is utilized in the sale of securities, we or JPMorgan Financial, as applicable, will sell those securities to the dealer, as principal or as agent for its customers.  The dealer may resell those securities to the public at varying prices to be determined by the dealer at the time of resale.  A dealer may be deemed to be an underwriter of those securities under the federal securities laws.  The name of the dealer and the terms of the transaction will be set forth in the prospectus supplement.

Our and JPMorgan Financial’s net proceeds will be the purchase price in the case of sales to a dealer, the public offering price less discount in the case of sales to an underwriter or the purchase price less commission in the case of sales through an agent — in each case, less other expenses attributable to issuance and distribution.

In order to facilitate the offering of these securities, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of these securities or any other securities the prices of which may be used to determine payments on these securities.  Specifically, the underwriters may sell more securities than they are obligated to purchase in connection with the offering, creating a short position for their own accounts.  A short sale is covered if the short position is no greater than the number or amount of securities available for purchase by the underwriters under any overallotment option.  The underwriters can close out a covered short sale by exercising the overallotment option or purchasing these securities in the open market.  In determining the source of securities to close out a covered short sale, the underwriters will consider, among other things, the open market price of these securities compared to the price available under the overallotment option.  The underwriters may also sell these securities or any other securities in excess of the overallotment option, creating a naked short position.  The underwriters must close out any naked short position by purchasing securities in the open market.  A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of these securities in the open market after pricing that could adversely affect investors who purchase in the offering.

As an additional means of facilitating the offering, the underwriters may bid for, and purchase, these securities or any other securities in the open market to stabilize the price of these securities or of any other securities.  Finally, in any offering of the securities through a syndicate of underwriters, the underwriting syndicate may also reclaim selling concessions allowed to an underwriter or a dealer for distributing these securities in the offering, if the syndicate repurchases previously distributed securities to cover syndicate short positions or to stabilize the price of these securities.  Any of these activities may raise or maintain the market price of these securities above independent market levels or prevent or retard a decline in the market price of these securities.  The underwriters are not required to engage in these activities, and may end any of these activities at any time.

We and JPMorgan Financial may agree to indemnify agents, underwriters or dealers against certain liabilities, including liabilities under the securities laws, or to contribute to payments that agents, underwriters or dealers may be required to make.  Agents, underwriters and dealers may be customers of, engage in transactions with or perform services for, us or JPMorgan Financial in the ordinary course of business.

We and JPMorgan Financial may directly solicit offers to purchase securities, and we or JPMorgan Financial may sell securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the securities laws.  The terms of any such sales will be described in the prospectus supplement.

We or JPMorgan Financial may enter into derivative or other hedging transactions with financial institutions.  These financial institutions may in turn engage in sales of securities to hedge their position, deliver this prospectus in connection with some or all of those sales and use the securities covered by this prospectus to close out any loan of securities or short position created in connection with those sales.  We or JPMorgan Financial may also sell securities short using this prospectus and deliver securities covered by this prospectus to close out any loan of securities or such short positions, or loan or pledge securities to financial institutions that in turn may sell the securities using this prospectus.  We or JPMorgan Financial may pledge or grant a security interest in some or all of the securities covered by this prospectus to support a derivative or hedging position or other obligation and, if we or JPMorgan Financial default in the performance of our or JPMorgan Financial’s obligations, the pledgees or secured parties may offer and sell the securities from time to time pursuant to this prospectus.

We or JPMorgan Financial may loan or pledge securities to a financial institution or other third party that in turn may sell the securities using this prospectus.  Such financial institution or third party may transfer its short position to investors in our or JPMorgan Financial’s securities or in connection with a simultaneous offering of other securities offered by this prospectus.

If so indicated in the applicable prospectus supplement, one or more firms, including J.P. Morgan Securities LLC, which we refer to as “remarketing firms,” may also offer or sell the securities in connection with a remarketing arrangement upon their purchase.  Remarketing firms may act as principals for their own accounts or as agents for us.  These remarketing firms will offer or sell the securities in accordance with a redemption or repurchase pursuant to the terms of the securities.  The prospectus supplement will identify any remarketing firm and the terms of its agreement, if any, with us or JPMorgan Financial and will describe the remarketing firm’s compensation.  Remarketing firms may be deemed to be underwriters in connection with the securities they remarket.  Remarketing firms may be entitled under agreements that may be entered into with us or JPMorgan Financial to indemnification by us or JPMorgan Financial against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, and may be customers of, engage in transactions with or perform services for us and JPMorgan Financial in the ordinary course of business.

We and/or JPMorgan Financial may authorize agents, underwriters and dealers to solicit offers by certain institutions to purchase the securities from us or JPMorgan Financial at the public offering price stated in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future and on terms described in the prospectus supplement.  These contracts will be subject only to those conditions described in the prospectus supplement, and the prospectus supplement will state the commission payable for solicitation of these offers.  Institutions with which delayed delivery contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions but will in all cases be institutions that we or JPMorgan Financial have approved.

These contracts will be subject only to the conditions that:

•	the underwriters purchase the securities at the time of the contract; and

•	the purchase is not prohibited under the laws of any jurisdiction in the United States to which the purchase is subject.

We or JPMorgan Financial will pay a commission, as indicated in the prospectus supplement, to agents and dealers soliciting purchases of securities pursuant to delayed delivery contracts that we or JPMorgan Financial have accepted.

This prospectus and related prospectus supplement may be used by direct or indirect wholly owned subsidiaries of ours, including J.P. Morgan Securities LLC, in connection with offers and sales related to secondary market transactions in the securities.  Those subsidiaries may act as principal or agent in those transactions.  Secondary market sales will be made at prices related to prevailing market prices at the time of sale.

Following the initial distribution of any of the securities, our affiliates may offer and sell these securities in the course of their business as broker dealers.  Our affiliates may act as principals or agents in these transactions and may make any sales at varying prices related to prevailing market prices at the time of sale or otherwise.  None of our affiliates is obligated to make a market in any of these securities and may discontinue any market making activities at any time without notice.

Conflicts of Interest

J.P. Morgan Securities LLC has a “conflict of interest” within the meaning of FINRA Rule 5121 in any offering of the securities in which it participates because we own, directly or indirectly, all of the outstanding equity securities of J.P. Morgan Securities LLC, because J.P. Morgan Securities LLC and JPMorgan Financial are under common control by us and because the net proceeds received from the sale of the securities will be used, in part, by J.P. Morgan Securities LLC or its affiliates in connection with hedging our or JPMorgan Financial’s obligations under the securities.  The offer and sale of the securities by J.P. Morgan Securities LLC will comply with the requirements of FINRA Rule 5121 regarding a FINRA member firm’s participation in a public offering of securities of an affiliate.  In accordance with FINRA Rule 5121, neither J.P. Morgan Securities LLC nor any other affiliated underwriter, agent or dealer of ours or JPMorgan Financial’s may sell the securities to any of its discretionary accounts without the specific written approval of the customer.

Independent Registered Public Accounting Firm

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to JPMorgan Chase & Co.’s Annual Report on Form 10-K for the year ended December 31, 2025 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

Legal Matters

The validity of the securities will be passed upon for JPMorgan Chase & Co. and JPMorgan Chase Financial Company LLC by Simpson Thacher & Bartlett LLP.  The validity of certain of the securities will be passed upon for JPMorgan Chase & Co. and JPMorgan Chase Financial Company LLC by Davis Polk & Wardwell LLP, as special products counsel, by Sidley Austin llp, as counsel, or by Latham & Watkins LLP, as special product counsel.  Davis Polk & Wardwell LLP will also pass upon certain legal matters relating to the securities for the agents.  Each of Simpson Thacher & Bartlett LLP, Davis Polk & Wardwell LLP, Sidley Austin llp and Latham & Watkins LLP has in the past represented JPMorgan Chase & Co. and its affiliates and continues to represent JPMorgan Chase & Co. and its affiliates on a regular basis and in a variety of matters.

Benefit Plan Investor Considerations

A fiduciary of a pension, profit-sharing or other employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), including entities such as collective investment funds, partnerships and separate accounts whose underlying assets include the assets of such plans (collectively, “ERISA Plans”) should consider the fiduciary standards of ERISA in the context of the ERISA Plan’s particular circumstances before authorizing an investment in the securities.  Among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the ERISA Plan.

Section 406 of ERISA and Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), prohibit ERISA Plans, as well as plans (including individual retirement accounts and Keogh plans) subject to Section 4975 of the Code (together with ERISA Plans, “Plans”), from engaging in certain transactions involving the “plan assets” with persons who are “parties in interest” under ERISA or “disqualified persons” under Section 4975 of the Code (in either case, referred to herein as “Parties in Interest”) with respect to such Plans.  As a result of our and their businesses, we and our current and future affiliates (including JPMorgan Financial), as well as any unaffiliated dealers, may be Parties in Interest with respect to many Plans.  Where we (or one of our affiliates, including JPMorgan Financial) or an unaffiliated dealer is a Party in Interest with respect to a Plan (either directly or by reason of such entity’s ownership interests in its directly or indirectly owned subsidiaries), the purchase and holding of the securities by or on behalf of the Plan could be a prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Code, unless statutory or administrative exemptive relief were available. A Party in Interest who engages in a non-exempt prohibited transaction may be subject to excise taxes or other liabilities under ERISA and the Code.  In addition, a fiduciary of the Plan who engages in a non-exempt prohibited transaction may be subject to penalties and liabilities under ERISA and the Code.

In this regard, certain prohibited transaction class exemptions (“PTCEs”) issued by the U.S. Department of Labor may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase or holding of the securities by Plans.  Those class exemptions are PTCE 96-23 (for certain transactions determined by in-house asset managers), PTCE 95-60 (for certain transactions involving insurance company general accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 90-1 (for certain transactions involving insurance company separate accounts) and PTCE 84-14 (for certain transactions determined by independent qualified asset managers).  In addition, ERISA Section 408(b)(17) and Section 4975(d)(20) of the Code may provide a limited exemption for the purchase and sale of the securities and related lending transactions, provided that neither the issuer of the securities nor any of its affiliates have or exercise any discretionary authority or control or render any investment advice with respect to the assets of the Plan involved in the transaction and provided further that the Plan pays no more, and receives no less, than adequate consideration in connection with the transaction (the so-called “service provider exemption”).  There can be no assurance that any of these statutory or class exemptions or any other exemptions will be available with respect to transactions involving the securities.

Accordingly, the securities may not be purchased or held by any Plan, any entity whose underlying assets include “plan assets” by reason of any Plan’s investment in the entity (a “Plan Asset Entity”) or any person investing “plan assets” of any Plan, unless such purchaser or holder is eligible for the exemptive relief available under PTCE 96-23, 95-60, 91-38, 90-1 or 84-14 or the service-provider exemption or there is some other basis on which the purchase and holding of the securities will not constitute or result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code.  Each purchaser or holder of the securities or any interest therein will be deemed to have represented by its purchase or holding of the securities that (a) it is not a Plan or a Plan Asset Entity and its purchase and holding of the securities is not made on behalf of or with “plan assets” of a Plan or a Plan Asset Entity or (b) its purchase, holding and subsequent disposition of the securities will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code.

Governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA), and non-U.S. plans (as described in Section 4(b)(4) of ERISA) (collectively, “Non-ERISA Arrangements”) are not subject to the fiduciary responsibility or prohibited transaction rules of ERISA or Section 4975 of the Code, but may be subject to similar rules under other applicable laws or regulations (“Similar Laws”).  Accordingly, each such purchaser or holder of the securities shall be required to represent and be deemed to have represented by its purchase or holding of the securities that its purchase, holding and subsequent disposition of the securities will not constitute or result in a violation of any applicable Similar Laws.

Due to the complexity of these rules, it is particularly important that fiduciaries or other persons considering purchasing the securities on behalf of or with “plan assets” of any Plan, Plan Asset Entity or Non-ERISA Arrangement consult with their counsel regarding the relevant provisions of ERISA, the Code or applicable Similar Laws and the availability of exemptive relief under PTCE 96-23, 95-60, 91-38, 90-1, 84-14, the service provider exemption or some other basis on which the acquisition and holding of the securities will not constitute or result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code or a violation of any applicable Similar Laws.

The securities are contractual financial instruments.  The financial exposure provided by the securities is not a substitute or proxy for, and is not intended as a substitute or proxy for, individualized investment management or advice for the benefit of any purchaser or holder of the securities.  The securities have not been designed and will not be administered in a manner intended to reflect the individualized needs and objectives of any purchaser or holder of the securities.

Each purchaser or holder of any securities acknowledges and agrees that:

(i)	the purchaser or holder or its fiduciary has made and shall make all investment decisions for the purchaser or holder and the purchaser or holder has not relied and shall not rely in any way upon us or our affiliates (including JPMorgan Financial) to act as a fiduciary or adviser of the purchaser or holder with respect to (A) the design and terms of the securities, (B) the purchaser or holder’s investment in the securities, or (C) the exercise of or failure to exercise any rights the purchaser or holder or we or any of our affiliates (including JPMorgan Financial) has under or with respect to the securities;

(ii)	we and our affiliates (including JPMorgan Financial) have acted and will act solely for our own accounts in connection with (A) all transactions relating to the securities and (B) all hedging transactions in connection with our or our affiliates’ (including JPMorgan Financial’s) obligations under the securities;

(iii)	any and all assets and positions relating to hedging transactions by us or our affiliates (including JPMorgan Financial) are assets and positions of those entities and are not assets and positions held for the benefit of the purchaser or holder;

(iv)	our and JPMorgan Financial’s interests are adverse to the interests of the purchaser or holder; and

(v)	neither we nor any of our affiliates (including JPMorgan Financial) is a fiduciary or adviser of the purchaser or holder in connection with any such assets, positions or transactions, and any information that we or any of our affiliates (including JPMorgan Financial) may provide is not intended to be impartial investment advice.

Each purchaser and holder of the securities has exclusive responsibility for ensuring that its purchase, holding and subsequent disposition of the securities does not violate the fiduciary or prohibited transaction rules of ERISA, the Code or any applicable Similar Laws.  The sale of any securities to any Plan, Plan Asset Entity or Non-ERISA Arrangement is in no respect a representation or advice by us or any of our affiliates (including JPMorgan Financial) or representatives as to whether such an investment is appropriate for, or meets all relevant legal requirements with respect to investments by, Plans, Plan Asset Entities or Non-ERISA Arrangements generally or any particular Plan, Plan Asset Entity or Non-ERISA Arrangement. Neither this discussion nor anything in this prospectus is or is intended to be investment advice directed at any potential Plan, Plan Asset Entity or Non-ERISA Arrangement purchaser or at such purchasers generally.